Exhibit 4.2

Execution Version

SECOND REFINANCING AMENDMENT TO

CREDIT AGREEMENT

SECOND REFINANCING AMENDMENT, dated as of June 14, 2024 (this “Second Refinancing Amendment”), by and among SALLY HOLDINGS LLC, a Delaware limited liability company (“Sally Holdings”), SALLY CAPITAL INC., a Delaware corporation (“Sally Capital” and, together with “Sally Holdings”, each individually a “Borrower” and collectively the “Borrowers”), SALLY BEAUTY HOLDINGS, INC., a Delaware corporation (“Holding”), and SALLY INVESTMENT HOLDINGS LLC, a Delaware limited liability company (“Intermediate Holdings”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and as arranger of the 2024 Refinancing Term Loan Facility (as defined below) (in such capacity, the “2024 Refinancing Arranger”), the Facility Lenders, and the other Guarantors party hereto.

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of February 28, 2023 (as amended, restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and as further amended by this Second Refinancing Amendment, the “Amended Credit Agreement”), by and among, among others, Sally Holdings, Sally Capital, Holding, Intermediate Holdings, the Administrative Agent, each Lender from time to time party thereto;

WHEREAS, on the date hereof (but prior to giving effect to this Second Refinancing Amendment), there are outstanding Term B Loans under the Credit Agreement in an aggregate principal amount of $396,000,000 (the “Refinanced Debt”);

WHEREAS, in connection with the repricing of the Refinanced Debt, the Borrowers intend to (a) incur Replacement Term Loans under Section 9.01 of the Amended Credit Agreement in an aggregate amount of up to $396,000,000 (the “2024 Term Loans”, which loans are extended under the term loan facility described herein, the “2024 Refinancing Term Loan Facility”), which shall be incurred on the Second Refinancing Amendment Effective Date (as defined in Section 5 below) and (b) amend the Credit Agreement to account for the 2024 Refinancing Term Loan Facility (the “Amendments”);

WHEREAS, the Borrowers intend to apply the proceeds of the borrowings under the 2024 Refinancing Term Loan Facility under this Second Refinancing Amendment on the Second Refinancing Amendment Effective Date to refinance and prepay the Refinanced Debt in full;

WHEREAS, certain Lenders party hereto have advised the 2024 Refinancing Arranger that they wish to become 2024 Term Lenders (as defined below) and to extend credit to the Borrowers in the form of 2024 Term Loans in accordance with the terms set out herein;

WHEREAS, in connection with the 2024 Term Loans, each existing Term Lender (each, an “Existing Term Lender”) that elects a “Consent and Convert (Cashless Settlement)” option on the Lender Election in the form attached to the Memorandum to Lenders posted to the Lenders on June 3, 2024 (a “Lender Commitment”) will thereby (i) consent to the terms of this Second Refinancing Amendment and the Cashless Roll Letter dated on or about the date hereof (the “Cashless Roll Letter”) from the Borrowers to the Existing Term Lenders and acknowledged by the Administrative Agent and the 2024 Refinancing Arranger, (ii) become a party to this Second Refinancing Amendment and the Cashless Roll Letter, and (iii) agree to continue all (or such lesser amount as the 2024 Refinancing Arranger allocates in its discretion) of its Term B Loans outstanding on the Second Refinancing Amendment Effective Date as

US-LEGAL-12182129

2024 Term Loans in a principal amount equal to the aggregate principal amount of its Term B Loans (or such lesser amount as the 2024 Refinancing Arranger allocates in its discretion) (such portion of the 2024 Term Loans, the “Continued Loans” and all such Lenders, collectively, the “Continuing Term Lenders”; the Existing Term Lenders that are not Continuing Term Lenders, collectively, the “Non-Continuing Lenders”);

WHEREAS, each Person (other than a Continuing Term Lender in its capacity as such) that agrees to make 2024 Term Loans (collectively, the “Additional Term Lenders” and together with the Continuing Term Lenders, the “2024 Term Lenders”) will make 2024 Term Loans to the Borrowers on the Second Refinancing Amendment Effective Date (the “Additional 2024 Term Loans”) in an amount equal to its Additional 2024 Term Commitment (defined below); and

WHEREAS, each 2024 Term Lender has indicated its willingness to lend 2024 Term Loans up to (A) in the case of Continuing Term Lenders, a principal amount equal to the aggregate principal amount of its Term B Loans (or such lesser amount as the 2024 Refinancing Arranger allocates in its discretion) and (B) in the case of Additional Term Lenders, in an amount equal to its Additional 2024 Term Commitment on the terms and subject to the conditions herein and in the Amended Credit Agreement, the proceeds of which will be used for the purposes specified in this Second Refinancing Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, Holding, Intermediate Holdings, the other Loan Parties party hereto, the Administrative Agent and the other parties hereto hereby agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Credit Agreement has the meaning assigned to such term in the Amended Credit Agreement (including, prior to the Second Refinancing Amendment Effective Date, in the form of Credit Agreement attached hereto as Annex 2). Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Second Refinancing Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Amendments to the Credit Agreement.

Subject to the satisfaction of the conditions to effectiveness specified in Section 5 hereof, with effect from the Second Refinancing Amendment Effective Date and immediately upon giving effect to the transactions referred to in Section 3 below, the Credit Agreement and each Exhibit and Schedule thereto is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex 2 hereto.

SECTION 3. 2024 Refinancing Term Loan Facility

Subject only to the satisfaction of the conditions to effectiveness specified in Section 5 hereof, and with effect from the Second Refinancing Amendment Effective Date:

(a)
The Administrative Agent has prepared a schedule which sets forth the new allocated commitments received by it with respect to the 2024 Term Lenders. The Administrative Agent has notified each 2024 Term Lender of its allocated commitment for the 2024 Term Loans. Each 2024 Term Lender hereby agrees to make 2024 Term Loans up to the aggregate principal amount of (x) in the case of

Continuing Term Lenders, a principal amount equal to the aggregate principal amount of its Term B Loans (or such lesser amount as the 2024 Refinancing Arranger allocates in its discretion) in the form of Continued Loans and (Y) in the case of Additional Term Lenders, in an amount equal to its Additional 2024 Term Commitment in the form of Additional 2024 Term Loans (collectively for all 2024 Term Lenders, the “2024 Term Commitments”) on the Second Refinancing Amendment Effective Date. Without prejudice to the foregoing:

(i)
each Continuing Term Lender (x) severally agrees to continue all (or such lesser amount as the

2024 Refinancing Arranger allocates in its discretion) of its Term B Loans as 2024 Term Loans in a principal amount equal to the principal amount of its Term B Loans (or such lesser amount as the 2024 Refinancing Arranger allocates in its discretion; any such principal amount of Term B Loans not allocated by the 2024 Refinancing Arranger as Continued Loans, the “Non- Allocated Existing Term Loans”) and (y) shall be deemed for the purpose of the Credit Agreement as amended hereby to have made a 2024 Term Loan in an aggregate principal amount equal to the aggregate principal amount of its Term B Loan minus the principal amount of its Non-Allocated Existing Term Loans (if any) on the Second Refinancing Amendment Effective Date; and

(ii)
each Additional Term Lender severally agrees to make a 2024 Term Loan to the Borrowers on the Second Refinancing Amendment Effective Date in a principal amount equal to its Additional 2024 Term Commitment, which amount shall be made available to the Administrative Agent in immediately available funds in accordance with the Amended Credit Agreement. The “Additional 2024 Term Commitment” of any Additional Term Lender will be the amount allocated to such Lender by the 2024 Refinancing Arranger. On the Second Refinancing Amendment Effective Date, the proceeds of the Additional 2024 Term Loans shall be applied to refinance (A) the Term B Loans of the Non-Continuing Lenders and (B) the Non- Allocated Existing Term Loans of the Continuing Term Lenders.

(b)
The 2024 Term Loans effected pursuant to the exchange mechanism under Section 3(a)(i) hereof shall be allocated ratably to the outstanding Borrowings of the Term B Loans (based upon the relative principal amounts of Borrowings of the Term B Loans subject to different Interest Periods immediately prior to giving effect thereto). Each resulting Borrowing of Continued Loans shall constitute a new “Borrowing” under the Amended Credit Agreement and be subject to the same Interest Period applicable to the Borrowing of the Term Loans to which it relates, which Interest Period shall continue in effect until such Interest Period expires and a new Type of Borrowing is selected in accordance with the provisions of Section 2.03 of the Amended Credit Agreement.
(c)
On the Second Refinancing Amendment Effective Date, (i) each Non-Continuing Lender shall have its Term B Loans prepaid in cash in full, and the Borrowers shall pay in cash to each Non- Continuing Lender all accrued and unpaid interest on, premiums and fees, and any breakage loss or expenses due under Section 2.14 of the Credit Agreement, in each case related to, such Non-Continuing Lender’s Term B Loans to, but not including, the Second Refinancing Amendment Effective Date; and (ii) each Continuing Term Lender with Non-Allocated Existing Term Loans shall have its Non-Allocated Existing Term Loans prepaid in cash in full, and the Borrowers shall pay in cash to each such Continuing Term Lender all accrued and unpaid interest on, premiums and fees related to, such Continuing Term Lender’s Non-Allocated Existing Term Loans to, but not including, the Second Refinancing Amendment Effective Date. Each Continuing Term Lender hereby waives any entitlement to any breakage loss or expenses due under Section 2.14 of the Credit Agreement with respect to the repayment of any Term B Loans it holds as an existing Lender which have been replaced or repaid with the 2024 Term Loans on the Second Refinancing Amendment Effective Date.
(d)
Immediately upon the incurrence of the 2024 Term Loans on the Second Refinancing Amendment Effective Date, the 2024 Term Loans shall, to the extent permitted by applicable law, be secured by the same collateral and guaranteed on the same terms as the existing Loans. Pursuant to Section

9.01 of the Amended Credit Agreement, the 2024 Term Loans shall have the terms set forth in this Second Refinancing Amendment and the Amended Credit Agreement.

(e)
Promptly following the Second Refinancing Amendment Effective Date, all promissory notes issued under the Credit Agreement, if any, evidencing the Refinanced Debt shall be cancelled, and any Lender of the 2024 Term Loans may request that its 2024 Term Loans be evidenced by a note pursuant to Section 2.07(e) of the Amended Credit Agreement.

(f)
The 2024 Term Commitments of the 2024 Term Lenders shall automatically terminate upon the funding of the 2024 Term Loans on the Second Refinancing Amendment Effective Date.
(g)
Each 2024 Term Lender expressly acknowledges that its obligation under this Section 3 to make the 2024 Term Loans on the Second Refinancing Amendment Effective Date is subject solely to the conditions set forth in Section 5 hereof.

SECTION 4. Representations & Warranties.

In order to induce the 2024 Term Lenders and the Administrative Agent to enter into this Second Refinancing Amendment and to induce the 2024 Term Lenders to make the 2024 Term Loans hereunder, each of the Loan Parties hereby represents and warrants to such Lenders and the Administrative Agent that, on and as of the date hereof and the Second Refinancing Amendment Effective Date:

(a)
the representations and warranties set forth in Article IV of the Credit Agreement and each other Loan Document are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects), immediately prior to, and immediately after giving effect to, the Amendments and the 2024 Refinancing Term Loan Facility, and the Borrowings thereunder on the Second Refinancing Amendment Effective Date; except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date);
(b)
as of the Second Refinancing Amendment Effective Date, immediately after the consummation of the transactions to occur on the Second Refinancing Amendment Effective Date and the incurrence of indebtedness and obligations on the Second Refinancing Amendment Effective Date in connection with this Second Refinancing Amendment and the transactions contemplated hereby, the Loan Parties and their Subsidiaries, on a consolidated basis, are Solvent;
(c)
no Default or Event of Default has occurred and is continuing or would result from the making of loans hereunder;
(d)
the execution, delivery and performance by each Loan Party of the Second Refinancing Amendment and each other agreement or instrument contemplated hereby to which such Loan Party is a party, and the consummation of the transactions, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not

(a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 6.06 of the Credit Agreement), or require any payment to be made under (i) (x) any indenture, mortgage, deed of trust or loan agreement evidencing Indebtedness in an aggregate principal amount in excess of the

Threshold Amount or (y) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any judgment, order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i) or (b)(ii), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;

(f)
this Second Refinancing Amendment and each other agreement or instrument contemplated hereby has been duly executed and delivered by each Loan Party that is party thereto. This Second Refinancing Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;
(g)
no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with

(a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Second Refinancing Amendment, or for the consummation of the transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, and (iii) the approvals, consents, exemptions, authorizations, actions, notices and filings in connection with the exercise of remedies pursuant to the Collateral Documents.

(h)
the terms of this Second Refinancing Amendment, as they relate to the 2024 Refinancing Term Loan Facility, comply with the requirements for Replacement Term Loans pursuant to Section 9.01 of the Credit Agreement.

SECTION 5. Conditions Precedent.

The agreements, amendments and transactions set out in Sections 2 and 3 above shall become effective and occur upon the first date on which all of the conditions to effectiveness set forth in this Section 5 have been satisfied (such date, the “Second Refinancing Amendment Effective Date”) and the Administrative Agent shall notify the Loan Parties, 2024 Term Lenders and the 2024 Refinancing Arranger of the Second Refinancing Amendment Effective Date and such notice shall be conclusive and binding:

(a)
Second Refinancing Amendment. The Administrative Agent shall have received (i) executed counterparts of this Second Refinancing Amendment, duly executed and delivered by a Responsible Officer of each of the Loan Parties and (ii) executed Lender Commitments or counterparts to this Second Refinancing Amendment, as applicable, duly executed and delivered by each 2024 Term Lender party hereto, or other written confirmation (in form reasonably satisfactory to the Administrative Agent) that any of the foregoing parties has signed a counterpart hereof.
(b)
AML/KYC. The Administrative Agent shall have received, to the extent not previously provided, all documentation and other information for the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, as has been reasonably requested in writing by the Administrative Agent at least five Business Days prior to the Second

Refinancing Amendment Effective Date, including, to the extent any borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”, a certificate regarding beneficial ownership as required by the Beneficial Ownership Regulation.

(c)
Representations. All representations and warranties of each Parent, Borrower and each other Loan Party contained in this Second Refinancing Amendment, Article IV of the Credit Agreement or any other Loan Document are true and correct in material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects), immediately prior to, and immediately after giving effect to, the Amendments and the 2024 Refinancing Term Loan Facility, and the Borrowings thereunder on the Second Refinancing Amendment Effective Date; except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).
(d)
Fees & Expenses. The Administrative Agent shall have received evidence that all fees and expenses as separately agreed in writing among the Borrowers and the 2024 Refinancing Arranger, or otherwise in connection with this Second Refinancing Amendment, on the Second Refinancing Amendment Effective Date, shall be paid in full in cash.
(e)
Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 of the Credit Agreement.
(f)
Prepayment Notice. The Administrative Agent shall have received a written notice of prepayment in respect of the Term B Loans in accordance with Section 2.09 of the Credit Agreement.
(g)
Legal Opinions. The Administrative Agent shall have received a customary written legal opinion, dated the Second Refinancing Amendment Effective Date and addressed to the Administrative Agent and each of the 2024 Term Lenders from Alston & Bird LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and the 2024 Term Lenders.
(h)
Closing Deliverables. The Administrative Agent shall have received a certificate of a Responsible Officer of each of the Borrowers, Holding, and Intermediate Holdings dated as of the Second

Refinancing Amendment Effective Date, (A) certifying that attached thereto is a true and complete copy of the charter or other similar organizational document of such entity, and each amendment thereto (as of the date of such certificate) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which such entity is organized (or, if such organizational documents remain unchanged from those previously delivered to the Administrative Agent on the Closing Date, certification by a Responsible Officer of the Borrowers, Holding or Intermediate Holdings (as applicable) of the same), (B) certifying that attached thereto is a copy of the resolutions of the board of directors or managers (or equivalent) of such entity (x) authorizing the execution, delivery and performance of this Second Refinancing Amendment and other Loan Documents (as applicable) to which it is a party and any other document delivered in connection herewith on the Second Refinancing Amendment Effective Date and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect and (y) authorizing a specified person or persons to execute this Second Refinancing Amendment on its behalf, (C) certifying as to the incumbency and specimen signature of each Responsible Officer (or equivalent) executing any Loan Document in connection with this Second Refinancing Amendment (or, if the authorized signatories specified in such specimen signatures remain unchanged from those previously delivered to the Administrative Agent on the Closing Date, certification by a Responsible Officer of the Borrowers, Holding or Intermediate Holdings (as applicable) of the same), (D) attaching, to the extent available or required in the relevant jurisdiction, a good standing (or equivalent) certificate as of a recent date for each of the Borrowers, Holding, and Intermediate Holdings (as applicable) from its jurisdiction of organization, and (E) certifying that the documents relating to the Borrowers, Holding and Intermediate Holdings (as applicable) and referred to in this paragraph (h) are true, correct and complete and are in full force and effect as of the Second Refinancing Amendment Effective Date.

(i)
Refinanced Debt. The refinancing of (A) the Term B Loans of the Non-Continuing Lenders and (B) the Non-Allocated Existing Term Loans of the Continuing Term Lenders, in each case, shall have been consummated or, substantially concurrently with the incurrence (or continuation) of the 2024 Term Loans, shall be consummated.

SECTION 6. Acknowledgment of Term Lenders. Each 2024 Term Lender expressly acknowledges that neither the Administrative Agent, nor the 2024 Refinancing Arranger, nor any of their respective Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to it and that no act by the Administrative Agent or the 2024 Refinancing Arranger hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the 2024 Refinancing Arranger to any 2024 Term Lender. Each 2024 Term Lender represents to the Administrative Agent and the 2024 Refinancing Arranger that it has, independently and without reliance upon the Administrative Agent, the 2024 Refinancing Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to provide its 2024 Term Loans, as applicable, hereunder and enter into this Second Refinancing Amendment and become (or continue to be) a Lender under the Credit Agreement. Each 2024 Term Lender also represents that it will, independently and without reliance upon the Administrative Agent, the 2024 Refinancing Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Each 2024 Term Lender hereby (a) confirms that it has received a copy of the Credit Agreement and each other Loan Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Second Refinancing Amendment, (b) agrees that it shall (or shall continue to) be bound by the terms of the Credit Agreement as a Lender thereunder and that it will perform in accordance with their terms all of the obligations by which the terms of the Loan Documents are required to be performed by it as a Lender, (c) irrevocably designates and appoints the Administrative Agent as the agent of such 2024 Term Lender, as applicable, under the Credit Agreement and the other Loan Documents, and each 2024 Term Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of the Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to the Administrative Agent by the terms of the Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (d) specifies as its lending office and address for notices the offices set forth on the Administrative Questionnaire provided by it to the Administrative Agent prior to the date hereof.

SECTION 7. Additional Amendments. The Lenders hereby authorize the Administrative Agent and Collateral Agent to enter into amendments to the Amended Credit Agreement and the other Loan Documents with the Borrowers, Holding, Intermediate Holdings and the other Loan Parties, as applicable, as may be necessary in order to establish the 2024 Refinancing Term Loan Facility on terms consistent with and/or to effect the provisions of this Second Refinancing Amendment and Section

9.01 of the Amended Credit Agreement.

SECTION 8. Loan Document. Each of the Administrative Agent, the Borrowers and other Loan Parties party hereto designate this Second Refinancing Amendment as a Loan Document.

SECTION 9. Limited Effect. Except as expressly amended and modified by this Second Refinancing Amendment, the Credit Agreement and each of the other Loan Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the effectiveness of this Second Refinancing Amendment, (x) each reference therein and herein to the “Credit Agreement” in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended hereby and (y) 2024 Term Loans shall constitute “Term B Loans”, in each case, under and as defined in the Credit Agreement, as amended hereby.

SECTION 10. Consent to Assignment. Each of the Administrative Agent and the Borrowers hereby consents, for the purposes of Sections 9.01 and 9.06 of the Amended Credit Agreement, to the assignment of any 2024 Term Loans to any Term Lender in connection with the primary syndication of the 2024 Term Loans.

SECTION 11. Costs and Expenses. The Borrowers hereby agree to reimburse the Administrative Agent and each Lender party hereto for the amount of all costs and expenses reasonably incurred by such Person in connection with this Second Refinancing Amendment pursuant to, and in accordance with, the terms of Section 9.03 of the Credit Agreement.

SECTION 12. Counterparts. This Second Refinancing Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Second Refinancing Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 13. Electronic Execution. The words “execution”, “signed”, “signature” and words of like import in this Second Refinancing Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 14. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS SECOND REFINANCING AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Sections 9.15 and 9.16 of the

Credit Agreement are incorporated herein by reference and apply mutatis mutandis.

SECTION 15. No Novation and Reaffirmation. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Second Refinancing Amendment or in any other document contemplated hereby shall discharge or release the Lien or priority of any Collateral Document or any other security therefor or otherwise be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents, except, in each case, to any extent modified hereby and except to the extent repaid as provided herein. By signing this Second Refinancing Amendment, each Loan Party party hereto hereby confirms that, as of the Second Refinancing Amendment Effective Date, (a) the obligations of the Loan Parties under the Credit Agreement as modified or supplemented hereby (including with respect to the 2024 Refinancing Term Loan Facility contemplated by this Second Refinancing Amendment) and the other Loan Documents

(i) are entitled to the benefits of the guarantees and Liens set forth or created in the Credit Agreement, the Collateral Documents and each other Loan Document, (ii) constitute “Obligations”, “Secured Obligations” and “Guaranteed Obligations” or other similar term for purposes of (and as defined in, as applicable) the Credit Agreement, the Collateral Documents and all other Loan Documents, (iii) notwithstanding the effectiveness of the terms hereof, the Collateral Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each Term Lender shall be a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents. Each Loan Party party hereto hereby ratifies and confirms that, as of the Second Refinancing Amendment Effective Date, all Liens granted, conveyed or assigned to the Administrative Agent or Collateral Agent, as applicable, by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations. Each Loan Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Second Refinancing Amendment, such Loan Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to this Second Refinancing Amendment and (ii) nothing in the Credit Agreement, this Second Refinancing Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future amendment, consent or waiver of the terms of the Credit Agreement.

[Signature Page to the Second Refinancing Amendment to the Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Second Refinancing Amendment to be duly executed and delivered as of the day and year first above written.

SALLY HOLDINGS LLC SALLY CAPITAL INC.

SALLY BEAUTY HOLDINGS, INC. SALLY INVESTMENT HOLDINGS LLC

By: /s/ Marlo Cormier

Name: Marlo Cormier

Title: Senior Vice President and Chief Financial Officer

[Signature Page to the Second Refinancing Amendment to the Credit Agreement]

BANK OF AMERICA, N.A., Individually and as Administrative Agent

By: /s/ Carolyn LaBatte-Leavitt Name: Carolyn LaBatte-Leavitt

Title: Vice President

By: /s/ Gregory Roetting Name: Gregory Roetting

Title: Managing Director

Annex 1

Total Commitments

Term Lender	Total Commitments
Individual commitments on file with the Administrative Agent.	$396,000,000.00

Annex 2

Conformed Version

Conformed to the ~~First~~Second Refinancing Amendment dated as of ~~September 13~~June 14,

~~2023~~2024

CREDIT AGREEMENT

Dated as of February 28, 2023 among

SALLY HOLDINGS LLC

and

SALLY CAPITAL INC.,

as Borrowers,

SALLY BEAUTY HOLDINGS, INC.

and

SALLY INVESTMENT HOLDINGS LLC,

as Parent Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent,

THE LENDERS PARTY THERETO,

CITIZENS BANK, N.A., REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK and U.S. BANK NATIONAL ASSOCIATION

as Joint Syndication Agents,

JPMORGAN CHASE BANK, N.A., and TRUIST SECURITIES, INC.,

as Joint Documentation Agents, and

BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., TRUIST SECURITIES, INC., CITIZENS BANK, N.A., REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK and U.S. BANK NATIONAL ASSOCIATION

as Joint Lead Arrangers and Joint Bookrunners

CUSIP #: 79546KAG5 and ~~79546KAJ9~~ 79546KAK6

SCHEDULES

2.01 Commitments

4.05 Financial Statement Exceptions

4.10 Taxes

4.12 Subsidiaries and Other Equity Investments

5.02 Company’s Web Address

5.13 Post-Closing Obligations

6.01
Existing Indebtedness
6.02
Existing Investments
6.03
Existing Restrictions
6.05
Existing Affiliate Transactions
6.06
Existing Liens

6.08 Existing Agreements and Instruments

10.02 Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Exhibit A Form of Note

Exhibit B Form of Compliance Certificate

Exhibit C Form of Assignment and Assumption Agreement

Exhibit C-1 Form of U.S. Tax Compliance Certificate (Foreign Lenders) Exhibit C-2 Form of U.S. Tax Compliance Certificate (Foreign Participants)

Exhibit C-3 Form of U.S. Tax Compliance Certificate (Foreign Participants - Partnerships) Exhibit C-4 Form of U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships) Exhibit D Form of Guaranty

Exhibit E Form of Security Agreement Exhibit F Form of Intercreditor Agreement Exhibit G Form of Intercompany Note Exhibit H Form of Borrowing Request Exhibit I Form of Interest Election Request Exhibit J Form of Prepayment Notice

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of February 28, 2023, among SALLY HOLDINGS LLC, a Delaware limited liability company (the “Company”), SALLY CAPITAL INC., a Delaware corporation (“Sally Capital” and, together with the Company, each individually a “Borrower” and collectively the “Borrowers”), Sally Beauty Holdings, Inc. (“Holding”), Sally Investment Holdings LLC, a Delaware limited liability company (“Intermediate Holdings”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”), for the Lenders and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrowers have requested that the Lenders make Loans to the Borrowers in an aggregate principal amount of up to $400,000,000 on the Closing Date.

The proceeds of the Loans made on the Closing Date will be used to (i) finance the repayment of all outstanding principal of, and accrued interest on, all of the outstanding term loans under the Existing Credit Agreement (as defined in Section 1.01 below) and any redemption premium payable in connection therewith and (ii) pay related fees, commissions, costs and expenses in connection with this Agreement and the Transactions.

Pursuant to the First Refinancing Amendment (as defined below) entered into by, among others, the Loan Parties, the 2023 Term Lenders named therein, the 2023 Refinancing Arranger, the Administrative Agent and the Collateral Agent, the 2023 Term Lenders have agreed to extend credit to the Original Borrowers in the form of the 2023 Term Loans in an aggregate amount of $399,000,000, the proceeds of which will be used in accordance with the terms of the First Refinancing Amendment and this Agreement.

Pursuant to the Second Refinancing Amendment (as defined below) entered into by, among others, the Loan Parties, the 2024 Term Lenders named therein, the 2024 Refinancing Arranger, the Administrative Agent and the Collateral Agent, the 2024 Term Lenders have agreed to extend credit to the Original Borrowers in the form of the 2024 Term Loans in an aggregate amount of $396,000,000, the proceeds of which will be used in accordance with the terms of the Second Refinancing Amendment and this Agreement.

The Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2023 Term Commitments” means, as to each 2023 Term Lender, its obligation to make a 2023 Term Loan on the First Refinancing Amendment Effective Date (including, for the avoidance of doubt, the amount allocated to each Continuing Term Lender (as defined in the

First Refinancing Amendment)). The initial aggregate amount of the 2023 Term Commitments is

$399,000,000.

“2023 Term Lenders” means (a) at any time on the First Refinancing Amendment Effective Date, any Lender that has a 2023 Term Commitment at such time and (b) at anytime after the First Refinancing Amendment Effective Date, any Lender that holds 2023 Term Loans and/or 2023 Term Commitments at such time.

“2023 Term Loans” means the term loans made by the Lenders on the First Refinancing Amendment Effective Date to the Original Borrowers pursuant to Section 2.01(c) of this Agreement and the First Refinancing Amendment.

“2024 Term Commitments” means, as to each 2024 Term Lender, its obligation to make a 2024 Term Loan on the Second Refinancing Amendment Effective Date (including, for the avoidance of doubt, the amount allocated to each Continuing Term Lender (as defined in the Second Refinancing Amendment)). The initial aggregate amount of the 2024 Term Commitments is $396,000,000.

“2024 Term Lenders” means (a) at any time on the Second Refinancing Amendment Effective Date, any Lender that has a 2024 Term Commitment at such time and (b) at anytime after the Second Refinancing Amendment Effective Date, any Lender that holds 2024 Term Loans and/or 2024 Term Commitments at such time.

“2024 Term Loans” means the term loans made by the Lenders on the Second Refinancing Amendment Effective Date to the Original Borrowers pursuant to Section 2.01(c) of this Agreement and the Second Refinancing Amendment.

“2025 Senior Unsecured Notes” means the $750,000,000 aggregate principal amount of the Borrowers’ 5.625% senior notes due 2025 issued on December 3, 2015 (as it may be reduced by payment, redemption or retirement thereof).

“2025 Senior Unsecured Notes Indenture” means the Indenture, dated as of May 18, 2012, of the Borrowers, as supplemented by the Third Supplemental Indenture, dated as of December 3, 2015, with respect to the 2025 Senior Unsecured Notes, as amended, supplemented or modified from time to time.

“ABL Collateral Agent” means the “Collateral Agent” as defined in the ABL Credit Agreement, or the Person performing comparable functions under the ABL Credit Agreement.

“ABL Collateral Documents” means the “Security Documents” as defined in the ABL Credit Agreement.

“ABL Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of July 6, 2017, among the Company, Beauty Systems Group, LLC and

Sally Beauty Supply, LLC as the domestic borrowers, the other borrowers named therein, the guarantors identified therein, Bank of America, N.A., as administrative agent and as collateral agent, the lenders identified therein and the other parties named therein, as the same may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time, in one or more agreements, with the same or different lenders, and whether stylized as an “asset-based” facility or cash-flow facility (so long as, in the case of any replacement or refinancing, all commitments under the agreements so replaced or refinanced shall have been terminated, all unpaid amounts thereunder (other than contingent obligations for which no claim has been made) shall have been paid in full and, in the case of any such replacement or refinancing, all parties to any replacement or refinancing agreements, or an agent on their behalf, shall have become party to the ABL Intercreditor Agreement as of the applicable date of replacement or refinancing, as the case may be).

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement, dated July 6, 2017 and executed by JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the Existing Credit Agreement, and the ABL Collateral Agent and acknowledged and agreed to by the Loan Parties, in the form of Exhibit F attached hereto, and as amended and in effect from time to time, as the same may be amended, amended and restated, modified, supplemented or replaced in accordance therewith and herewith.

“ABL Lenders” means the “Lenders” as defined in the ABL Credit Agreement. “ABL Loan Documents” means the ABL Credit Agreement, the ABL Collateral

Documents and the related guaranties, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the ABL Credit Agreement.

“ABL Loans” means the “Loan” as defined in the ABL Credit Agreement, or other loans borrowed under the ABL Credit Agreement.

“ABL Priority Collateral” means, collectively, all “ABL Priority Collateral” as defined in the ABL Intercreditor Agreement.

“ACH” means automated clearing house transfers.

“Acquisition” means, with respect to a specified Person, (a) an Investment in or a purchase of a 50.1% or greater interest in the Capital Stock of any other Person, (b) a purchase or acquisition of all or substantially all of the assets of any other Person, (c) a purchase or acquisition of a business unit, line of business or division of any other Person, or (d) any merger, amalgamation or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a 50.1% or greater interest in the Capital Stock of, any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Additional Assets” means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Related Business (including any capital expenditures on any property or assets already so used); (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Additional Incremental Lender” has the meaning specified in Section 2.19(c). “Additional Junior Lien Indebtedness” has the meaning specified in the definition of Additional Junior Lien Intercreditor Agreement.

“Additional Junior Lien Intercreditor Agreement” means an intercreditor agreement among the Administrative Agent, the Collateral Agent and one or more Senior Representatives for applicable holders of any Indebtedness permitted by Section 6.01 that is secured by Permitted Liens on the Collateral that are junior to the Liens on the Collateral securing the Obligations (“Additional Junior Lien Indebtedness”) providing that, inter alia, the Liens on the Collateral in favor of one or more Senior Representatives (for the benefit of any such Senior Representatives and the applicable holders of Additional Junior Lien Indebtedness, as the case may be) shall be junior to the Liens on the Collateral in favor of the Collateral Agent (for the benefit of the Secured Parties), as such intercreditor agreement may be amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof. The Additional Junior Lien Intercreditor Agreement shall be in a form customary for transactions of the type contemplated thereby and otherwise reasonably satisfactory to the Administrative Agent and the Borrowers and, to the extent agreed to by the Collateral Agent, one or more Senior Representatives for the applicable holders of Additional Junior Lien Indebtedness, as the case may be, and the ABL Collateral Agent, and may be in the form of an amendment and restatement of the ABL Intercreditor Agreement.

“Additional Pari Passu Indebtedness” has the meaning specified in the definition of Additional Pari Passu Intercreditor Agreement.

“Additional Pari Passu Intercreditor Agreement” means an intercreditor agreement among the Administrative Agent, the Collateral Agent and one or more Senior Representatives for applicable holders of any Indebtedness permitted by Section 6.01 that is secured by Permitted Liens on the Collateral that are pari passu to the Liens on the Collateral securing the Obligations (“Additional Pari Passu Indebtedness”) providing that, inter alia, the Liens on the Collateral in favor of one or more Senior Representatives (for the benefit of any such Senior Representatives and the applicable holders of Additional Pari Passu Indebtedness, as the case may be) shall be pari passu to the Liens on the Collateral in favor of the Collateral Agent (for the benefit of the Secured Parties), as such intercreditor agreement may be amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof. The Additional Pari Passu Intercreditor Agreement shall be in a form customary for transactions of the type contemplated thereby and otherwise reasonably satisfactory to the Administrative Agent and the Borrowers and, to the extent agreed to by the Collateral Agent, one or more Senior Representatives for the applicable holders of Additional Pari Passu Indebtedness, as the case may be, and the ABL Collateral Agent, and may be in the form of an amendment and restatement of the ABL Intercreditor Agreement.

“Adjusted Daily Simple SOFR” means Daily Simple SOFR for the applicable payment period therefor; provided that if the Adjusted Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of calculating such rate under this Agreement.

“Adjusted Term SOFR Rate” means Term SOFR for the applicable Interest Period therefor; provided that if the Adjusted Term SOFR Rate as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of calculating such rate under this Agreement.

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. Unless the context otherwise requires, the term “Administrative Agent” as used herein and in the other Loan Documents shall include the Collateral Agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning set forth in Section 6.05(a).

“Agent-Related Persons” means the Agents and the Arrangers, together with their respective Affiliates, and the officers, directors, employees, agents, advisors, trustees, managers, auditors, representatives and attorneys-in-fact of the Agents and the Arrangers and Affiliates thereof.

“Agent Parties” has the meaning assigned to such term in Section 9.01(j). “Agents” means, collectively, the Administrative Agent, the Collateral Agent and

the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning provided in Section 9.22.

“Anti-Corruption Law” means the US Foreign Corrupt Practices Act of 1977, as amended; the UK Bribery Act 2010; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; and any other applicable law that relates to bribery or corruption.

“Anti-Money Laundering Law” means any law, regulation, provision or requirement prohibiting money laundering or terrorism financing.

“Applicable Rate” means, (x) at any time prior to the First Refinancing Amendment Effective Date with respect to any Term B Loan, a percentage per annum equal to, 2.50% in the case of any Term SOFR Loan and 1.50% in the case of any Base Rate Loan ~~and~~, (y) at any time following the First Refinancing Amendment Effective Date, but prior to the Second Refinancing Amendment Effective Date, with respect to any Loan, a percentage per annum equal to, 2.25% in the case of any Term SOFR Loan and 1.25% in the case of any Base Rate Loan and

(z) at any time following the Second Refinancing Amendment Effective Date with respect to any Loan, a percentage per annum equal to, 1.75% in the case of any Term SOFR Loan and 0.75% in the case of any Base Rate Loan .

“Approved Fund” means any Fund that is administered, advised or managed by

(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Bank of America, N.A., JPMorgan Chase Bank, N.A., Truist Securities Inc., Citizens Bank, N.A., Regions Capital Markets, A Division of Regions Bank and US Bank National Association each in its capacity as a Joint Lead Arranger and a Joint Bookrunner under this Agreement.

“Asset Disposition” means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable Law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary (other than dispositions by a Loan Party to a Restricted Subsidiary that is not a Loan Party), (ii) a disposition in the ordinary course of business, including sales of inventory, (iii) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (iv) any Restricted Payment Transaction, (v) (A) a disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 6.07, (B) the granting of a Lien that is a Permitted Lien and (C) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by Section 6.01, (vi) any Financing Disposition, (vii) any “fee in lieu” or other disposition of assets to any Governmental Authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (viii) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business,

(ix) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Closing Date, including without limitation any sale/leaseback transaction or asset securitization, (x) any disposition arising from a foreclosure or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, (xi) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition,

(xiii) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary of the Company (other than Sally Capital) that has been approved by the Board of Directors, (xiv) dispositions of Temporary Cash Investments and Cash Equivalents, (xv)(A) the lease, assignment or sublease, license or sublicense of any real or personal property in the ordinary course of business and (B) the exercise of termination rights with respect to any lease, sublease, license or sublicense or other agreement, (xvi) the non-exclusive licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business or consistent with industry practice,

(xvii) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business or consistent with industry practice, (xviii) the unwinding of any Hedging Obligations in the ordinary course of business,

(xix) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements, (xx) the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business or consistent with industry practice, which in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrowers and their Subsidiaries taken as a whole,

(xxi) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property or (xxii) any disposition or series of related dispositions for aggregate consideration not to exceed $30,000,000.

“Assignees” has the meaning specified in Section 9.06(b).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit C attached hereto.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Audited Financial Statements” means the audited consolidated balance sheets of Holding as of each of September 30, 2020, September 30, 2021 and September 30, 2022, and

the related audited consolidated statements of earnings, stockholders’ deficit and cash flows for Holding for the fiscal years ended September 30, 2020, September 30, 2021 and September 30, 2022, respectively, together with the notes thereto and schedules (if any).

“Available Incremental Amount” means, at any date of determination, an amount not in excess of (A)(i) the greater of (x) $500,000,000 and (y) Consolidated EBITDA for the Test Period then most recently ended for which internal financial statements are available, plus (ii) all voluntary prepayments, repurchases, redemptions and other retirements of Loans, or any other Indebtedness that is secured on a pari passu basis with the Obligations (including (x) any prepayment in respect of any revolving credit facility that is accompanied by a corresponding permanent reduction in commitments under such revolving credit facility, but excluding the ABL Credit Agreement (or any refinancing facility or replacement facility) and (y) through (I) Dutch auctions open to all Lenders on a pro rata basis or (II) open-market purchases, in each case, pursuant to Section 9.06(j), which shall be credited to the extent of the actual purchase price paid in cash in connection with such Dutch auction or open-market purchase) prior to or simultaneous with the applicable Incremental Facility Closing Date) (excluding voluntary prepayments, repurchases, redemptions and other retirements of Incremental Term Loans to the extent such Incremental Term Loans were obtained in reliance on clause (B) below or to the extent funded with a contemporaneous incurrence of long-term funded Indebtedness), minus (iii) the sum of the aggregate principal amount of any Incremental Term Loans incurred pursuant to Section 2.19 and the aggregate principal amount of any Incremental Equivalent Debt incurred pursuant to Section 6.01(b)(xiv), in each case in reliance on this clause (A), plus (B) on such date, (i) in the case of Incremental Term Loans and Incremental Equivalent Debt that is secured on a pari passu basis to the Liens securing the Obligations, an additional aggregate principal amount of Incremental Term Loans and such Incremental Equivalent Debt so long as the Consolidated Secured Debt Ratio as of the last day of the Relevant Reference Period (after giving effect to the incurrence of such Indebtedness (but not the cash proceeds thereof contemplated to remain on the balance sheet of the Company and its Restricted Subsidiaries) and the use of proceeds thereof on a pro forma basis) is either (x) no more than 2.50:1.00 or (y) if incurred in connection with an Acquisition permitted pursuant to this Agreement or other Permitted Investment that results in a Person becoming a Restricted Subsidiary that constitutes a business unit, line of business of or all or substantially all of the assets of, another Person or all or substantially all of the Capital Stock of another Person, in each case, whether by merger, consolidation, amalgamation or otherwise, the Consolidated Secured Debt Ratio does not increase in connection with such transaction and (ii) in the case of Incremental Equivalent Debt that is secured on a junior basis to the Liens securing the Obligations or any unsecured Incremental Equivalent Debt, an additional aggregate principal amount of such Incremental Equivalent Debt so long as the Consolidated Coverage Ratio as of the last day of the Relevant Reference Period (after giving effect to the incurrence of such Indebtedness (but not the cash proceeds thereof contemplated to remain on the balance sheet of the Company and its Restricted Subsidiaries) and the use of proceeds thereof on a pro forma basis) is either (x) at least 2.00:1.00 or (y) if incurred in connection with an Acquisition permitted pursuant to this Agreement or other Permitted Investment that results in a Person becoming a Restricted Subsidiary that constitutes a business unit, line of business of or all or substantially all of the assets of, another Person or all or substantially all of the Capital Stock of another Person, in each case, whether by merger, consolidation, amalgamation or otherwise, the Consolidated Coverage Ratio does not decrease in connection with such transaction; provided further that, if the proceeds of the relevant Incremental Term Loans or

Incremental Equivalent Debt will be applied to finance a Limited Condition Transaction, the ratio tests pursuant to clause (B) will be determined in accordance with Section 1.09(f); provided, that

(i) if amounts incurred under clause (B) are incurred concurrently with the incurrence of Indebtedness in reliance on clause (A) above, the Consolidated Secured Debt Ratio shall be calculated without giving effect to such amounts incurred in reliance on the foregoing clause (A) and (ii) if the Consolidated Secured Debt Ratio or Consolidated Coverage Ratio, as applicable, set forth in clause (B) is satisfied on such date after giving effect to a proposed Incurrence of Incremental Term Loans or Incremental Equivalent Debt, any such Indebtedness may, at the sole discretion of the Borrowers, be incurred under clause (B) regardless of whether there is capacity to incur such Indebtedness under clause (A).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United

Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“BANA” means Bank of America, N.A.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded, or replaced from time to time.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR for such date for a one-month period plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 hereof, then the Base Rate shall be the greater of clauses (a) and

(b) above and shall be determined without reference to clause (c) above.

“Base Rate Borrowing” means a Borrowing of a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.

“Borrowers” has the meaning provided in the introductory paragraph of this Agreement.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and Class and, in the case Term SOFR Loans, having the same Interest Period, made by each of the Lenders having Commitments of the respective Class pursuant to Section 2.01 or under any Incremental Amendment or Extension Amendment.

“Borrowing Base” means the sum of (1) 90% of the book value of credit card Receivables, (2) 85% of the book value of Inventory of the Company and its Domestic Subsidiaries, (3) 85% of the book value of trade Receivables of the Company and its Domestic

Subsidiaries and (4) cash, Cash Equivalents and Temporary Cash Investments of the Company and its Domestic Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith).

“Borrowing Request” means a request by the Borrowers for a Borrowing in accordance with Section 2.03, which shall be, in the case of a written Borrowing Request, substantially in the form of Exhibit H or such other form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Company and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Company and the Restricted Subsidiaries and (b) the value of all assets under (or subject to) Capitalized Lease Obligations incurred by the Company and the Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Asset Dispositions that are not required to be applied to prepay Loans pursuant to Section 2.09(b)(iii), (iv) expenditures that are accounted for as capital expenditures by the Company or any Restricted Subsidiary and that actually are paid for by a Person other than any Parent, the Company or any Restricted Subsidiary, to the extent neither any Parent, the Company nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (v) the book value of any asset owned by the Company or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (A) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (B) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (vi) expenditures that constitute Acquisitions permitted hereunder, (vii) any expenditure which but for this clause (vii) would otherwise constitute a “Capital Expenditure”, to the extent financed with the proceeds of the sale or issuance of any Equity Interests of Holding (other than to the Company and its Restricted Subsidiaries) and contributed to the Company or (viii) that portion of interest on Indebtedness incurred for Capital Expenditures which is paid in cash and capitalized in accordance with GAAP during such period.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; provided, however, that all obligations of any Person that are or would have been treated as operating leases (including for avoidance of doubt, any network lease or any operating indefeasible right of use) for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 5.01 (Financial Statements). The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Cash Equivalents” means any of the following: (a) securities issued or fully guaranteed or insured by the United States of America or a member state of the European Union or any agency or instrumentality of any thereof, (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any lender under this Agreement or the ABL Credit Agreement or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of

$500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) money market instruments, commercial paper or other short-term obligations rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended and (e) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors.

“Casualty Event” means any event that gives rise to the receipt by the Company or any Restricted Subsidiary of any casualty or other insurance proceeds or condemnation or similar awards in respect of any asset of the Company or any Restricted Subsidiary.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means any direct or indirect Subsidiary of either of the Borrowers that has no material assets other than direct or indirect equity of one or more Subsidiaries that are

CFCs.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means:

(a)
any “person” or “group” (as such terms are used in Sections 13 and 14 of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by way of merger, consolidation or other business combination or purchase of beneficial ownership, of more than 50% of the total voting power of the Voting Stock of the Company or either Parent, provided that (x) so long as the Company is a Subsidiary of each Parent, no “person” or “group” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Company unless such “person” or “group” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of either Parent;
(b)
the Company sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person;
(c)
for any reason whatsoever the Parents shall collectively cease to own, directly or indirectly, 100% of the Capital Stock of the Company; or
(d)
any “Change of Control” (or any comparable term) in any document pertaining to (i) the ABL Credit Agreement, (ii) the Senior Notes, the Incremental Equivalent Debt or any Refinancing Indebtedness in respect of the foregoing with an aggregate outstanding principal amount in excess of the Threshold Amount or (iii) any Disqualified Stock or Preferred Stock with an aggregate liquidation preference in excess of the Threshold Amount.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders have Loans or Commitments with respect to a particular Class of Loans or Commitments,

(b) when used with respect to Commitments, refers to whether such Commitments are Term B Commitments, Incremental Term Commitments of a given Incremental Series or Extended Term Commitments of a given Extension Series, in each case not designated as part of another existing Class and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Term B Loans, Incremental Term Loans made pursuant to a given Incremental Series or Extended Term Loans made pursuant to a given Extension Series, in each case not designated as part of another existing Class. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Date” means the first date on which the conditions precedent set forth in Section 3.01 are satisfied.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and rules and regulations related thereto.

“Collateral” means all the “Collateral” as defined in any Collateral Document. “Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by a bailee or other Person in possession of Collateral.

“Collateral Agent” means the Administrative Agent, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)
the Administrative Agent shall have received (x) each Collateral Document required to be delivered on the Closing Date pursuant to Section 3.01(a)(iii) or pursuant to Section 5.11 at such time, and (y) the ABL Intercreditor Agreement, in each case duly executed by each Loan Party thereto;
(b)
all Obligations shall have been unconditionally guaranteed by each Parent, each Borrower (in the case of Obligations under clause (y) of the first sentence of the definition thereof), and each Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary;
(c)
the Obligations and the Guaranties shall have been secured by a first priority security interest (subject to the terms of the ABL Intercreditor Agreement, any Additional Pari Passu Intercreditor Agreement (if then in effect) and any other intercreditor agreement entered into pursuant to the terms of this Agreement (if then in effect)) in all Equity Interests (other than Excluded Equity Interests) of each Subsidiary directly owned by any Loan Party; provided that pledges of voting Equity Interests of each CFC and CFC Holdco shall be limited to 65% of the total combined voting power of all Equity Interests of such CFC and CFC Holdco, as applicable, at any time;
(d)
except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guaranties shall have been secured by a security interest in, and mortgages on, substantially all tangible and intangible assets of the Loan Parties (including accounts, inventory, equipment, intercompany notes (including the Intercompany Note), insurance policies, investment property, contract rights, intellectual property, other general intangibles, cash and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents, the ABL Intercreditor Agreement, any Additional Pari Passu Intercreditor Agreement (if then in effect) and any other intercreditor agreement entered into pursuant to the terms of this Agreement (if then in effect); and

(e)
none of the Collateral shall be subject to any Liens other than Liens permitted by Section 6.06.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, as determined by the Collateral Agent (confirmed in writing by notice to the Borrowers), the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Collateral Agent may, in its sole discretion, grant extensions of time (which extensions shall be in writing) for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date).

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (i) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and (ii) no Lien shall be required to be granted in Excluded Assets pursuant to the Collateral and Guarantee Requirement or otherwise pursuant to the Collateral Documents.

“Collateral Documents” means, collectively, the Guaranty, the Security Agreement, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent and the Lenders pursuant to Section 5.11 or Section 5.13 and each of the other agreements, instruments or documents that creates or purports to create or affirm a Lien or a Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term B Commitment (including, for the avoidance of doubt, a 2023 Term Commitment and a 2024 Term Commitment), an Incremental Term Commitment of a given Incremental Series or an Extended Term Commitment of a given Extension Series, as the context may require.

“Commodities Agreement” means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications” has the meaning assigned to such term in Section 9.01(j).

“Company” has the meaning provided in the introductory paragraph of this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B attached hereto.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR Screen Rate, as applicable, any conforming changes to the definitions of “Base Rate, “SOFR”, “Term SOFR”

and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth Section 1.09.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication:

(a)
provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital,
(b)
Consolidated Interest Expense and any Special Purpose Financing Fees,
(c)
depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses,
(d)
any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Agreement (whether or not consummated or incurred), and
(e)
the amount of any minority interest expense.

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) dividends paid in cash in respect of Preferred Stock and Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated Net Income:

(a)
any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (c) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below) and (B) the Company’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,
(b)
solely for purposes of determining the amount available for Restricted Payments under Section 6.02(a)(iii)(A), any net income (loss) of any Restricted Subsidiary that is not Sally Capital or a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to this Agreement and (z) restrictions in effect on the Closing Date with respect to a Restricted Subsidiary and set forth on Schedule 6.03 hereto and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Lenders than such restrictions in effect on the Closing Date), except that (A) subject to the limitations contained in clause (c) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,
(c)
any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),
(d)
any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with any acquisition, merger or consolidation after the Closing Date),
(e)
the cumulative effect of a change in accounting principles,
(f)
all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,
(g)
any unrealized gains or losses in respect of Currency Agreements,
(h)
any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,
(i)
any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards,
(j)
to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary, and
(k)
any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments).

In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (d) above in any determination thereof, the Company will deliver an Officer’s Certificate to the Administrative Agent promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge. Notwithstanding the foregoing, for the purpose of Section 6.02(a)(iii)(A) only, there shall be excluded from Consolidated Net Income, without duplication, (x) any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary, and (y) any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Company to increase the amount of Restricted Payments permitted under Section 6.02(a)(iii)(C) or Section 6.02(a)(iii)(D).

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens minus (ii) cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis, in each case as of the end of the most recent fiscal quarter ending prior to the date of such determination for which consolidated financial statements of the Company are available to (b) the aggregate amount of Consolidated EBITDA for the Relevant

Reference Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.09.

“Consolidated Tangible Assets” means, as of any date of determination, the total assets less the sum of the goodwill, net, and other intangible assets, net, in each case reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Company for which such a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Total Indebtedness” means, as of any date of determination, without duplication, an amount equal to the aggregate amount of (i) all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments, as determined and calculated in accordance with GAAP, (ii) all reimbursement obligations of such Person in respect of drawn letters of credit, bankers’ acceptances or other similar instruments, and (iii) any Guarantees by the Company and its Restricted Subsidiaries in respect of the obligations described in clauses (i) and

(ii) above.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Total Indebtedness, minus (ii) cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis, in each case as of the end of the most recent fiscal quarter ending prior to the date of such determination for which consolidated financial statements of the Company are available to (b) the aggregate amount of Consolidated EBITDA for the Relevant Reference Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth Section 1.09.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Company and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Company and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans, ABL Loans and Capitalized Lease Obligations, to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes.

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Amounts” means the aggregate amount of capital contributions applied by the Company to permit the Incurrence of Contribution Indebtedness pursuant to Section 6.01(b)(xii).

“Contribution Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions, and solely to the extent of cash contributions Not Otherwise Applied) made to the capital of Holding and further contributed to the Company or such Restricted Subsidiary after the Closing Date (whether through the issuance or sale of Capital Stock or otherwise by Holding (excluding Disqualified Stock or issuance or sale to a Restricted Subsidiary of Holding)); provided that such Contribution Indebtedness (a) is incurred within 180 days after the making of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the date of Incurrence thereof.

“Control” has the meaning specified in the definition of “Affiliate.”

“Corrective Extension Amendment” has the meaning provided in Section 2.18(f).

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Daily Simple SOFR” means, with respect to any applicable determination date, the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief

Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in Section 2.10(a) or (ii) in the case of any other overdue amount, 2% plus the rate applicable to Base Rate Loans as provided in Section 2.10(a).

“Defaulting Lender” means, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative

Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrowers or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers and each other Lender promptly following such determination.

“Designated Non-cash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation.

“Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company, or one or more members of the Board of Directors of a Parent, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any Parent or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, (a) matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), in whole or in part, or (b) provides for the scheduled payments of dividends in cash, in each case prior to the date 91 days after the earlier of the Latest Maturity Date at the time such Disqualified Stock is first issued or the date Loans are no longer outstanding; provided, however, that if such Capital Stock is issued pursuant to any plan for the benefit of future, current or former employees, directors, officers, members of management, consultants or independent contractors (or any permitted transferees or heirs thereof) of the Borrowers or their Subsidiaries or by any such plan to such employees, directors, officers, members of management, consultants or independent contractors (or any permitted transferees or heirs thereof), such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by a Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability; provided further any Capital Stock held by any future, current or former employee, director, officer, member of management, consultant or independent contractor (or any permitted transferees or heirs thereof) of a Borrower, any of its Subsidiaries or any other entity in which a Borrower or any Subsidiary of a Borrower has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof), in each case pursuant to any equity subscription or equity holders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement will not constitute Disqualified Stock solely because it may be required to be repurchased by a Borrower or any Subsidiary of a Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, recurring periodic fees in substance equivalent to interest, a Base Rate, an Adjusted Term SOFR Rate, any interest rate floor (to the extent the operation of such floor would increase the yield on drawn amounts on the proposed date of incurrence thereof), or otherwise, in each case, incurred or payable by the applicable Borrower generally to all the lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to an interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided further, that “Effective Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees and other similar fees not paid generally to all lenders of such Indebtedness.

“Electronic System” has the meaning assigned to such term in Section 9.01(j). “Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 9.06(b); provided that in any event, “Eligible Assignee” shall not include any natural person.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Environmental Laws” means any and all Federal, state, provincial, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means a sale of Capital Stock of the Company (other than Disqualified Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with either Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by either Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by either Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by either Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by either Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from either Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 or ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 7.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)
the sum, without duplication, of:
(i)
Consolidated Net Income of the Company for such period,
(ii)
an amount equal to the amount of all non-cash charges and non-cash losses to the extent deducted in arriving at such Consolidated Net Income,
(iii)
decreases in Consolidated Working Capital for such period (other than any such decreases arising from dispositions outside the ordinary course of business by the Company and its Restricted Subsidiaries completed during such period),
(iv)
cash receipts by the Company and its Restricted Subsidiaries in respect of Hedge Agreements during such fiscal year to the extent not otherwise included in such Consolidated Net Income, and
(v)
the amount by which Tax expense deducted in determining such Consolidated Net Income for such period exceeded Taxes (including penalties and interest) paid in cash or Tax reserves set aside or payable (without duplication) by the Company and its Restricted Subsidiaries in such period,

over

(b)
the sum, without duplication, of (and, in each case excluding any amounts described in Section 2.09(b)(i)(B):
(i)
an amount equal to the amount of all non-cash credits and non-cash gains included in arriving at such Consolidated Net Income,
(ii)
[reserved],
(iii)
the aggregate amount of all principal payments of Indebtedness of the Company and its Restricted Subsidiaries (including the principal component of payments in respect of Capitalized Lease Obligations) to the extent financed with Internally Generated Cash of the Company and its Restricted Subsidiaries, excluding

(x) any payments of the Loans hereunder and all other Indebtedness that is secured on a pari passu basis with the Obligations (including the ABL Credit Agreement (or any refinancing facility or replacement facility)) and (y) all prepayments in respect of any other revolving credit facility, except in the case of this clause (y), to the extent there is an equivalent permanent reduction in commitments thereunder),

(iv)
the increase in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Company and its Restricted Subsidiaries completed during such period or the application of purchase accounting),
(v)
payment by the Company and its Restricted Subsidiaries during such period in respect of long-term liabilities or accrued liabilities of the Company and its Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income,
(vi)
[reserved],
(vii)
[reserved],
(viii)
the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Company and its Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,
(ix)
the amount of Taxes (including penalties and interest) paid in cash or Tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of Tax expense deducted in determining Consolidated Net Income for such period,
(x)
cash expenditures in respect of Hedge Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income,
(xi)
[reserved], and
(xii)
the aggregate amount of expenditures actually made by the Company and its Subsidiaries in cash during the applicable period (including expenditures for the payment of financing fees) to the extent that such expenditures are not deducted in determining Consolidated Net Income for such period.

“Excess Cash Flow Period” means each fiscal year of Holding, commencing with the fiscal year of Holding ending on September 30, 2023.

“Excess Proceeds” has the meaning specified in in Section 2.09(b)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” shall have the meaning assigned to such term in the Security

Agreement.

“Excluded Contribution” means Net Proceeds, or the Fair Market Value of property or assets, received after the Closing Date by Holding as capital contributions or from the issuance or sale (other than to a Restricted Subsidiary of Holding) of Capital Stock (other than Disqualified Stock) of Holding, to the extent further contributed to the Company and Not Otherwise Applied, and in each case to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company and not previously included in the calculation set forth in Section 6.02(a)(iii)(B) for purposes of determining whether a Restricted Payment may be made.

“Excluded Equity Interests” means (A) any Equity Interest to the extent the pledge thereof would be prohibited or restricted by applicable Laws, including any requirement to obtain consent of any Governmental Authority or regulatory authority unless such consent has been obtained (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code or other applicable Laws), (B) Equity Interests of Immaterial Subsidiaries, (C) Equity Interests in joint ventures to the extent the pledge thereof is restricted under the Organization Documents of, or an agreement with respect to, such joint venture or would require consent of one or more other Persons (other than an Affiliate of such Loan Party) and (D) Equity Interests of captive insurance companies.

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Subsidiary that is prohibited by applicable Laws, rule or regulation or by any contractual obligation existing on the Closing Date or on the date any such Subsidiary is acquired (so long as, in respect of any such contractual prohibition, such prohibition is not incurred in contemplation of such acquisition), from Guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee, (c) any direct or indirect subsidiary of either of the Borrowers that is a CFC or a CFC Holdco or a Subsidiary of a CFC or a CFC Holdco, (d) any Unrestricted Subsidiary, (e) any captive insurance Subsidiary or not-for-profit Subsidiary and (f) any Subsidiary where the Borrowers and the Administrative Agent determine in good faith that the cost or burden of providing a guarantee is excessive in relation to the value afforded to the Lenders thereby; provided that, notwithstanding any of the foregoing, all direct and indirect Domestic Subsidiaries of Holding that are, on the Closing Date or in in the future, borrowers and/or guarantors under and in respect of the ABL Credit Agreement (or any refinancing facility or replacement facility) or any of the Senior Notes (or any debt incurred or notes issued the proceeds of which are used to redeem, repurchase or refinance any of the Senior Notes) shall not be an Excluded Subsidiary and shall be a Guarantor hereunder.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof or obligations thereunder) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any rule, regulation or order thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee, obligations or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(j) and Section 2.15(k) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Term Loan Tranche” has the meaning provided in Section 2.18(a).

“Extended Term Commitments” means one or more commitments hereunder to convert Loans under an Existing Term Loan Tranche to Extended Term Loans of a given Extension Series pursuant to an Extension Amendment.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of July 6, 2017 (as amended, supplemented or otherwise modified prior to the date hereof), among the Borrowers, as borrowers, Holding, and Intermediate Holdings, as parent guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing 2020 Loans” means the aggregate outstanding amount of any loans granted under and pursuant to the Existing Credit Agreement.

“Existing 2020 Loans Prepayment” means the prepayment in full of the outstanding principal of, and accrued interest on, the Existing 2020 Loans.

“Extended Term Loans” has the meaning provided in Section 2.18(a).

“Extending Term Lender” has the meaning provided in Section 2.18.

“Extension” means any establishment of Extended Term Commitments and Extended Term Loans pursuant to Section 2.18 and the applicable Extension Amendment.

“Extension Amendment” has the meaning provided in Section 2.18(c). “Extension Election” has the meaning provided in Section 2.18(b).

“Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in a Borrower’s sole discretion) of any or all applicable Classes of Loans be submitted for Extension.

“Extension Request” has the meaning provided in Section 2.18(a). “Extension Series” has the meaning provided in Section 2.18(a).

“Facility” or “Facilities” means the Loans made pursuant to Section 2.01, a given Incremental Series of Incremental Term Loans, or a given Extension Series of Extended Term Loans, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors, whose determination will be conclusive.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower.

“Financing Disposition” means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Company or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

“First Refinancing Amendment” means that certain First Refinancing Amendment to this Agreement, dated as of September 13, 2023, by and among, among others, the Loan Parties, the 2023 Term Lenders, the 2023 Refinancing Arranger, and the Administrative Agent.

“First Refinancing Amendment Effective Date” has the meaning given to such term in First Refinancing Amendment.

“Fitch” means Fitch Ratings Ltd.

“Foreign Borrowing Base” means the sum of (1) 90% of the book value of credit card Receivables, (2) 85% of the book value of Inventory of Foreign Subsidiaries, (3) 85% of the book value of trade Receivables of Foreign Subsidiaries, and (4) cash, Cash Equivalents and Temporary Cash Investments of Foreign Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith); provided that the Foreign Borrowing Base shall in no event be less than the amount thereof determined as of December 31, 2022.

“Foreign Lender” means (a) if any Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if any Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of either of the Borrowers which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States or any successor thereto.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Borrowers and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any nation or government, any state, provincial, municipal or other political subdivision thereof, and any agency, authority,

instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 9.06(h).

“Guarantee” or “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other

Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” or “guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each Parent, each Borrower and each Subsidiary Guarantor.

“Guaranty” means collectively, (a) the Guaranty made by the Parents, the

Borrowers and the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit D and (b) each other guarantee and Guaranty Supplement delivered pursuant to Section 5.11 and the Collateral and Guarantee Requirement or otherwise required hereunder.

“Guaranty Supplement” has the meaning provided in the Guaranty. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, and such Person’s successors and assigns.

“Hedging Agreement” of any Person means any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“Holding” has the meaning provided in the introductory paragraph of this

Agreement.

“Immaterial Subsidiary” means, as of the end of any fiscal quarter, any

Subsidiary of the Company (a) whose Consolidated EBITDA for the Test Period ending on such date does not exceed five percent (5%) of Consolidated EBITDA of Holding for such period and (b) that does not own five percent (5%) of Consolidated Tangible Assets of Holding on a consolidated basis; provided that such Immaterial Subsidiaries in the aggregate shall not have more than 20% of the Consolidated Tangible Assets or Consolidated EBITDA of Holding and its Subsidiaries on a consolidated basis, and if such percentage is exceeded, then the Borrowers shall designate one or more Immaterial Subsidiaries as no longer constituting “Immaterial Subsidiaries” (or, if the Borrowers shall make no designation, one or more of such Immaterial Subsidiaries shall be automatically deemed not to be Immaterial Subsidiaries in descending order based on their respective contributions to Consolidated EBITDA), to the extent necessary to eliminate such excess.

“Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Incremental Amendment” has the meaning specified in Section 2.19(f).

“Incremental Equivalent Debt” has the meaning specified in Section 6.01(b)(xiv).

“Incremental Facility” means any Facility consisting of a given Class of Incremental Term Loans and/or Incremental Term Commitments.

“Incremental Facility Closing Date” has the meaning specified in Section 2.19(d).

“Incremental Loan Request” has the meaning specified in Section 2.19(a).

“Incremental Series” means all Incremental Term Loans and Incremental Term Commitments that are established pursuant to the same Incremental Amendment (or any subsequent Incremental Amendment to the extent that such Incremental Amendment expressly provides that the Incremental Term Loans or Incremental Term Commitments provided for therein are intended to be a part of any previously established “Incremental Series”) and that provide for the same interest margins, “floor”, prepayment provisions and amortization schedule.

“Incremental Term Commitments” has the meaning specified in Section 2.19(a).

“Incremental Term Lenders” has the meaning specified in Section 2.19(c).

“Incremental Term Loan” has the meaning specified in Section 2.19(b).

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a)
the principal of indebtedness of such Person for borrowed money,
(b)
the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(c)
all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),
(d)
all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,
(e)
all Capitalized Lease Obligations of such Person,
(f)
the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than Sally Capital or a Subsidiary Guarantor) any Preferred Stock of such

Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),
(g)
all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,
(h)
all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person, and
(i)
to the extent not otherwise included in this definition, net obligations pursuant to Hedge Agreements of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

For the avoidance of doubt, any operating leases, as such instruments would be determined in accordance with GAAP on the Closing Date, shall be deemed not to constitute Indebtedness. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Agreement, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Indebtedness Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Indebtedness Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Indemnified Liabilities” has the meaning set forth in Section 9.04.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitees” has the meaning set forth in Section 9.04.

“Information” has the meaning specified in Section 9.07.

“Intercompany Note” means the Intercompany Note, substantially in the form attached as Exhibit G.

“Interest Election Request” means a request by the Borrowers to convert or continue a Borrowing in accordance with Section 2.05, which shall be, in the case of a written Interest Election Request, substantially in the form of Exhibit I or in a form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.05.

“Interest Payment Date” means, (a) with respect to any Base Rate Loan, the last day of each of March, June, September and December and (b) with respect to any Term SOFR Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (iii) in addition, the date of any continuation or conversion of such Borrowing with or to a Borrowing of a different Type.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrowers in its Borrowing Request, or such other period that is twelve months or less requested by the Borrowers and consented to by all of the affected Lenders and the Administrative Agent (in the case of each requested Interest Period, subject to availability); provided that:

(i)
any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)
any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)
no Interest Period shall extend beyond the Maturity Date.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

“Intermediate Holdings” has the meaning provided in the introductory paragraph of this Agreement.

“Internally Generated Cash” means, with respect to any Person, funds of such Person and its Subsidiaries not constituting (x) proceeds of the sale of or issuance of (or contributions in respect of) Equity Interests of such Person, (y) proceeds of the incurrence or issuance of Indebtedness (other than Indebtedness in respect of any revolving credit or similar facility) by such Person or any of its Subsidiaries or (z) proceeds of Asset Dispositions and other dispositions set forth in the definition thereof and of Casualty Events.

“Inventory” means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment” in any Person by any other Person means any direct or indirect advance, loan, guarantee or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.02 only,

(i) ”Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time pursuant to Section 6.02(a) is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 6.02(a).

“IP Rights” has the meaning set forth in Section 4.15. “IRS” means the United States Internal Revenue Service.

“Judgment Currency” has the meaning provided in Section 9.22.

“Junior Financing Documentation” means the documentation governing any Subordinated Obligations of the Borrowers or any of their Restricted Subsidiaries.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental Term Loan, any Incremental Term Commitment, any Extended Term Loan or any Extended Term Commitment, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state, provincial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” or “Term Lender” means each lender from time to time party hereto, including (i) each Lender that has a Term B Commitment (including, for the avoidance of doubt, a 2023 Term Commitment and a 2024 Term Commitment), an Incremental Term Commitment pursuant to a given Incremental Series, or an Extended Term Commitment pursuant to a given Extension Series; (ii) each Lender that has an outstanding Loan at such time; (iii) each successor and assign of any Lender as permitted hereunder; and (iv) each Person that shall become a party hereto as a Lender pursuant to an Incremental Amendment and its respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate, provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means any (a) Acquisition that is permitted under this Agreement where all or a portion of the purchase price thereof is being financed, but the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing and (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Loan” means the term loans made by the Lenders on the Closing Date to the Borrowers pursuant to Section 2.01, term loans made on the First Refinancing Amendment Effective Date pursuant to Section 2.01 and the First Refinancing Amendment, ~~any~~term loans made on the Second Refinancing Amendment Effective Date pursuant to Section 2.01 and the Second Refinancing Amendment, any Extended Term Loan, any Incremental Term Loan or any Replacement Term Loan, as the context may require.

“Loan Documents” means, collectively, (a) this Agreement, including schedules and exhibits hereto, and any agreements entered into in connection herewith by either of the Borrowers or any Loan Party with or in favor of the Administrative Agent and/or Lenders, including any amendments, modifications or supplements thereto or waivers thereof, (b) the Notes, (c) the Guaranties, (d) any Incremental Amendment or Extension Amendment, (e) the ABL Intercreditor Agreement, (f) the Collateral Documents, and (g) on and after the execution and delivery thereof, any Additional Junior Lien Intercreditor Agreement or Additional Pari Passu Intercreditor Agreement, and any other documents prepared in connection with the other Loan Documents, if any.

“Loan Parties” means, collectively, the Borrowers and each Guarantor. “Majority in Interest”, when used in reference to Lenders of any Class, means,

at any time, Lenders holding outstanding Loans of such Class representing more than 50% of the aggregate principal amount of all Term B Loans of such Class outstanding at such time.

“Management Investors” means the officers, directors, employees and other members of the management of any Parent, the Company or any of their respective Subsidiaries, or family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Parent.

“Management Stock” means Capital Stock of the Company or any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of capital stock of the Company or any Parent as of the last date of the most recently ended fiscal year multiplied by (ii) the arithmetic mean of the closing prices per share of such capital stock on the New York Stock Exchange (or, if the primary listing of such capital stock is on another exchange, on such other exchange) for the 30 consecutive trading days immediately preceding such date.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holding, each Borrower and their Subsidiaries, taken as a whole, (b) a material adverse effect on the validity or enforceability of this Agreement or any other Loan Document, or (c) a material adverse effect on the rights of or benefits available to and remedies of the Lenders under any Loan Document.

“Maturity Date” means (a) with respect to the Term B Loans (including, for the avoidance of doubt, the 2023 Term Loans and the 2024 Term Loans) made pursuant to Section 2.01, the earlier of (i) February 28, 2030 (the “Stated Maturity Date”) and (ii) the date that is 91 days prior to the Stated Maturity of the 2025 Senior Unsecured Notes (the “2025 Senior Unsecured Notes Springing Maturity Date”), unless all amounts exceeding $200,000,000 of the 2025 Senior Unsecured Notes have been either (x) refinanced with Indebtedness permitted pursuant to the terms of this Agreement and such Indebtedness has a Stated Maturity that is later than 90 days after the Stated Maturity Date or (y) repaid, discharged or prepaid prior to the Senior Unsecured Notes Springing Maturity Date (other than with the proceeds of any Indebtedness maturing earlier than 91 days after the Stated Maturity Date), (b) with respect to any Class of Extended Term Loans, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders and (c) with respect to any Class of Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning specified in Section 9.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means:

(a)
with respect to any Asset Disposition or Casualty Event, the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of such Asset Disposition or Casualty Event, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in respect of such Asset Disposition or Casualty Event, net of the direct costs relating to such Asset Disposition or Casualty Event and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness that is secured by the asset subject to such Asset Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Asset Disposition or Casualty Event (other than as required by Section 2.09(b)(iii)) and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post–employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction provided, however, that, upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described above, or if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty five (365) days after such Asset Disposition or Casualty Event, “Net Proceeds” shall include the amount of such reserve; and
(b)
with respect to any issuance or sale of any securities to any Person, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwrites or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

“Non-Consenting Lenders” has the meaning specified in Section 2.17(c).

“Not Otherwise Applied” means, with reference to any proceeds of any transaction or event (including any contribution and issuance or sale of Capital Stock) that is proposed to be applied to a particular use or transaction, including to make an Excluded Contribution or Incur Contribution Indebtedness or any amount applied or included in the calculation under Section 6.02(a)(iii)(B) or Section 6.02(b)(i), Section 6.02(b)(iv) or Section 6.02(b)(v), that such amount has not previously been (and is not simultaneous being) applied to anything other than such particular use or transaction.

“Note” means a promissory note of the Borrowers payable to any Lender or its registered assigns, in substantially the form of Exhibit A attached hereto (with such modification thereto as may be necessary to reflect differing Classes of Loans), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from the Loans of a given Class made by such Lender.

“NPL” means the National Priorities List under CERCLA.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and (y) obligations of any Loan Party and its Subsidiaries arising under any Secured Hedge Agreement, in each of clauses (x) and (y) including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the Obligations shall not include any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their

Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“Officer’s Certificate” means a certificate signed on behalf of the Borrowers by a Responsible Officer of the Borrowers, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrowers, that meets any applicable requirements set forth in this Agreement.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement;

(c) with respect to any unlimited liability company, the memorandum of association; and (d) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning specified in Section

2.09(b)(iii).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Outstanding Amount” means with respect to the Loans of any Class, on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans of such Class occurring on such date.

“Parent” means any of Holding and Intermediate Holdings and any other Person that is a Subsidiary of Holding or Intermediate Holdings and of which the Company is a Subsidiary.

“Parent Expenses” means (i) costs (including all professional fees and expenses) incurred by any Parent in connection with its reporting obligations under, or in connection with compliance with, applicable Laws or applicable rules of any governmental, regulatory or self- regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Company or any Subsidiary thereof, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other operational expenses of any Parent incurred in the ordinary course of business, and (v) fees and expenses incurred by any Parent in connection with any offering of Capital Stock or Indebtedness, (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Participant” has the meaning specified in Section 9.06(e). “Patriot Act” has the meaning specified in Section 9.20.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in form and substance approved by the Administrative Agent.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

(a)
a Restricted Subsidiary or the Company; provided, that Investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties pursuant to this clause (a), together with, but without duplication of, Investments made in other Persons pursuant to clause (b) that will become Restricted Subsidiaries that are not Loan Parties and Investments in any Special Purpose Subsidiary that is not a Loan Party pursuant to clause (j), in each case, made after the Closing Date, shall not exceed an aggregate amount outstanding from time to time equal to the greater of (x) $285,000,000 and (y) 11.0% of Consolidated Tangible Assets at the time of any such Investment (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided further, that the foregoing limitations set forth in clause (x) and (y) shall not apply to Investments in Restricted Subsidiaries that constitute Foreign Subsidiaries that have on-going business operations that would otherwise constitute a Related Business;

(b)
another Person if as a result of such Investment (A) such Person will become a Restricted Subsidiary or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary; provided, that Investments by Loan Parties in Persons that will, upon the making of such Investments, become Restricted Subsidiaries that are not Loan Parties pursuant to this clause (b), together with, but without duplication of, Investments made in Restricted Subsidiaries that are not Loan Parties pursuant to clause (a) and Investments in any Special Purpose Subsidiary that is not a Loan Party pursuant to clause (j), in each case, made after the Closing Date, shall not exceed an aggregate amount outstanding from time to time equal to the greater of

(i) $285,000,000 and (ii) 11.0% of Consolidated Tangible Assets at the time of any such Investment (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided further that, (x) no Event of Default shall exist either immediately before or after such purchase or acquisition, (y) Section 5.11 shall be complied with in respect of such Person that becomes a Restricted Subsidiary and (z) that the limitations set forth in clause (i) and (ii) above shall not apply to Investments in Persons that become Restricted Subsidiaries that constitute Foreign Subsidiaries that have on-going business operations that would otherwise constitute a Related Business;

(c)
Temporary Cash Investments or Cash Equivalents;
(d)
receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;
(e)
any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 6.04;
(f)
securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;
(g)
(i) Investments existing on the date hereof in Restricted Subsidiaries and

(ii) other Investments in existence or made pursuant to legally binding written commitments in existence on the Closing Date, in each case under this clause (g)(ii) to the extent set forth on Schedule 6.02;

(h)
Hedge Agreements and related obligations, which obligations are Incurred in compliance with Section 6.01(b) and Section 6.02;
(i)
pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 6.06;
(j)
(1) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition by or to or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company, or any Parent, provided that if such Parent receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent to the Company; provided further, that Investments by Loan Parties in Special Purpose Subsidiaries that are not Loan Parties pursuant to this clause (j), together with, but without duplication of, Investments made in Restricted Subsidiaries that are not Loan Parties pursuant to clause (a) and Investments made in other Persons pursuant to clause (b) that will become Restricted Subsidiaries that are not Loan Parties, shall not exceed an aggregate amount outstanding from time to time equal to the greater of (x) $285,000,000 million and (y) 11.0% of Consolidated Tangible Assets at the time of any such Investment (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(k)
bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

(l)
Investments consisting of purchases and acquisitions of inventory, supplies, material, services, equipment or similar assets or the non-exclusive licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(m)
any Investment to the extent made using Capital Stock of Holding (other than Disqualified Stock) as consideration; provided that, such Investment will not constitute an Excluded Contribution or increase the amount available for Restricted Payments under Section 6.02(a)(iii)(B);
(n)
Investments in the ordinary course of business or consistent with industry practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers;
(o)
Investments in Related Businesses (including Subsidiaries that are not Loan Parties) in an aggregate amount outstanding at any time not to exceed the greater of

$250,000,000 million and 9.50% of Consolidated Tangible Assets;

(p)
any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 6.05(b) (except transactions described in clauses (i), (iii), (v) and (vi) of such paragraph); and

(q)
other Investments in an aggregate amount outstanding at any time not to exceed the greater of $250,000,000 million and 9.50% of Consolidated Tangible Assets.

If any Investment pursuant to clause (o) or (q) above is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (b) above (provided that, in the case of any such Person that becomes a Restricted Subsidiary, but not a Loan Party, the fair market value of such Investment, when made, shall be subject to the limitations set forth in clause (b)) and not clause (o) or (q) above for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(a)
Liens imposed by law for Taxes that are not yet due the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or are being contested in compliance with Section 5.04;
(b)
carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;
(c)
pledges, deposits or Liens in connection with workers’ compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
(d)
pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;
(e)
easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which were not incurred in connection with Indebtedness, and which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;
(f)
Liens existing on, or provided for under written arrangements existing on, the Closing Date and set forth on Schedule 6.06, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Closing Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as (i) the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness and

(ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness on the Closing Date and (B) an amount necessary to pay any fees and expenses, including premiums, related to any Refinancing Indebtedness;

(g)
(1) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (2) any condemnation or eminent domain proceedings affecting any real property;
(h)
Liens securing Indebtedness (including Liens securing any Indebtedness Obligations in respect thereof) consisting of Purchase Money Obligations or Capitalized Lease Obligations; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after the acquisition, leasing, construction or improvement of property (real or personal) or assets financed by such Purchase Money Obligation or Capitalized Lease Obligation and (ii) such Liens shall not apply to any other property or assets of the Company or any Subsidiary (except assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business);

(i)
Liens arising out of judgments, decrees, orders or awards not constituting an Event of Default under Section 7.01(h) in respect of which the Company and/or its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;
(j)
(i) leases, subleases, licenses or sublicenses to third parties in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any Indebtedness and (ii) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or consistent with industry practice;
(k)
Liens securing Indebtedness (including Liens securing any Indebtedness Obligations in respect thereof) consisting of (1) Indebtedness Incurred in compliance with Section 6.01(b)(i) (including any Incremental Term Loans), Section 6.01(b)(v), Section 6.01(b)(vi)(A) to the extent the underlying Indebtedness Guaranteed by the Company or a Restricted Subsidiary is secured by a Lien permitted hereby, Section 6.01(b)(vii), Section 6.01(b)(viii) (other than clause (A) or Clause (C)), Section 6.01(b)(ix) (provided that such Lien shall apply solely to the assets of the relevant Special Purpose Subsidiary, and not the Company or any Restricted Subsidiary), and (2) Liens securing Indebtedness incurred by Foreign Subsidiaries pursuant to Section 6.01(a) or Section 6.01(b)(xi); provided that Liens securing such Indebtedness of Foreign Subsidiaries may not extend to any other property owned by the Loan Parties or any other Restricted Subsidiary;
(l)
Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary) (including

Indebtedness incurred pursuant to Section 6.01(b)(x)); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate (it being understood and agreed that such Lien shall not apply to any other assets of the Loan Parties or any other Restricted Subsidiary (other than, in the case of any such merger or consolidation, the assets of any Restricted Subsidiary that is a party thereto);
(m)
Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;
(n)
any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(o)
Liens securing Indebtedness (including Liens securing any Indebtedness Obligations) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by any Permitted Lien, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the original Lien;
(p)
Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (4) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, (5) in favor of the Company or any Restricted Subsidiary (other than Liens on property or assets of the Company or any other Loan Party in favor of any Restricted Subsidiary that is not a Loan Party), (6) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (7) that are contractual rights of set-off relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business and not for speculative purposes, (8) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (9) arising in connection with repurchase agreements permitted under Section 6.01 on assets that are the subject of such repurchase agreements, (10) in favor of any Special Purpose Entity in connection with any Financing Disposition, (11) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, and (12) Liens deemed to exist in connection with Investments in repurchase agreements permitted under this Agreement; provided that such Liens do not extend to assets other than those that are subject to such repurchase agreements;
(q)
other Liens on assets securing obligations not exceeding the greater of

$330,000,000 and 12.5% of Consolidated Tangible Assets at any time outstanding;

(r)
Liens securing Indebtedness incurred pursuant to Section 6.01(b)(iii)(A) (or any Refinancing Indebtedness in respect thereof), so long as the same is at all times subject to the ABL Intercreditor Agreement;
(s)
Liens on the Collateral securing obligations in respect of secured Incremental Equivalent Debt (and Refinancing Indebtedness thereof), so long as, in the case of any secured Incremental Equivalent Debt, the same is at all times subject to an

Additional Junior Lien Intercreditor Agreement or Additional Pari Passu Intercreditor Agreement, as applicable;

(t)
Liens created under the Loan Documents securing any Secured Hedge Agreement;
(u)
Liens (i) on cash advances or cash earnest money deposits in favor of the seller of any property to be acquired in an Investment permitted under this Agreement to be applied against the purchase price for such Investment and (ii) consisting of a letter of intent or an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under this Agreement;
(v)
any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and
(w)
Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases entered into by the Borrower and its Subsidiaries in the ordinary course of business or consistent with industry practice or purported Liens evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statutes) financing statements or similar public filings.

“Permitted Payment” has the meaning specified in Section 6.02(b).

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, joint stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which either Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Pro Rata Share” means, with respect to each Lender, (i) at or prior to the funding on the Closing Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments of all Lenders at such time and (ii) at any time thereafter, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Loans of such Lender at such time and the denominator of which is the aggregate principal amount of the Loans of all Lenders at such time.

“Proceeding” has the meaning specified in Section 9.04.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rating Agencies” means any of S&P, Moody’s or Fitch.

“Receivable” means a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Refinanced Term Loans” has the meaning specified in Section 9.01(g). “Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of this Agreement or Incurred in compliance with this Agreement (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Agreement) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations, the Refinancing Indebtedness shall be subordinated to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced, taken as a whole (as determined by the Company in good faith), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness, (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not Loan Party that refinances Indebtedness of the Loan Parties that could not have been initially Incurred by such Restricted Subsidiary pursuant to Section 6.01 or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary, (4) the final maturity date of such Refinancing Indebtedness is no earlier than the final maturity date of the Indebtedness being refinanced and the Refinancing Indebtedness shall not have a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced thereby, (5) no Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being refinanced except to the extent permitted under Section 6.02, (6) if the Indebtedness being refinanced is unsecured, such Refinancing Indebtedness shall be unsecured (except that Liens that would otherwise be permitted to secure the Indebtedness being refinanced under Section 6.06 on such date, shall be permitted to be incurred to secure such Refinancing Indebtedness) and (7) if the Indebtedness being refinanced is (or would have been required to be) secured by any assets of a Loan Party (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Refinancing Indebtedness may be secured by such assets on terms no less favorable, taken as a whole, to the Secured Parties than those contained in the documentation governing the Indebtedness being refinanced, taken as a whole (as determined by the Company in good faith).

“Register” has the meaning set forth in Section 9.06(d).

“Regulation D” means Regulation D of the FRB as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Related Business” means those businesses in which the Company or any of its Subsidiaries is engaged on the date of this Agreement, or that are similar, related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Related Taxes” means (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by any Parent other than to another Parent), required to be paid by any Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company, any of its Subsidiaries or any Parent), or being a holding company parent of the Company, any of its Subsidiaries or any Parent or receiving dividends from or other distributions in respect of the Capital Stock of the Company, any of its Subsidiaries or any Parent, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company or any of its Subsidiaries is permitted to make payments to any Parent pursuant to Section 6.02, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Company or any Subsidiary thereof, or any other federal, state, foreign, provincial or local taxes measured by income for which any Parent is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a combined basis as if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries.

“Relevant Reference Period” means (i) in the case of any determination of Consolidated EBITDA (and any component definitions used therein) for purposes of computing the Consolidated Secured Debt Ratio as used in the definition of “Required Percentage”, the Excess Cash Flow Period then most recently ended, and (ii) in the case of any determination of

(1) the Consolidated Coverage Ratio, (2) the Consolidated Secured Debt Ratio (other than as used in the definitions of “Required Percentage”) or (3) the Consolidated Total Leverage Ratio (and the component definitions used in any of the foregoing), the Test Period then most recently ended for which internal financial statements are available immediately preceding the date on which the Specified Transaction for which such calculation is being made shall occur.

“Removal Effective Date” has the meaning specified in Section 8.09(b).

“Replacement Term Loans” has the meaning specified in Section 9.01. “Repricing Transaction” means (a) any prepayment, repayment, refinancing,

conversion, substitution or replacement of all or a portion of the Loans of a given Class with the proceeds of the incurrence by a Borrower of any Indebtedness (including any Replacement Term Loans) reducing the Effective Yield of such Indebtedness relative to the Effective Yield of such Loans of a given Class so prepaid, repaid, refinanced, converted, substituted or replaced and (b) any amendment to this Agreement reducing the Effective Yield applicable to the Loans of a given Class; but excluding, in any such case, any refinancing of Loans of a given Class in connection with a Change of Control or a Transformative Acquisition. Any such determination by the Administrative Agent as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders holding Loans of the applicable Class.

“Required Facility Lenders” means, as of any date of determination, with respect to one or more Facilities, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility or Facilities and (b) the aggregate unused Commitments under such Facility or Facilities; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Percentage” means, with respect to any Excess Cash Flow Period, 50%; provided, that (a) if the Consolidated Secured Debt Ratio at the end of the applicable Excess Cash Flow Period is less than 2.50:1.00 but greater than or equal to 2.00:1.00, such percentage shall be 25%, and (b) if the Consolidated Secured Debt Ratio at the end of the applicable Excess Cash Flow Period is less than 2.00:1.00, such percentage shall be 0%.

“Rescindable Amount” has the meaning specified in Section 2.16(d).

“Resignation Effective Date” has the meaning specified in Section 8.09(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party; provided that, with respect to Salon Success International, LLC, a manager shall be considered a “Responsible Officer”. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” has the meaning specified in Section 6.02(a). “Restricted Payment Transaction” means any Restricted Payment permitted pursuant to Section 6.02(a), any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (1) and the parenthetical exclusions contained in clauses (2) and

(3) of such definition).

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sally Capital” has the meaning provided in the introductory paragraph of this

Agreement.

“Sanctioned Country” means any country or territory which is itself subject to comprehensive economic sanctions or trade restrictions under Sanctions, which countries and territories, as of the date hereof, are Cuba, Iran, North Korea, Syria, and the Crimea and separatist- controlled portions of the Donetsk and Luhansk regions of Ukraine.

“Sanctioned Person” means any Person (a) designated on the OFAC list of Specially Designated Nationals and Blocked Persons, or on any list of targeted persons issued under the Sanctions of any other country, (b) that is, or is part of, a government of a Sanctioned Country, (iii) owned or controlled by, or acting on behalf of, any of the foregoing, (iv) resident in or operating from a Sanctioned Country, or (v) otherwise targeted under any Sanctions.

“Sanctions” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 2.11. “SEC” means the Securities and Exchange Commission, or any Governmental

Authority succeeding to any of its principal functions.

“Second Refinancing Amendment” means that certain Second Refinancing Amendment to this Agreement, dated as of June 14, 2024, by and among, among others, the Loan Parties, the 2024 Term Lenders, the 2024 Refinancing Arranger, and the Administrative Agent.

“Second Refinancing Amendment Effective Date” has the meaning given to such term in Second Refinancing Amendment.

“Secured Hedge Agreement” means any Hedge Agreement permitted under Article VI that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank and with respect to which, prior to, or substantially concurrently with, the time that such Hedge Agreement is entered into, the Borrowers (or another Loan Party) and the Hedge Bank party thereto (except in the case of the Administrative Agent) shall have delivered written notice to the Administrative Agent that such Hedge Agreement has been entered into and that it constitutes a “Secured Hedge Agreement” entitled to the benefits of the Collateral Documents and the ABL Intercreditor Agreement; provided that, the obligations in respect of such Hedge Agreement shall not constitute “Obligations” or any equivalent term (as defined in the ABL Credit Agreement).

“Secured Obligations” has the meaning specified in the Security Agreement. “Secured Parties” means, collectively, the Administrative Agent, the Collateral

Agent, the Lenders, the Hedge Banks and each Supplemental Administrative Agent appointed by the Administrative Agent from time to time pursuant to Section 8.13.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit E attached hereto, together with each other security agreement supplement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 5.11 and Section 5.13.

“Security Agreement Supplement” has the meaning specified in the Security

Agreement.

“Senior Notes” means the 2025 Senior Unsecured Notes.

“Senior Representative” means, with respect to any series of secured Incremental Equivalent Debt or other secured Indebtedness permitted to be incurred under Section 6.01 and Section 6.06, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 9.06(h).

“Special Purpose Entity” means (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

“Special Purpose Financing” means any financing or refinancing of assets consisting of or including Receivables of the Company or any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition.

“Special Purpose Financing Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

“Special Purpose Financing Undertakings” means representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) obligations pursuant to Hedge Agreements entered into by the Company or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, and (y) subject to the preceding clause (x) any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Company or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

“Special Purpose Subsidiary” means a Subsidiary of the Company that (a) is engaged solely in (x) the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and

(y) any business or activities incidental or related to such business, and (b) is designated as a

“Special Purpose Subsidiary” by the Company.

“Specified Event of Default” means an Event of Default under Section 7.01(a) or

(f).

“Specified Transaction” means, with respect to any period, (i) any Investment that results in a Person becoming a Restricted Subsidiary; (ii) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary; (iii) any Acquisition; (iv) any disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary; (v) any Investment in, Acquisition of or disposition of assets constituting a business unit, line of business or division of, or all or substantially all of the assets of, another Person or all or substantially all of the Capital Stock of another Person, in each case, whether by merger, consolidation, amalgamation or otherwise; (vi) any Restricted Payment; (vii) any borrowing of any Incremental Term Loan or any Loan pursuant to a Term Loan Increase; or (viii) any other transaction that by the terms of this Agreement requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis or giving pro forma effect to any such transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

“Stated Maturity Date” has the meaning specified in the definition of “Maturity

Date.”

“Store” means any retail store (which includes any real property, fixtures,

equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Obligations” means, with respect to the Obligations, (1) any Indebtedness of the Borrowers or any Guarantor which is by its terms subordinated in right of payment to the Obligations (including, in the case of a Guarantor, Obligations of such Guarantor under the Guaranty) or (2) Indebtedness (other than the Indebtedness or other obligations secured by the ABL Loan Documents) secured by Liens that are subordinated to the Liens securing the Obligations.

“Subsidiary” means, with respect to any Person (a) any corporation, association, unlimited liability company, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and (b) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantors” means, collectively, each Subsidiary (other than Excluded Subsidiaries) of the Company that has entered into the Guaranty and complied with the requirements of Section 5.11 and clause (b) of the definition of “Collateral and Guarantee Requirement”.

“Successor Rate” has the meaning specified in Section 2.11(b).

“Supplemental Administrative Agent” has the meaning specified in Section

8.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Supplemental Perfection Certificate” means a certificate in form and substance approved by the Administrative Agent.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Sharing Agreement” means the Tax Sharing Agreement, dated as of November 16, 2006, among the Company, Holding and Intermediate Holdings, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

“Temporary Cash Investments” means any of the following: (i) any investment in (x) direct obligations of the United States of America, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under this Agreement or the ABL Credit Agreement or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

“Term B Commitments” means, as to each Term B Lender, its obligation to make a Term B Loan to the Borrowers pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount specified opposite such Lender’s name in Schedule 2.01 hereto under the caption “Term B Commitment” as of the Closing Date or in the Assignment and Assumption Agreement pursuant to which such Term B Lender becomes a party hereto, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term B Lender pursuant to an Assignment and Assumption Agreement, (ii) an Incremental Amendment or (iii) an Extension Amendment; provided that from the First Refinancing Amendment Effective Date but prior to the Second Refinancing Amendment Effective Date, such term shall be a reference to the 2023 Term Commitments; provided further that from the Second Refinancing Amendment Effective Date, such term shall be a reference to the 2024 Term Commitments. The initial amount of each Term Lender’s Term B Commitment is specified in Schedule 2.01 hereto under the caption “Term B Commitment” as of the Closing Date or, otherwise, in the Assignment and Assumption Agreement, Incremental Amendment or Extension Amendment, pursuant to which such Lender shall have assumed its Commitment, as the case may be. The initial aggregate amount of the Term B Commitments is $400,000,000 and, ~~on~~as of the First Refinancing Amendment Effective Date, is $399,000,000 and, on the Second Refinancing Amendment Effective Date, shall be

$~~399,000,000~~396,000,000.

“Term B Loans” means (a) at any time on or prior to the First Refinancing

Amendment Effective Date, the term loans made by any Term B Lender to the Borrowers on the Closing Date pursuant to Section 2.01(a) ~~and~~, (b) at any time after the First Refinancing Amendment Effective Date but prior to the Second Refinancing Amendment Effective Date, the 2023 Term Loans and (c) at any time after the Second Refinancing Amendment Effective Date, the 2024 Term Loans.

“Term B Lender” means (a) at any time on or prior to the First Refinancing Amendment Effective Date, any Lender that holds a Term B Loan at such time ~~and~~, (b) at any time after the First Refinancing Amendment Effective Date but prior to the Second Refinancing Amendment Effective Date, any 2023 Term Lender and (c) at any time after the Second Refinancing Amendment Effective Date, any 2024 Term Lender.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Borrowing” means a Borrowing of a Term SOFR Loan.

“Term Lender” means a Lender with a Term B Commitment or with outstanding Term B Loans, including, for the avoidance of doubt, the 2023 Term Lenders and the 2024 Term Lenders.

“Term Loan Increase” has the meaning specified in Section 2.19(a). “Term SOFR” means:

(a)
for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case; and
(b)
for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning specified in Section 2.11(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Company then most recently ended (taken as one accounting period).

“Threshold Amount” means $100,000,000.

“TL Priority Collateral” means all “Term Loan Priority Collateral” as defined in the ABL Intercreditor Agreement.

“Total Outstandings” means, at any time, the aggregate Outstanding Amount of all Loans or all Loans under a given Facility, as applicable.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions” means, collectively, (a) the entering into of this Agreement on the Closing Date and the Borrowings thereunder on the Closing Date, (b) the Existing 2020 Loans Prepayment and (c) the related transactions and the payment of fees, costs and expenses in connection with the foregoing.

“Transformative Acquisition” means any acquisition by the Company or any of its Restricted Subsidiaries of an unrelated third party that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Company and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation (as determined by the Borrowers acting in good faith).

“Treasury Rate” means on any date, the most recently published weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year as reasonably determined by the Administrative Agent.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate or the Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Financial Statements” has the meaning set forth in Section 3.01(d).

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (other than Sally Capital) of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) such designation was made at or prior to the Closing Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 6.02 (it being understood and agreed that such designation shall constitute an Investment by the Company in such Subsidiary (and the Subsidiaries thereof) at the date of designation in an amount equal to the fair market value of the Company’s or its Subsidiary’s (as applicable) Investment therein (including the aggregate (undiscounted) principal amount of any Indebtedness owed by such Subsidiary to any Loan Party or Restricted Subsidiary at the time of such designation). The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) the Company could Incur at least $1.00 of additional Indebtedness under Section 6.02(a) or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to Section 6.01(b).

Any such designation by a Borrower shall be notified by the Company to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the Board of Directors of such Borrower or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.15(k)(ii)(C).

“Voting Stock” of any Person as of any date means the Capital Stock of such

Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by (b) the sum of all such payments.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)
The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)
(i) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(ii)
Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(iii)
The term “including” is by way of example and not limitation.
(iv)
The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(d)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03 Accounting Terms.

(a)
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) which values any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof).
(b)
Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Secured Debt Ratio, the Consolidated Total Leverage Ratio and Consolidated Coverage

Ratio shall be calculated with respect to such period and such Specified Transaction in a manner consistent with the pro forma adjustments contemplated by Section 1.09 and the respective definition of Consolidated Secured Debt Ratio, the Consolidated Total Leverage Ratio or Consolidated Coverage Ratio, as the case may be.
(c)
Notwithstanding the foregoing, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a Capital Lease Obligation under GAAP as in effect on the Closing Date, shall not be treated as a Capital Lease Obligation solely as a result of the adoption of changes in GAAP subsequent to the Closing Date.

SECTION 1.04 Rounding. Any financial ratios required to be maintained by a Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Article II, Article VIII and Article IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service is not available for such currency or ceases to be available, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) for the applicable currency at 11:00 a.m. (London time (or New York time, as applicable)) on such day. For purposes of calculating the Consolidated Secured Debt Ratio and Consolidated Total Leverage Ratio, the equivalent in Dollars of any Indebtedness denominated in a currency other than Dollars will reflect the currency translation effects, determined in accordance with GAAP, of Currency Agreements for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such other Indebtedness.

SECTION 1.08 Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrowers’ consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

SECTION 1.09 Pro Forma and Other Calculations.

(a)
Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated Secured Debt Ratio, the Consolidated Total Leverage Ratio, the Consolidated Coverage Ratio, and compliance with covenants determined by reference to Consolidated EBITDA or Consolidated Tangible Assets, shall be calculated in the manner prescribed by this Section 1.09; provided, however, that notwithstanding anything to the contrary in this Section 1.09, when calculating the Consolidated Secured Debt Ratio for purposes of determining the Required Percentage of Excess Cash Flow pursuant to Section 2.09(b)(i), the events described in this Section 1.09 that occurred subsequent to the end of the applicable Excess Cash Flow Period or applicable Relevant Reference Period, respectively, shall not be given pro forma effect.
(b)
For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDA or Consolidated Tangible Assets, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.09) that have been made (i) during the applicable Relevant Reference Period or (ii) other than as described in the proviso to clause (a) above, subsequent to such Relevant Reference Period and prior to or simultaneously with the event for which the calculation of any such ratio or test, or any such calculation of Consolidated EBITDA or Consolidated Tangible Assets, is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Relevant Reference Period (or, in the case of Consolidated Tangible Assets, on the last day of the applicable Relevant Reference Period). If since the beginning of any applicable Relevant Reference Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into any Borrower or any of the Restricted Subsidiaries since the beginning of such Relevant Reference Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then such financial ratio or test (or Consolidated EBITDA or Consolidated Tangible Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.09.
(c)
For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDA, whenever pro forma effect is to be given to any Specified Transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such transaction which cost savings or synergies (i) shall consist solely of operating expense reductions and other operating improvements or synergies reasonably expected to result from such transaction to the extent reasonably anticipated to be realized and supportable in the good faith judgment of the Company and actions necessary for realization thereof have been taken or are to be taken within 18 months of the applicable transaction and to the extent such actions shall not have been taken within such period, such cost savings and synergies shall not be given further effect and (ii) shall not exceed 35.0% of Consolidated EBITDA determined on a pro forma basis for the Relevant Reference Period) shall be as determined in good faith by the Chief Financial Officer or a Responsible Officer of the Company.
(d)
In the event that (w) any Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by repurchase, redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness (in each case, other than Indebtedness incurred or repaid under any revolving credit facility or line of credit in the ordinary course of business for working capital purposes) or (x) any Borrower or any Restricted Subsidiary issues, repurchases or redeems Disqualified Stock, (i) during the applicable Relevant Reference Period or (ii) subject to clause (a) above, subsequent to the end of the applicable Relevant Reference Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repurchase, redemption, repayment, retirement, discharge, defeasance or extinguishment of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock, in each case to the extent required, as if the same had occurred on the last day of the applicable Relevant Reference Period (except in the case of the Consolidated Coverage Ratio (or similar ratio), in which case such incurrence, assumption, guarantee, repurchase, redemption, repayment, retirement, discharge, defeasance or extinguishment of Indebtedness or such issuance, repurchase or redemption of Disqualified Stock will be given effect as if the same had occurred on the first day of the applicable Relevant Reference Period).
(e)
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
(f)
Notwithstanding anything to the contrary herein, in connection with any Limited Condition Transaction, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including any Consolidated Coverage Ratio test, any Consolidated Total Leverage Ratio test, or any Consolidated Secured Debt Ratio test, or any specific amount of Consolidated Tangible Assets or Consolidated EBITDA) or

(ii) the absence of a Default or Event of Default (or any type of Default or Event of Default)

as a condition to the incurrence of Indebtedness in connection therewith, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrowers, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such Limited Condition Transaction or (y) the consummation of the Limited Condition Transaction and related incurrence of Indebtedness, in each case, after giving effect to the relevant Limited Condition Transaction and related incurrence of Indebtedness, on a pro forma basis; provided that notwithstanding the foregoing, the absence of an Event of Default under Section 7.01(a) and (f) shall be a condition to the consummation of any such incurrence of Indebtedness. In addition, if the proceeds of an Incremental Term Commitment are to be used to finance a Limited Condition Transaction, then at the option of the Company and subject to the agreement of the lenders providing such financing, such financing may be subject to customary “SunGard” or “certain funds” conditionality in lieu of the requirements set forth in clauses (i) and (ii) of Section 2.19(d).

(g)
On and after the date pro forma effect is to be given to a Limited Condition Transaction and on which either Borrower or any Restricted Subsidiary is incurring or deemed to be incurring Indebtedness, which Limited Condition Transaction has yet to be consummated but for which a definitive agreement governing such Limited Condition Transaction has been executed and remains in effect, any ratio based conditions and baskets (including baskets that are determined on the basis of Consolidated Tangible Assets and Consolidated EBITDA) shall be required to be satisfied assuming both that such Limited Condition Transaction has been consummated and the related Indebtedness incurred and that such Limited Condition Transaction has not been consummated and the related Indebtedness has not been incurred, in each case until such Limited Condition Transaction is consummated or such definitive agreement is terminated.
(h)
Notwithstanding anything in this Agreement to the contrary, in the event any Lien, Indebtedness or Restricted Payment (or any portion thereof) meets the criteria of one or more than one of the categories of permitted Baskets under this Agreement (including within any defined terms), including any Fixed Basket or Non-Fixed Basket, as applicable, the Company shall be permitted, in its sole discretion, at the time of incurrence or payment to divide and classify and to later, at any time and from time to time, re-divide and re-classify (including to re-classify utilization of any Fixed Basket as being incurred under any Non-Fixed Basket or other Fixed Basket or utilization of any Non-Fixed Basket as being incurred under any Fixed Basket or other Non-Fixed Basket) on one or more occasions (based on circumstances existing on the date of any such re-division and re- classification) any such Lien, Indebtedness, Restricted Payment, transaction, in whole or in part, among one or more than one applicable Baskets under this Agreement (in the case of re-classification or re-division, so long as the amount so re-classified or re-divided is permitted at the time of such re-classification or re-division to be incurred pursuant to the applicable Basket into which such amount is re-classified or re-divided at such time). For all purposes hereunder, (x) “Basket” shall mean any amount, threshold, exception or value permitted or prescribed with respect to any Lien, Indebtedness or Restricted Payment under any provision in this Agreement, (y) “Fixed Basket” shall mean any Basket that is subject to a fixed-Dollar limit (including Baskets based on a percentage of Consolidated EBITDA or Consolidated Tangible Assets) and (z) “Non-Fixed Basket” shall mean any Basket that is subject to compliance with a financial ratio or test.

SECTION 1.10 Interest Rates. The Administrative Agent does not warrant,

nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

SECTION 2.01 The Loans.

(a)
Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make to the Borrowers one or more Term B Loans denominated in Dollars in a principal amount equal to such Lender’s Term B Commitment on the Closing Date. Term B Loans may be Base Rate Loans or Term SOFR Loans as further provided herein.
(b)
The Loans funded on the Closing Date will be funded with an original issue discount of 0.75% (it being agreed that the Borrowers shall be obligated to repay 100% of the principal amount of all such Loans and interest shall accrue on 100% of the principal amount of such Loans, in each case as provided herein). Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.
(c)
Each 2023 Term Lender with a 2023 Term Commitment severally agrees to make (or in the case of any Continuing Term Lender, be deemed to make) the 2023 Term Loans to the Borrowers denominated in Dollars (the “2023 Term Loans”) (which 2023 Term Loan may be a Continued Loan (as defined in the First Refinancing Amendment)) on the First Refinancing Amendment Effective Date in an aggregate amount equal to such Lender’s 2023 Term Commitment in accordance with the terms of the First Refinancing Amendment and this Agreement.
(d)
Each 2024 Term Lender with a 2024 Term Commitment severally agrees to make (or in the case of any Continuing Term Lender, be deemed to make) the 2024 Term Loans to the Borrowers denominated in Dollars (the “2024 Term Loans”) (which 2024 Term Loan may be a Continued Loan (as defined in the Second Refinancing Amendment)) on the Second Refinancing Amendment Effective Date in an aggregate amount equal to such Lender’s 2024 Term Commitment in accordance with the terms of the Second Refinancing Amendment and this Agreement.

SECTION 2.02 Loans and Borrowings.

(a)
Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)
Subject to Section 2.11, each Borrowing of Term B Loans shall be comprised entirely of Base Rate Loans or Term SOFR Loans as the Borrowers may request in accordance herewith; provided that all Borrowings of Term B Loans made on the Closing Date must be made as Base Rate Borrowings unless the Borrowers shall have given the notice required for a Term Benchmark Borrowing under Section 2.03 and provided an indemnity letter, in form and substance reasonably satisfactory to the Administrative Agent, extending the benefits of Section 2.14 to Lenders in respect of such Borrowings.
(c)
At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is (i) in the case of a Term Benchmark Borrowing, an integral multiple of $500,000 and not less than $1,000,000 and (ii) in the case of a Base Rate Borrowing, an integral multiple of $100,000 and not less than $500,000; provided that a Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. Borrowings of more than one Type and Class may be outstanding at the same time.
(d)
The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. The determination of the Adjusted Term SOFR Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America N.A’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)
After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five Interest Periods in effect.
(f)
Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03 Requests for Borrowings. To request a Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic or email Borrowing Request shall be irrevocable and shall in the case of a telephonic request be confirmed promptly by hand delivery or email to the Administrative Agent of a written Borrowing Request signed by the Borrowers. Each such telephonic and written Borrowing Request shall specify the following information (to the extent applicable, in compliance with Section 2.01 and Section 2.02):

(a)
the identity of the applicable Borrower;
(b)
whether the requested Borrowing is to be a Borrowing of a Term B Loan or an Incremental Term Loan;
(c)
the aggregate amount of such Borrowing;
(d)
the requested date of such Borrowing, which shall be a Business Day;
(e)
whether such Borrowing is to be a Base Rate Borrowing or a Term Benchmark Borrowing;
(f)
in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(g)
the location and number of the Borrowers’ account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04(a); and
(h)
that as of such date Section 3.02(a) and Section 3.02(b) are satisfied.

If no election as to the Type of Borrowing of a Term B Loan is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowings, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. All Loans hereunder shall be made in Dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Funding of Borrowing.

(a)
Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 Noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers maintained with the Administrative Agent in New York City and designated by the Borrowers in the applicable Borrowing Request.Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of any Base Rate Borrowing for which notice of such Borrowing has been given by the Borrowers on the proposed date of such Borrowing in accordance with Section 2.03, prior to 1:00 p.m., New York City time, on such date) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.05 Interest Elections.

(a)
Each Borrowing of a Term B Loan initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrowers may elect to convert such Borrowing of a Term B Loan to a Borrowing of a different Type or to continue such Borrowing of a Term B Loan, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Term B Loans comprising each such portion shall be considered a separate Borrowing.
(b)
To make an election pursuant to this Section, the Borrowers shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of a Term B Loan of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery to the Administrative Agent of a written Interest Election Request signed by the Borrowers.
(c)
Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)
the Borrowing of Term B Loan to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)
whether the resulting Borrowing is to be a Base Rate Borrowing or a Term Benchmark Borrowing; and
(iv)
the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

If the Borrowers fail to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term Benchmark Borrowing with a one-month Interest Period. If no election as to the Type of Borrowing of a Term B Loan is specified or if the Borrowers fail to give a timely Interest Election Request prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term Benchmark Borrowing with a one-month Interest Period. If the Borrowers request a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Borrowing Request, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.

(d)
Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan unless a Borrower pays the amount due, if any, under Section 2.14 in connection therewith. Notwithstanding any contrary provision set forth in Section 2.05, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06 Termination and Reduction of Commitments.

(a)
Unless previously terminated, (i) the Term B Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date ~~and~~, (ii) the 2023 Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on the First Refinancing Amendment Effective Date. and (iii) the 2024 Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Second Refinancing Amendment Effective Date.
(b)
The Borrowers may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of

$1,000,000 and not less than $5,000,000.

(c)
The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three

Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.07 Repayment of Loans; Evidence of Debt.

(a)
The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term B Loan of such Lender as provided in Section 2.08.
(b)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)
The Administrative Agent shall maintain accounts in which it shall record

(i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)
The entries made in the accounts maintained pursuant to paragraph (b) or

(c) of this Section shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e)
Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.06) be represented by one or more promissory notes in such form.

SECTION 2.08 Amortization of Loans..

(a)
Subject to adjustments pursuant to Section 2.09(d), the Borrowers shall repay to the Administrative Agent for the ratable account of the Lenders on the last Business Day of March, June, September and December of each year (commencing on the applicable day of the first full fiscal quarter of the Company after the Closing Date) and the Maturity Date or, if such date is not a Business Day, on the immediately preceding Business Day, in an aggregate principal amount of such Term B Loans equal to (A) in the case of quarterly payments due prior to the Maturity Date, an amount equal to 0.25% of the aggregate principal amount of the Term B Loans incurred on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.09) and (B) in the case of such payment due on the Maturity Date, an amount equal to the then unpaid principal amount of such Term B Loans outstanding. If the initial aggregate amount of the Lenders’ Term B Commitments exceeds the aggregate principal amount of Term B Loans that are made on the Closing Date (or, in the case of 2023 Term Commitments, the First Refinancing Amendment Effective Date and in the case of the 2024 Term Commitments, the Second Refinancing Amendment Effective Date), then the scheduled repayments of Term B Loans to be made pursuant to this Section shall be reduced ratably, based on the amount of such scheduled repayments, by an aggregate amount equal to such excess.
(b)
The Borrowers shall repay Incremental Term Loans or Extended Term Loans of any Class as provided in the applicable Incremental Amendment or Extension Amendment, as applicable. To the extent not previously paid, all Incremental Term Loans and Extended Term Loans shall be due and payable on the maturity date set forth in the applicable Incremental Amendment or Extension Amendment, as applicable.
(c)
Prior to any repayment of any Term B Loans of any Class under this Section, the Borrowers shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or email) of such selection not later than 1:00 p.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Class of Term B Loans. Repayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.09 Prepayments.

(a)
Optional. The Borrowers may, upon an irrevocable notice to the Administrative Agent by telephone (confirmed by hand delivery or email) or in the form of Exhibit J, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty (subject to Section 2.12(b), Section 2.12(c) and Section 2.14), subject to the requirements of this Section 2.09, provided that any such notice may be contingent upon the consummation of a refinancing or other conditional event and such notice may otherwise be extended or revoked, in each case, with the requirements of Section 2.14 to apply to any failure of the contingency to occur and any such extension or revocation; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two Business Days prior to any date of prepayment of Term SOFR Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Term SOFR Loans shall be in an integral multiple of $500,000 and not less than $1,000,000; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)
Mandatory.

(i)
Excess Cash Flow. Within ten Business Days after financial statements are required to be delivered pursuant to Section 5.01(a), the Borrowers shall cause to be prepaid an aggregate principal amount of Loans in an amount (if in excess of zero) equal to (A) the Required Percentage of Excess Cash Flow, if any, for the Excess Cash Flow Period covered by such financial statements, minus, without duplication, (B) in each case, to the extent such prepayments are not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit or similar facility), (I) the aggregate amount of all voluntary prepayments of Loans (including through (x) Dutch auctions open to all Lenders on a pro rata basis or (y) open-market purchases, in each case, pursuant to Section 9.06(j), which shall be credited to the extent of the actual purchase price paid in cash in connection with such Dutch auction or open-market purchase) and all voluntary prepayments, repurchases, redemptions and other retirements of any other Indebtedness that is secured on a pari passu basis with the Obligations (including any prepayment in respect of any revolving credit facility solely to the extent that it is accompanied by a corresponding permanent reduction in commitments under such revolving credit facility, including the ABL Credit Agreement (or any refinancing facility or replacement facility)), in each case, during such Excess Cash Flow Period, (II) the amount of Capital Expenditures and acquisitions of intellectual property to the extent not deducted in calculating Consolidated Net Income, in each case, made in cash during such Excess Cash Flow Period by the Company and its Restricted Subsidiaries, (III) the aggregate amount of cash consideration paid by the Company and its Restricted Subsidiaries (on a consolidated basis) in connection with Investments (including Acquisitions) made during such Excess Cash Flow Period pursuant to clauses (b), (j) (other than Investments in Restricted Subsidiaries), (o) and/or (q) of the definition of “Permitted Investments,” (IV) the amount of Restricted Payments made in cash during such Excess Cash Flow Period (on a consolidated basis) by the Company and its Restricted Subsidiaries made in compliance with Section 6.02(a) and/or clauses (v), (vii), (ix) and (xii) of Section 6.02(b), provided that in the case of Restricted Payments made pursuant to Section 6.02(a), the deduction pursuant to this clause (IV) shall not exceed an amount equal to the Consolidated Net Income for such period), and (V) without duplication of amounts otherwise deducted in the calculation of any other Excess Cash Flow Period, the aggregate consideration required to be paid in cash by the Company or any of its Restricted Subsidiaries pursuant to (x) binding contracts or (y) letters of intent, in each case, entered into prior to or during such Excess Cash Flow Period relating to Investments (including Acquisitions) or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Company following the end of such period (“Pre-Closing Contract Consideration”), provided that, to the extent the aggregate amount of cash actually utilized to finance such Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Pre-Closing Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters.
(ii)
Indebtedness. If either Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 6.01, the Borrowers shall cause to be prepaid an aggregate principal amount of Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five Business Days after the receipt of such Net Proceeds (for the avoidance of doubt, it being understood that such prepayment shall not cure any Default or Event of Default that may exist pursuant to Section 7.01 as a result of such incurrence or issuance of Indebtedness).
(iii)
Asset Disposition. Upon the receipt of any Net Proceeds of (x) any Asset Disposition in excess of $75,000,000 in the aggregate with all other Asset Dispositions made after the Closing Date or (y) Casualty Event (including by the Administrative Agent as loss payee in respect of any Casualty Event) (such Net Proceeds, “Excess Proceeds”), the Borrowers or the applicable Restricted Subsidiary, at their option, shall apply cash in an amount equal to the Excess Proceeds from such Asset Disposition or Casualty Event either:
(A)
(I) if the assets subject to the respective Asset Disposition or Casualty Event constituted TL Priority Collateral, within five Business Days after receipt of such Excess Proceeds to (x) prepay Term B Loans in an aggregate amount equal to 100% of the amount of such Excess Proceeds or (y) to make an offer to purchase, prepay or permanently reduce Indebtedness permitted by Section 6.01 that is secured on a pari passu basis (without regard to control of remedies) with the Liens securing the Obligations (or, in each case, any Refinancing Indebtedness in respect thereof that is secured on a pari passu basis (without regard to control of remedies) with Liens securing the Obligations) pursuant to the terms of the documentation governing such Indebtedness with such Excess Proceeds from such Asset Disposition or Casualty Event (such Indebtedness permitted by Section 6.01 that is incurred after the Closing Date or, in each case, any Refinancing Indebtedness in respect thereof and secured by a Permitted Lien on a pari passu basis (without regard to control of remedies) with the Obligations (“Other Applicable Indebtedness”); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (I)(y), (1) such Borrower or such Restricted Subsidiary shall permanently retire that portion of such Indebtedness so repaid or prepaid and, in the case of obligations under revolving credit facilities or other similar Indebtedness, shall correspondingly permanently reduce commitments with respect thereto (other than obligations owed to a Borrower or a Restricted Subsidiary) and (2) such Borrower or such Restricted Subsidiary will equally and ratably reduce the amount of Indebtedness outstanding under this Agreement by prepaying Loans in accordance with Section 2.09(c), or (II) if the assets subject to the respective Asset Disposition or Casualty Event constituted ABL Priority Collateral, to repay outstanding ABL Loans as, and to the extent, required by any “cash sweep” provisions in the ABL Credit Agreement (but without any corresponding permanent reductions of the commitments thereunder);
(B)
so long as the Borrowers deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrowers intend to cause the Excess Proceeds from such event (or a portion thereof specified in such certificate, in which case the remaining portion shall be applied pursuant to clause (A)) to be applied within 18 months after receipt of such Excess Proceeds to acquire Additional Assets to be used in the business of the Borrowers or the Restricted Subsidiaries and certifying that no Default has occurred and is continuing, to acquire Additional Assets; provided, however, that, if the assets subject to the respective Asset Disposition or Casualty Event constituted TL Priority Collateral, any such Additional Assets so acquired shall constitute TL Priority Collateral and concurrently with their acquisition shall be added to the

Collateral securing the Secured Obligations in accordance with the provisions of Section 5.11, Section 5.13 and the Collateral Documents; provided, further, that to the extent such Additional Assets constitute the Capital Stock of any Person that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and Section 5.11, the assets of such Person that may be used or useful in a Related Business are, in accordance with the provisions of Section 5.11, Section 5.13 and the Collateral Documents, concurrently with the acquisition added to the Collateral securing the Secured Obligations. Notwithstanding the foregoing, for purposes of clause (B), if during such 18-month period a Borrower or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Excess Proceeds of any Asset Disposition or Casualty Event to acquire Additional Assets pursuant to clause (B) of this Section 2.09(b) then, so long as (i) no Event of Default then exists and (ii) such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 18 months to complete, then such 18-month period will be extended with respect to the amount of Excess Proceeds so committed for the period of time necessary to complete such project (or, if earlier, the date of termination of such agreement); or
(C)
a combination of clauses (A) and (B), subject to the requirements thereunder,
(c)
Prior to any optional or mandatory prepayment of Borrowings under this Section, the Borrowers shall, subject to the next sentence, select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment delivered pursuant to paragraph (d) of this Section. In the event of any mandatory prepayment of Term B Loans made at a time when Term B Loans of more than one Class remain outstanding, the Borrowers shall select Term B Loans to be prepaid so that the aggregate amount of such prepayment is allocated between Classes of Term B Loans (and, to the extent provided in the Incremental Amendment for any Class of Incremental Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (and, to the extent provided in the Incremental Amendment for any Class of Incremental Term Loans, any Lender that holds Incremental Term Loans of such Class) may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery or email) at least one Business Day prior to the required prepayment date, to decline all or any portion of any prepayment of its Term B Loans or Incremental Term Loans of any such Class pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term B Loans or Incremental Term Loans of any such Class but was so declined shall be retained by the Borrowers.
(d)
The Borrowers shall notify the Administrative Agent by telephone (confirmed by hand delivery or email) or in the form of Exhibit J of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m. (New York City time) (A) three Business Days prior to any date of prepayment of Term SOFR Loans and (B) one Business Day prior to any date of prepayment of Base Rate Loans. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of prepayment of Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice of prepayment may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Prepayments of Term B Loans shall be applied (i) in the case of prepayments pursuant to Section 2.09(a), to each Class of Term B Loans as directed by the Borrowers (and absent any such direction, pro rata among all Classes of Term B Loans), to the scheduled installments thereof in the manner specified by the applicable Borrower and (ii) in the case of prepayments pursuant to Section 2.09(b) pro rata among all Classes of Term B Loans, in direct order of maturity of remaining amortization payments; provided, that, notwithstanding anything else set forth in this Section to the contrary, any other Indebtedness permitted under Section 6.01 that is secured, on an equal and ratable basis with the Term B Loans, by a Lien on the Collateral that is permitted under Section 6.06, may participate in mandatory prepayments pursuant to Section 2.09(b) on a pro rata or less than pro rata basis to the extent such Indebtedness is required to be prepaid or redeemed with the Net Proceeds from such mandatory prepayment event. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10
(e)
Notwithstanding anything else set forth in this Section to the contrary, (i) to the extent any mandatory prepayment required pursuant to Section 2.05(b)(i) or (iii) (without giving effect to this Section 2.05(b)(v)) is attributable to a direct or indirect subsidiary of either of the Borrowers that is a Foreign Subsidiary, no such prepayment (or a portion thereof) shall be required to be made if either (A) such prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment) shall, at the time it is required to be made, be prohibited by applicable Law (including by reason of financial assistance, corporate benefit, restrictions on upstreaming or transfer of cash intra group and the fiduciary and statutory duties of the directors of relevant Restricted Subsidiaries), or (B) a Restricted Payment or other distribution is reasonably necessary (notwithstanding the Loan Parties’ commercially reasonable efforts to make such mandatory prepayment without making such Restricted Payment or other distribution) in connection with such prepayment (or portion thereof) and the Borrowers determine in good faith that the Borrowers or any Restricted Subsidiary would incur a material liability in respect of Taxes (including any withholding tax) in connection with making such Restricted Payment or other distribution (outside of any taxes applicable to such prepayment that (x) would be incurred even if no such Restricted Payment or other distribution were made and, (y) in the case of Section 2.05(b)(iii), are deducted in calculating the Net Proceeds thereof); provided that, for a period of one year following the date on which such payment was originally required, the Borrowers and their Subsidiaries shall take commercially reasonable actions, to permit repatriation of the proceeds subject to such prepayments or portion thereof, or dividend or distribution to facilitate such prepayment) in order to effect such prepayments without violating applicable Law or incurring such material tax liability. Notwithstanding anything in the preceding sentence to the contrary, in the event the limitations or restrictions described therein cease to apply to any prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment) required under Section

2.05(b)(i) or (iii), the Borrowers shall make such prepayment in an amount equal to the lesser of (x) the amount of such prepayment previously required to have been made without having given effect to such limitations or restrictions and (y) the amount of unrestricted cash and Cash Equivalents on hand at such time. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

SECTION 2.10 Interest.

(a)
Subject to the provisions of Section 2.10(b), (i) each Term Benchmark Borrowing shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Borrowing shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)
Notwithstanding the foregoing, during the continuance of a Specified Event of Default, the Borrowers shall pay interest on past due amounts hereunder at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. Payment or acceptance of the increased rates of interest provided for in this paragraph (b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.
(c)
Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)
All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on Bank of America N.A’s prime rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, Adjusted Term SOFR Rate or Term SOFR Screen Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11 Alternate Rate of Interest.

(a)
If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2.11(b), and the circumstances under clause (i) of Section 2.11(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify each Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.11(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b)
Replacement of Term SOFR Screen Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)
adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of the Term SOFR Screen Rate, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)
CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the Term SOFR Screen Rate, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of the Term SOFR Screen Rate or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of the Term SOFR Screen Rate after such specific date (the latest date on which one month, three month and six month interest periods of the Term SOFR Screen Rate is no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, the Term SOFR Screen Rate will be replaced hereunder and under any Loan Document with, Adjusted Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Adjusted Daily Simple SOFR, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.11(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrowers may amend this Agreement solely for the purpose of replacing the Term SOFR Screen Rate or any then current Successor Rate in accordance with this Section 2.11 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify each Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent (0%), the Successor Rate will be deemed to be zero percent (0%) for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this

Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

SECTION 2.12 Fees.

(a)
The Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid, shall be paid in immediately available same day funds, shall not be netted against any other amounts and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrowers and the applicable Agent).
(b)
If any Repricing Transaction occurs prior to the date occurring six months after the ~~First~~Second Refinancing Amendment Effective Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each Lender with outstanding ~~2023~~2024 Term Loans that are either prepaid, refinanced, substituted, replaced or otherwise subjected to a repricing reduction in connection with such Repricing Transaction (including each Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 2.17), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Term B Loans prepaid, refinanced, substituted or replaced (or converted) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Term B Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

SECTION 2.13 Increased Costs.

(a)
If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate);
(ii)
impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or
(iii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender or such other

Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b)
If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such amounts shall only be payable by the Borrower to the applicable Lender under this Section 2.13(b) so long as it is such Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.
(c)
A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270- day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)
If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Term SOFR Loan, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligations of such Lender to make or continue Term SOFR Loans or to convert Base Rate Borrowings into Term Benchmark Borrowings, as the case may be, shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist (and each Lender agrees to give such notice promptly after such circumstances no longer exist). Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all such Term SOFR Loans of such Lender to Base Rate Loans, on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers shall also pay to the applicable Lender accrued interest on the amount of the applicable Loans so prepaid or converted.

SECTION 2.14 Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether or not such notice may be revoked in accordance with the terms hereof), or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.17(b), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term SOFR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Term SOFR Screen Rate market (but such loss, cost or expense shall not in any event include loss of spread). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.15 Taxes.

(a)
Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)
Payment of Other Taxes by the Borrowers. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)
Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)
Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)
Change in Place of Organization. No Loan Party shall be required pursuant to this Section 2.15 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the lending office of such Lender, except to the extent that any such change is requested or required in writing by the Borrowers (and provided that nothing in this clause (e) shall be construed as relieving the Borrowers from any obligation to make such payments or indemnification in the event of a change in lending office or place of organization that precedes a change in Law to the extent such Taxes result from a change in Law).
(f)
Assignment and Assumption. If at the date of the Assignment and Assumption Agreement pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 2.15 in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) withholding tax, if any, applicable with respect to the Lender assignee on such date.
(g)
Refund. If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 2.15, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to such Loan Party, net of all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that such Loan Party, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at such Loan Party’s request, provide such Loan Party with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
(h)
Increased Costs. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 with respect to such Lender it will, if requested by the Borrowers, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage, and provided further, that nothing in this Section 2.15(h) shall affect or postpone any of the Obligations of any Loan Party or the rights of such Lender pursuant to Section 2.13.
(i)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (i).
(j)
Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(k)(i), Section 2.15(k)(ii)(B) and Section 2.15(k)(iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(k)
Certification Forms. Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(i)
any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(ii)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(A)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W- 8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)
in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;
(C)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of either Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN-E or IRS Form W-8BEN; or
(D)
to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct or indirect partner;
(iii)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(iv)
if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(l)
Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(m)
Defined Terms. For purposes of this Section 2.15, the term “applicable Law” includes FATCA.

SECTION 2.16 Payments Generally; Pro Rata Treatment; Sharing of

Setoffs.

(a)
The Borrowers shall make each payment required to be made by them hereunder or under any other Loan Document (whether of principal, interest, or fees, or of amounts payable under Section 2.13, Section 2.14, Section 2.15, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment

(or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account or accounts as may be specified by the Administrative Agent, payments pursuant to Section 2.13, Section 2.14, Section 2.15, Section 9.03 and Section 9.04 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under this Agreement or any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (unless, in the case of any such payment made under Section 2.08 or any payment of interest on the Obligations hereunder, such next succeeding Business Day would fall in the next calendar month, in which case the date for such payment shall be on the next preceding Business Day) and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder and under each other Loan Document shall be made in dollars.

(b)
If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term B Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term B Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Term B Loans of other Lenders to the extent necessary so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term B Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any Eligible Assignee or to the Borrowers or any Subsidiary in a transaction that complies with the terms of Section 2.09(j) (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of either of the Borrowers in the amount of such participation.
(d)
Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders, as applicable, the amount due.
(e)
With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (e) shall be conclusive, absent manifest error.
(f)
If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a) or Section 2.04(b), Section 2.15(i), or Section 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.17 Mitigation Obligations; Replacement of Lenders.

(a)
If any Lender requests compensation under Section 2.13, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or Section 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)
If any Lender requests compensation under Section 2.13, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, if any Lender becomes a Defaulting Lender, or if any Lender becomes a Non- Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.06), all its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or Section 2.15) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fees pursuant to Section 2.12(b) (with such assignment being deemed to be an optional prepayment for purposes of determining the applicability of such Section)) (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees (other than any fee payable pursuant to Section 2.12(b)) or the Borrowers (in the case of all other amounts (including any fee payable pursuant to Section 2.12(b)), (iii) the Borrowers or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.06(c), (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments and (v) such assignment does not conflict with applicable Law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
(c)
In the event that (i) a Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders or all Lenders in accordance with the terms of Section 9.01 and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

SECTION 2.18 Extended Term Loans.

(a)
The Borrowers may at any time and from time to time request that all or a portion of the Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Loans (any such Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.18. In order to establish any Extended Term Loans, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Loans under the applicable Existing Term Loan Tranche to which such amended Extended Term Loans relate, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have optional prepayment terms (including call protection) as may be agreed by the Borrowers and the Lenders thereof; provided, however, that (A) no Event of Default shall have occurred and be continuing at the time a Term B Loan Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any Extended Term Loans of a given Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Loans then outstanding hereunder, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any other Existing Term Loan Tranche (as originally in effect prior to any amortization or prepayments thereto) and (D) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the ABL Credit Agreement and the ABL Intercreditor Agreement (in each case, to the extent the ABL Credit Agreement and the ABL Intercreditor Agreement are then in effect). Any Extended Term Loans amended pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Term Loan Tranche

(in which case scheduled amortization with respect thereto shall be proportionately increased). Each Extension Series of Extended Term Loans incurred under this Section 2.18 shall be in an aggregate principal amount that is not less than $50,000,000 and the Borrowers may impose an Extension Minimum Condition with respect to any Extension Request, which may be waived by the Borrowers in their sole discretion.
(b)
The Borrowers shall provide the applicable Extension Request at least fifteen (15) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche are requested to respond (or such shorter period as shall be acceptable to the Administrative Agent in any given case), and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18. No Lender shall have any obligation to agree to have any of its Loans of any Existing Term Loan Tranche amended (and converted into Extended Term Loans) pursuant to any Extension Request. Any Lender (each, an “Extending Term Lender”) wishing to have all or a portion of its Loans under the Existing Term Loan Tranche subject to such Extension Request amended and converted into Extended Term Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Loans under the Existing Term Loan Tranche which it has elected to request be amended and converted into Extended Term Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Loans under the Existing Term Loan Tranche subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Extension Request, Loans subject to Extension Elections shall be amended and converted to Extended Term Loans on a pro rata basis based on the aggregate principal amount of Loans included in each such Extension Election.
(c)
Extended Term Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Term Lender providing an Extended Term Loan thereunder which shall be consistent with the provisions set forth in Section 2.18(a) above (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 3.02 and such other conditions as may be specified in the applicable Extension Amendment, the Extension Minimum Condition (unless waived by the Borrowers) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby (x) agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.08 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Loans required pursuant to Section 2.08), (iii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 9.01 and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment and (y) consents to the transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Amendment).
(d)
No conversion, amendment or extension of Loans pursuant to any Extension Amendment in accordance with this Section 2.18 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
(e)
This Section 2.18 shall supersede any provisions in Section 2.16 or Section

9.01 to the contrary.

(f)
In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrowers and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion and extension of Loans under the applicable Existing Term Loan Tranche in such amount as is required to cause such Lender to hold Extended Term Loans of the applicable Extension Series into which such other Loans were initially amended, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrowers and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.18(c)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in clauses (i), (ii), (iii) and (iv) of the last sentence of Section 2.18(c).

SECTION 2.19 Incremental Borrowings.

(a)
Incremental Term Commitments. The Borrowers may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request one or more new commitments which may be of the same Class as any outstanding Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term

Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.
(b)
Incremental Term Loans. Any Incremental Term Loans (other than Term Loan Increases) made on an Incremental Facility Closing Date shall be designated a separate Incremental Series and Class of Incremental Term Loans for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.19, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrowers (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Loans and be treated as the same Incremental Series and same Class as any of such Loans.

(c)
Incremental Loan Request. Each Incremental Loan Request from the Borrowers pursuant to this Section 2.19 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans. Incremental Term Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Incremental Term Commitment, nor will the Borrowers have any obligation to approach any existing Lenders to provide any Incremental Term Commitment) or by any other bank or other financial institution or other institutional lenders (any such other bank, other financial institution or other institutional lenders being called an “Additional Incremental Lender”) (each such existing Lender or Additional Incremental Lender providing such Commitment or Loan, collectively, the “Incremental Term Lenders”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Additional Incremental Lender’s making such Incremental Term Loans to the extent such consent, if any, would be required under Section 9.06(b) for an assignment of Loans to such Additional Incremental Lender.
(d)
Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Term Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:
(i)
subject to Section 1.09(f), no Default or Event of Default shall exist or would exist after giving effect to such Incremental Term Commitments;
(ii)
subject to Section 1.09(f), the representations and warranties of each Loan Party set forth in Article IV and in each other Loan Document shall be true and correct in all material respects on and as of the Incremental Facility Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that

(i) any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (ii) in the case of the representation and warranty under Section 4.05(b), a Material Adverse Effect that previously existed but that has ceased to exist on the date that such representation and warranty is being made, shall not result in such representation and warranty being untrue;

(iii)
each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $25,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in clause (iv) below);
(iv)
the aggregate principal amount of the Incremental Term Loans shall not exceed the Available Incremental Amount; and
(v)
(A) to the extent reasonably requested by the Administrative Agent, the receipt by the Administrative Agent of (1) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent) and (2) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Incremental Term Loans are provided with the benefit of the applicable Loan Documents, and (B) to the extent provided in the applicable Incremental Amendment, such other conditions as the Borrowers and the Lenders providing such Incremental Term Commitments may agree.
(e)
Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments of any Class shall be as agreed between the Borrowers and the applicable Incremental Term Lenders providing such Incremental Term Commitments, and except as otherwise set forth herein, to the extent not identical to the Loans existing on the Incremental Facility Closing Date, shall be reasonably satisfactory to the Administrative Agent (it being understood that covenants and other provisions that are only applicable after the Latest Maturity Date at the time of such Incremental Facility Closing Date shall be as agreed between the Borrowers and the applicable Incremental Term Lenders and need not be reasonably satisfactory to the Administrative Agent); provided that in the case of a Term Loan Increase, the terms, provisions and documentation of such Term Loan Increase shall be identical (other than with respect to upfront fees, original issue discount or similar fees) to the applicable Loans being increased, as existing on the Incremental Facility Closing Date. In any event:
(i)
the Incremental Term Loans:
(A)
shall rank (I) pari passu in right of payment and (II) pari passu in right of security with the Loans;
(B)
as of the Incremental Facility Closing Date, shall not have a Maturity Date earlier than the Latest Maturity Date with respect to any Loans as of the Incremental Facility Closing Date; provided that Incremental Term Loans constituting customary bridge facilities with a maturity of not longer than one year up to an aggregate principal amount not to exceed Consolidated EBITDA for the four fiscal quarters period most recently ended prior to the Closing Date for which financial statements are available shall not be subject to such requirement, so long as the long-term Indebtedness into which such customary bridge facilities are to be converted or exchanged satisfies the requirements of this clause (B) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges;
(C)
subject to clause (e)(i)(B) above, shall have an amortization schedule as determined by the Borrowers and the applicable Incremental Term Lenders, provided that, as of the Incremental Facility Closing Date, such Incremental Term Loans shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Loans (as originally in effect prior to any scheduled amortization or prepayments thereto) on the date of incurrence of such Incremental Term Loans, provided that Incremental Term Loans constituting customary bridge facilities with a maturity of not longer than one year up to an aggregate principal amount not to exceed Consolidated EBITDA for the four fiscal quarters period most recently ended prior to the Closing Date for which financial statements are available shall not be subject to such requirement, so long as the long-term Indebtedness into which such customary bridge facilities are to be converted or exchanged satisfies the requirements of this clause (C) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges;
(D)
shall have an Applicable Rate, subject to clause (e)(ii) below, determined by the Borrowers and the applicable Incremental Term Lenders;
(E)
shall have fees subject to clause (e)(ii) below, determined by the Borrowers and the applicable Incremental Term Loan arranger(s);
(F)
may participate on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) with Loans of other Classes in any mandatory repayments or prepayments of principal of the Loans hereunder;
(G)
may not be (x) secured by any assets other than Collateral or (y) guaranteed by any Person other than a Guarantor; and
(ii)
the Effective Yield applicable to Incremental Term Loans of each Class shall be determined by the Borrowers and the applicable Incremental Term Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that, until the 12 month anniversary of the Closing, with respect to any Incremental Term Loans broadly marketed or syndicated to banks and other institutional investors in financings similar to the credit facility provided hereunder made under Incremental Term Commitments, the Effective Yield applicable to such Incremental Term Loans shall not be greater than the applicable Effective Yield applicable to any Class of Term B Loans pursuant to the terms of this Agreement as amended through the date of such calculation plus 50 basis points per annum unless the interest rate with respect to such Class of Term B Loans is increased so as to cause the then applicable Effective Yield under this Agreement on such Class of Term B Loans to equal the Effective Yield then applicable to the Incremental Term Loans minus 50 basis points; provided further that such Effective Yield differential protection shall not apply to Incremental Term Loans (a) that mature more than 12 months after the Stated Maturity Date, (b) incurred for purposes of consummating an Investment (including Acquisitions) pursuant to clauses (b), (j) (other than Investments in Restricted Subsidiaries), (o) and/or (q) of the definition of “Permitted Investments, (c) constituting a customary bridge facility with a maturity of not longer than one year, so long as the long-term Indebtedness into which such customary bridge facilities are to be converted or exchanged satisfies the requirements of this clause (ii) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges, (d) that are denominated in a currency other than Dollars, or (e) that have a principal amount, in the aggregate with all other Incremental Term Loan Facilities included in this clause (e), of less than Consolidated EBITDA for the four fiscal quarters period most recently ended prior to the Closing Date for which financial statements are available.
(f)
Incremental Amendment. Commitments in respect of Incremental Term Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Incremental Term Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.19, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien subordination and associated rights of the applicable Lenders to the extent any Incremental Term Loans are to rank junior in right of security. The Borrowers will use the proceeds of the Incremental Term Loans for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans unless it so agrees.
(g)
This Section 2.19 shall supersede any provisions in Section 2.16 or Section

9.01 to the contrary.

(h)
BANA may act as the Arranger for such Incremental Term Loans on terms agreed to by BANA and the Borrowers. If the existing Lenders are unwilling to provide the requested Incremental Term Commitment or if the Borrowers otherwise elect to solicit Additional Incremental Lenders, BANA (or an Affiliate thereof) and the Borrowers may, at their mutual discretion, agree that BANA may act as the arranger for such Incremental Term Commitment on terms agreed to by BANA and the Borrowers (including the fees and other compensation in connection therewith) and, in connection therewith, if BANA (or such Affiliate) accepts such opportunity, it shall use its commercially reasonable efforts to obtain from one or more of the existing Lenders and/or financial institutions that are not then Lenders (which financial institution may be suggested by the Borrowers) commitments to the extent necessary to fully fund the Borrowers’ requested Incremental Term Commitment; provided, however, that (a) the Borrowers may solicit proposals from, and engage, other third-party financial institution(s) to arrange the proposed Incremental Term Loan Commitment, (b) BANA and its Affiliates shall have no obligation whatsoever to provide any commitment or accept any such offered opportunity to act as the arranger, and (c) the Borrowers may, at their option, obtain commitments from Additional Incremental Lenders without the assistance of any person acting in the capacity of an arranger (or an equivalent title) (so long as such Additional Incremental Lenders are reasonably satisfactory to the Administrative Agent, to the extent required under Section 9.06.

ARTICLE III

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

SECTION 3.01 Conditions to Closing. The obligation of each Lender to make its Loans hereunder on the Closing Date is subject to satisfaction of the following conditions precedent (it being understood that the conditions set forth in Section 3.02 must also be satisfied prior to the initial extension of Loans hereunder):

(a)
The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)
executed counterparts of (A) this Agreement and (B) the Guaranties;
(ii)
a Note executed by the Borrowers in favor of each Lender that has requested a Note in advance of the Closing Date;
(iii)
executed counterparts of the Security Agreement and each other Collateral Document required pursuant to the Collateral and Guarantee Requirement, duly executed by each Loan Party thereto, together with:
(A)
[Reserved.]
(B)
evidence that all documents, actions, recordings and filings (including the filing of Uniform Commercial Code financing statements) that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent; and
(C)
the Intercompany Note, duly executed by the Loan Parties and (as applicable) their Restricted Subsidiaries, accompanied by an undated allonge for the Intercompany Note executed by the Loan Parties in blank;
(iv)
a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.06 or have been or will contemporaneously with the initial funding of Loans on the Closing Date be released or terminated;

(v)
such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the

Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date and attaching copies of the Organization Documents of each Loan Party, certified by the Secretary of State of its jurisdiction of organization, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and from each other state where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation (except such other states where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect), each dated as of a recent date prior to the Closing Date;
(vi)
(a) an opinion from Alston & Bird LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and (b) opinions of local counsel in each jurisdiction where a Loan Party is organized (other than Wisconsin, New Hampshire, Florida and Indiana) in form and substance reasonably satisfactory to the Administrative Agent to the extent reasonably requested by the Administrative Agent;
(vii)
a certificate signed by a Responsible Officer of the Borrowers certifying that there has been no change, effect, event or occurrence since September 30, 2022, that has had or could reasonably be expected to result in a Material Adverse Effect;
(viii)
a duly executed payoff letter delivered in connection with the Existing Credit Agreement; and
(b)
All fees and expenses required to be paid on the Closing Date, and in the case of expenses invoiced before the Closing Date shall have been paid in full in cash in immediately available funds.
(c)
The Existing 2020 Loans Prepayment shall have been consummated substantially concurrently with the initial funding of the Loans on the Closing Date and all Liens securing the obligations in connection with the Existing Credit Agreement have been released.
(d)
The Arrangers and the Lenders shall have received (i) the Audited Financial Statements and the audit report for such financial statements, which audit report has not been withdrawn by the Company’s auditors, and Holding has not received any notice or indication from its auditors, that such audit report may not be relied upon, (ii) unaudited consolidated balance sheets and related statements of operations, stockholders’ deficit and cash flows of Holding for each subsequent fiscal quarter ended after the date of the most recent audited financial statements of Holding and at least forty-five (45) days before the Closing Date, in each case, for the period elapsed from the beginning of the applicable fiscal year to the end of such fiscal quarter and for the comparable periods of the preceding fiscal year, together with the notes thereto, which financial statements have been “reviewed” by Holding’s auditors in accordance with SAS 71 and have been prepared on a basis consistent with the Audited Financial Statements (the “Unaudited Financial Statements”), which financial statements described in clauses (i) and (ii) shall be prepared in accordance with GAAP and (iii) the pro forma forecasts of the financial performance of Holding and its subsidiaries, on an annual basis, for the fiscal years ended September

30, 2022, 2023, 2024 and 2025 in a form reasonably satisfactory to the Administrative Agent.
(e)
The Arrangers and the Lenders shall have received a certificate from a Responsible Officer of the Borrowers certifying compliance with Section 3.02(a) and Section 3.02(b).
(f)
At least three business days prior to the Closing Date, the Administrative Agent shall have received all documentation and other information that the Administrative Agent has reasonably determined is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested by the Administrative Agent (including on behalf of any Lender) at least ten days in advance of the Closing Date.

Notwithstanding anything herein to the contrary, it is understood that, other than with respect to (i) assets with respect to which a Lien may be perfected by the filing of a UCC financing statement, (ii) assets perfected upon the filing of intellectual property security agreements with the United States Patent and Trademark Office or the United States Copyright Office and (iii) Capital Stock and other Equity Interests and instruments with respect to which a Lien may be perfected by the delivery of stock certificates or such instruments, together with undated stock powers or other appropriate instruments of transfer executed in blank for each such certificate and/or instrument, to the extent any Lien on any Collateral is not or cannot be perfected on the Closing Date, after the Borrowers’ use of commercially reasonable efforts to do so, the perfection of a Lien on such Collateral shall not constitute a condition precedent for purposes of this Section 3.01, but instead shall be required to be delivered after the Closing Date in accordance with Section 5.13(b).

SECTION 3.02 Conditions of Making of Loans. The obligation of each Lender to honor any request for Borrowing (other than in connection with any conversion or continuation of any Loan pursuant to Section 2.02) is subject to the following conditions precedent:

(a)
The representations and warranties of the Borrowers and each other Loan Party contained in Article IV are true and correct in all material respects on and as of the date of the Borrowing; provided that, to the extent that such representations and warranties described in this clause (a) specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further, that, (i) any representation and warranty described in this clause (a) that is qualified as to “materiality,” “Material Adverse Effect”, or similar language shall be true and correct in all respects on such respective dates and (ii) in the case of the representation and warranty under Section 4.05(b) and that is made pursuant to Section 2.19(d)(ii), a Material Adverse Effect that previously existed but that has ceased to exist on the date that such representation and warranty is being made, shall not result in such representation and warranty being untrue.
(b)
No Default shall exist, or would result from the proposed Borrowing or from the application of the proceeds therefrom.
(c)
The Administrative Agent shall have received a Borrowing Request in accordance with the requirements hereof.

Each Borrowing Request submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Section 3.02(a) and Section 3.02(b) have been satisfied on and as of the date of the applicable Borrowing; provided, however, the application of clauses (a) and (b) hereto to any Incremental Term Loans made in connection with any Limited Condition Transaction shall, at the Borrowers’ option, be subject to Section 1.09(f).

ARTICLE IV REPRESENTATIONS AND WARRANTIES

Each Parent and Borrower represents and warrants to the Agents and the Lenders that, as of the date hereof, on the closing date of any Incremental Term Loan and on such other dates as such representations and warranties are required to be made:

SECTION 4.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Restricted Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing (to the extent such concept exists under applicable Law) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite organizational power and authority to (i) own or lease its assets and carry on its business and

(ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party,

(c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 6.06), or require any payment to be made under (i) (x) any indenture, mortgage, deed of trust or loan agreement evidencing Indebtedness in an aggregate principal amount in excess of the Threshold Amount or (y) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any judgment, order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or

(c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i) or (b)(ii), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.03 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof)

or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

SECTION 4.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 4.05 Financial Statements; No Material Adverse Effect.

(a)
The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial position of Holding and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein or in Schedule 4.05 hereto. Since the beginning of the fiscal year ended September 30, 2022, there has not been any material weakness or significant deficiency with respect to Holding’s internal controls, except as expressly noted in Schedule 4.05 hereto.
(b)
Since September 30, 2022, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(c)
The forecasts of consolidated balance sheets, income statements and cash flow statements of Holding and its Subsidiaries for the fiscal years ending September 30, 2023, 2024 and 2025, copies of which have been furnished to the Administrative Agent prior to the Closing Date, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary materially and adversely from such forecasts.
(d)
As of the Closing Date, after giving effect to the Transactions, none of the Parents, the Borrowers or any of their respective Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) such liabilities as are set forth in the financial statements described in clause (a) of this Section 4.05, (ii) obligations arising under this Agreement, the ABL Loan Documents and the Senior Notes and (iii) liabilities incurred in the ordinary course of business).

SECTION 4.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holding, the Borrowers or any of their respective Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 4.07 No Default. None of the Parents, either of the Borrowers or any of their respective Subsidiaries are in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.08 Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except (i) for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (ii) for Liens permitted by Section 6.06 and (iii) where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 4.09 Environmental Compliance.

(a)
There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)
Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state, provincial or local list or is adjacent to any such property; (ii) to the knowledge of the Loan Parties and their Subsidiaries, there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) to the knowledge of the Loan Parties or any of their Subsidiaries, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of their Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any of the Loan Parties or any of their Subsidiaries at any other location.
(c)
The properties owned, leased or operated by the Loan Parties and their Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(d)
None of the Loan Parties or any of their Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigations or assessments or remedial or response actions that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(e)
All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of their Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.
(f)
Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties or any of their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

SECTION 4.10 Taxes. Except as set forth in Schedule 4.10, the Loan Parties and their respective Subsidiaries have filed all Federal, state, provincial and other material tax returns and reports required to be filed, and have paid all material Federal, state, and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 4.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $75,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $75,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 4.12 Subsidiaries; Equity Interests. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 4.12, and all of the outstanding Equity Interests in their respective Subsidiaries have been validly issued, are fully paid and nonassessable and all Equity Interests owned by a Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and the ABL Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 6.06. As of the Closing Date, Schedule 4.12 (a) sets forth the name and jurisdiction of each Subsidiary of Holding, (b) sets forth the ownership of each Subsidiary of Holding, including the percentage of such ownership and (c) identifies each Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

SECTION 4.13 Margin Regulations; Investment Company Act.

(a)
No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the FRB, including Regulations U and X. The value of the margin stock (within the meaning of Regulation U) owned by Holding and its Subsidiaries at any time the extensions of credit hereunder constitute “purpose” credit (within the meaning of Regulation U) does not exceed 25% of the value of the assets of Holding and its Subsidiaries taken as a whole.
(b)
None of the Loan Parties is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 4.14 Disclosure.

None of the documents submitted or filed by Holding with the SEC since September 30, 2022 contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not misleading. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or pursuant to any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time of preparation; it being understood that such projections may vary materially and adversely from actual results.

SECTION 4.15 Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, rights of privacy and publicity and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, without conflict with the rights of any Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The operation of the businesses of any Loan Party or Subsidiary as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person except for such infringements, misuses, misappropriations or violations, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or, to the knowledge of the Loan Parties, threatened against any Loan Party or any Subsidiary thereof, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 4.16 Solvency. On the Closing Date after giving effect to the Transactions, the Loan Parties and their Subsidiaries, on a consolidated basis, are and will be Solvent.

SECTION 4.17 Subordination of Junior Financing. The Obligations are “Senior Indebtedness” (or any comparable term) under, and as defined in, each of the 2025 Senior Unsecured Notes Indenture and any other Junior Financing Documentation. The Obligations constitute "Bank Indebtedness" as defined under the 2025 Senior Unsecured Notes Indenture.

SECTION 4.18 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Loan Parties or any of their Subsidiaries pending or, to the knowledge of the Loan Parties, threatened; (b) hours worked by and payment made to employees of each of the Loan Parties or any of their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any of the Loan Parties or any of their Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

SECTION 4.19 Collateral Matters. Subject to the provisions of this Agreement, the ABL Intercreditor Agreement and the other relevant Loan Documents, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Collateral Agent, for the benefit of itself and the other Secured Parties, and such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.

SECTION 4.20 Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. Each of the Loan Parties, their respective Subsidiaries, any director or officer of the Loan Parties or any of their subsidiaries, and, to the knowledge of the Loan Parties, any agent, employee, or affiliate of the Loan Parties or any of their Subsidiaries has, over the past five (5) years, been, and currently is, in compliance in all material respects with applicable Anti- Corruption Laws, Anti-Money Laundering Laws, and Sanctions. Each Loan Party confirms that it is acting for its own account and not on behalf of a third party. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti- Corruption Laws, Anti-Money Laundering Laws and Sanctions. None of (a) the Loan Parties, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Loan Parties, any agent of each Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by the Transactions will violate any applicable Anti-Corruption Law, Anti-Money Laundering Law, or Sanctions.

ARTICLE V AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or as long as any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than contingent indemnity obligations with respect to then unasserted claims), each Parent and Borrower shall, and shall cause each of its Subsidiaries to:

SECTION 5.01 Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)
within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ deficit and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of KPMG LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
(b)
within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial position, results of operations, stockholders’ deficit and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes;
(c)
as soon as available, but in any event within five (5) Business Days after

(90) days after the end of each fiscal year of the Company, forecasts prepared by management of the Company, in form consistent with past practice, of the consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs); and

(d)
simultaneously with the delivery of each set of consolidated financial statements referred to in Section 5.01(a)(a) and Section 5.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Company and the Restricted Subsidiaries by furnishing within the time frame specified in paragraphs (a) and (b) above (A) the applicable financial statements of any direct or indirect parent of the Company or

(B) the Company’s (or any direct or indirect parent thereof) Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to each of clauses (A) and (B), (i) to the extent such information relates to a direct or indirect parent of the Company, such information is accompanied by consolidating information that explains in reasonable detail the material differences, if any, between the information relating to such parent of the Company, on the one hand, and the information relating to the Company and the Restricted Subsidiaries on a stand-alone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of KPMG LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

At the request of the Administrative Agent or the Required Lenders, the Company will hold quarterly conference calls for the Lenders to discuss financial information for the previous quarter. The conference call shall be held at a time mutually agreed with the Administrative Agent that is promptly following delivery of the financial statements required under Section 5.01(a) and Section 5.01(b). The requirements of this paragraph shall be satisfied by the Company providing reasonable advance notice to the Administrative Agent of (which may be effected through public filings with the SEC), and access for the Lenders to attend, the quarterly earnings call with the holders of Holding’s Equity Interests.

SECTION 5.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)
no later than five (5) days after the delivery of the financial statements referred to in Section 5.01(a), a certificate of its independent registered public accounting firm certifying such financial statements (which certificate may be limited to the extent required by accounting rules or guidelines);
(b)
no later than five (5) days after the delivery of the financial statements referred to in Section 5.01(a) and Section 5.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;
(c)
promptly after the same are publicly available, copies of all annual, regular, periodic, current and special reports which Holding files with the SEC, proxy statements and other communications sent to the stockholders of Holding and registration statements which Holding files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)
promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of the Senior Notes or any other Indebtedness in a principal amount greater than the Threshold Amount (but excluding material statements or material reports relating to the “borrowing base” or the determination thereof (including appraisals and collateral audits) furnished to any ABL Lender) and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.02;
(e)
together with the delivery of each Compliance Certificate pursuant to Section 5.02(b), (i) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.09 and (ii) a list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (or confirming that there has been no change in such information since the Closing Date or the date of the last such update);

(f)
promptly, a copy of any “management letter” (or similar document) received from the Company’s or any Parent’s independent public accountants and the management’s response thereto;
(g)
promptly following the Administrative Agent’s request therefor, all documentation and other information that the Administrative Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;
(h)
at the time of delivery of financial statements pursuant to Section 5.01(a), a completed Supplemental Perfection Certificate, signed by a Financial Officer of the Company, (i) setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating any changes in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Closing Date) or (ii) certifying that there has been no change in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Closing Date); and
(i)
promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) or Section 5.02(c) or Section 5.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holding or the Company posts such documents, or provides a link thereto on Holding’s or the Company’s website on the Internet at the website address listed on Schedule 5.02; or (ii) on which such documents are posted on Holding’s or the Company’s behalf on an Electronic System or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Company shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 5.02(b) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. For purposes of this Section 5.02, paper copies shall include copies delivered by facsimile transmission or electronically (such as “tif”, “pdf” or similar file formats delivered by email).

SECTION 5.03 Notices.

(a)
Promptly after obtaining knowledge thereof, notify the Administrative Agent of:
(i)
the occurrence of any Default or Event of Default;
(ii)
any loss, damage, or destruction to the Collateral in the amount of

$25,000,000 or more, whether or not covered by insurance;

(iii)
any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including matters arising out of or resulting from (A) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (B) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (C) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or by any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (D) any Casualty Event;
(iv)
the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any Borrower and its Subsidiaries in an aggregate amount exceeding $75,000,000; or
(v)
the occurrence of any default or event of default under the Senior Notes or the ABL Loan Documents.
(b)
Furnish contemporaneously to the Administrative Agent, a copy of any notice sent to the administrative agent or collateral agent under Section 6.03 of the ABL Credit Agreement, if such notice is not required to be delivered hereunder.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of a Borrower (x) that such notice is being delivered pursuant to Section 5.03(a)(i), Section 5.03(a)(ii), Section 5.03(a)(iii), Section 5.03(a)(iv) or Section 5.03(a)(v) or Section 5.03(b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action such Borrower has taken and proposes to take with respect thereto.

SECTION 5.04 Payment of Obligations. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, that are being contested in good faith and by proper actions if it has maintained adequate reserves with respect thereto in accordance with GAAP.

SECTION 5.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 6.04 or Section 6.07 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.04 or Section 6.07.

SECTION 5.06 Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

SECTION 5.07 Maintenance of Insurance.

(a)
Maintain with financially sound and reputable insurance companies,

(i) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrowers and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons and (ii) all other insurance as may be required by applicable Law or any other Loan Document. The Loan Parties shall furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

(b)
Each such policy of liability or casualty insurance maintained by or on behalf of the Loan Parties will (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder and (c) to the extent available from the applicable insurance provider, provide for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy. The Borrowers shall deliver to the Administrative Agent, upon its reasonable request, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

SECTION 5.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws (including, but not limited to, the Patriot Act) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and maintain in effect and enforce policies and procedures designed to ensure compliance by the Parents, the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions.

SECTION 5.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and permit financial statements to be prepared in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Parents, the Borrowers, and their respective Subsidiaries, as the case may be (it being understood and agreed that certain Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

SECTION 5.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and (subject to customary access agreements) independent public accountants all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided that, excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default; provided further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Loan Parties the opportunity to participate in any discussions with the Loan Parties’ independent public accountants. Notwithstanding anything to the contrary in this Section 5.10, none of the Loan Parties or any of their respective Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information or (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement; provided that the Loan Parties shall advise the Administrative Agent of such fact and any Loan Party or any of its Subsidiaries shall, following a reasonable request from Administrative Agent or a Lender, use commercially reasonable efforts to furnish the relevant information by alternative means that would not violate the relevant obligation of confidentiality, including by requesting consent from the applicable counterparty to disclose such information (but shall not be required to incur any cost or expense or pay any consideration of any type to such party in order to obtain such consent).

SECTION 5.11 Covenant to Guarantee Obligations and Give Security. At each Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a)
upon the formation or acquisition of any new direct or indirect Subsidiary that is a Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or upon any Subsidiary ceasing to be an Excluded Subsidiary, to the extent such Subsidiary is (or will become) a Domestic Subsidiary (other than an Excluded Subsidiary):
(i)
in the case of any such Restricted Subsidiary that is required (or has elected) to become a Subsidiary Guarantor under the Collateral and Guarantee Requirement, within sixty (60) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:
(A)
cause each such Restricted Subsidiary that is required (or has elected) to become a Subsidiary Guarantor under the Collateral and

Guarantee Requirement to furnish to the Administrative Agent a description of the real properties owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent;
(B)
cause (x) each such Restricted Subsidiary that is required (or has elected) to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Guaranty Supplements, Security Agreement Supplements, a counterpart of the Intercompany Note (accompanied by an undated allonge for the Intercompany Note executed in blank), a counterpart of the ABL Intercreditor Agreement and other guaranties, security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent, where applicable, with the Security Agreement, Guaranty and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement and (y) each direct or indirect parent of each such Restricted Subsidiary that is required (or has elected) to be a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent such Security Agreement Supplements and other security agreements as are reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent, where applicable, with the Security Agreement and other Collateral Documents as in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C)
(x) cause each such Restricted Subsidiary that is required (or has elected) to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent and (y) cause each direct or indirect parent of such Restricted Subsidiary that is required (or has elected) to be a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents, indorsed in blank to the Collateral Agent; and
(D)
take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required (or has elected) to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the filing of Uniform Commercial Code financing statements or recordations and delivery of stock and membership interest certificates) that may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws or by general principles of equity,
(ii)
if requested by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 5.11(a) as the Administrative Agent may reasonably request, and
(b)
[Reserved].
(c)
If, at any time and from time to time after the Closing Date, any Domestic Subsidiary ceases to constitute an Immaterial Subsidiary in accordance with the definition of “Immaterial Subsidiary”, then the Borrowers shall cause such Subsidiary to become an additional Loan Party and take all the actions contemplated by Section 5.11(a) as if such Subsidiary were a newly-formed Domestic Subsidiary of the Borrowers.
(d)
If, at any time after the Closing Date, any Restricted Subsidiary becomes an obligee or obligor of any intercompany Indebtedness, then the Borrowers shall cause such Restricted Subsidiary to authorize, execute and deliver a counterpart of the Intercompany Note.
(e)
The Loan Parties shall use commercially reasonable efforts to obtain a Collateral Access Agreement from any Person with whom a Loan Party enters into a lease after the Closing Date for a warehouse or distribution center prior to entering into such lease, to the extent required by the ABL Collateral Agent pursuant to the terms of the ABL Credit Agreement.

SECTION 5.12 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

SECTION 5.13 Further Assurances and Post-Closing Conditions.

(a)
Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.
(b)
As promptly as practicable, and in any event within the time periods after the Closing Date specified in Schedule 5.13 or such later date as the Administrative Agent reasonably agrees to in writing, deliver the documents or take the actions specified on Schedule 5.13.

SECTION 5.14 Corporate Separateness.

(a)
Satisfy, and cause each of its Restricted Subsidiaries and Unrestricted Subsidiaries to satisfy, customary corporate and other formalities, including, as applicable, the holding of regular Board of Directors’ meetings or action by directors without a meeting and the maintenance of corporate offices and records.
(b)
Ensure that (i) no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of any Borrower or any of the Borrower’s Restricted Subsidiaries, and (ii) any financial statements distributed to any creditors of any Unrestricted Subsidiary shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiary from such Borrower and such Borrower’s Restricted Subsidiaries.

SECTION 5.15 Maintenance of Rating. The Borrowers shall use commercially reasonable efforts to maintain (i) a public corporate credit or family rating (but not any specific rating) from any two Rating Agencies in respect of the Borrowers, and (ii) a public rating (but not any specific rating) in respect of the Loans from any two Rating Agencies.

SECTION 5.16 Use of Proceeds. The proceeds of the Loans will be used solely (a) to consummate the Existing 2020 Loans Prepayment, (b) for the payment of fees and expenses payable in connection with the Transactions, (c) with respect to any cash remaining on the balance sheet of the Borrowers after giving effect to the Transactions, for working capital and other general corporate purposes of the Borrowers and the Restricted Subsidiaries ~~and~~, (d) in respect of the proceeds of the 2023 Term Loans only, (i) refinance the Term B Loans outstanding on the First Refinancing Amendment Effective Date in full, (ii) pay fees and expenses incurred in connection with the First Refinancing Amendment and (iii) finance other general corporate purposes, and any other use not prohibited by this Agreement and (e) in respect of the proceeds of the 2024 Term Loans only, (i) refinance the 2023 Term Loans outstanding on the Second Refinancing Amendment Effective Date in full, (ii) pay fees and expenses incurred in connection with the Second Refinancing Amendment and (iii) finance other general corporate purposes, and any other use not prohibited by this Agreement. The proceeds of any Incremental Term Loans (unless otherwise provided in the applicable Incremental Amendment), will be used solely for working capital and other general corporate purposes of the Borrowers and the Restricted Subsidiaries. No part of the proceeds of any Loan will be used in violation of the representations set forth in Section 4.13 or Section 4.20.

SECTION 5.17 EEA Financial Institutions. No Loan Party is an EEA

Financial Institution.

ARTICLE VI NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or so long as any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than contingent indemnity obligations with respect to then unasserted claims):

SECTION 6.01 Limitation on Indebtedness.

(a)
The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if (i) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such Incurrence and (ii) on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.00:1.00; provided that the amount of Indebtedness that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not Loan Parties, together with the Indebtedness Incurred pursuant to Section 6.01(b)(x) by Restricted Subsidiaries that are not Loan Parties, shall not exceed $300,000,000 at any one time outstanding.
(b)
Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:
(i)
Indebtedness of any Loan Party under the Loan Documents;
(ii)
Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided that, if a Loan Party Incurs such Indebtedness to a Restricted Subsidiary that is not a Loan Party, such Indebtedness is expressly subordinated in right of payment to the Obligations of such Loan Party under the Loan Documents; provided further, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer or obligor thereof not permitted by this clause (ii);
(iii)
(A) Indebtedness incurred pursuant to the ABL Loan Documents (including any guarantee thereof) by the Company or any Restricted Subsidiary; provided that in no event shall the aggregate principal amount of such Indebtedness incurred in reliance on this clause (iii)(A) exceed the greater of (x) $600,000,000 and

(y) the Borrowing Base as of the time such Indebtedness is incurred, (B) Indebtedness represented by the Senior Notes issued prior to the Closing Date that are outstanding as of the Closing Date (other than any Additional Notes (as defined in the 2025 Senior Unsecured Notes Indenture,) issued after the Closing Date), (C) any other Indebtedness outstanding on the Closing Date and set forth on Schedule 6.01, and (D) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;

(iv)
Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $330,000,000 and 12.5% of Consolidated Tangible Assets;
(v)
Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries;
(vi)
(A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 6.01), or (B) without limiting Section 6.06, Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 6.01);
(vii)
Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;
(viii)
Indebtedness of the Company or any Restricted Subsidiary in respect of

(A) letters of credit, bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Agreements, entered into for bona fide hedging purposes, or (D) the financing of insurance premiums in the ordinary course of business, or (E) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;

(ix)
Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), (2) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this covenant for so long as such Indebtedness shall be so recourse; and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this Section 6.01(b)(ix);
(x)
Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise Incurred in connection with, such acquisition), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (A) the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above or (B) the Consolidated Coverage Ratio of the Company would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect thereto; and any Refinancing Indebtedness with respect to any such Indebtedness; provided further that (A) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such Incurrence and (B) the amount of Indebtedness that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not Loan Parties, together with the Indebtedness Incurred pursuant to Section 6.01(a) by Restricted Subsidiaries that are not Loan Parties, shall not exceed $300,000,000 at any one time outstanding;
(xi)
Indebtedness of Restricted Subsidiaries that are Foreign Subsidiaries in an aggregate principal amount at any time outstanding not exceeding an amount equal to

(A) (1) the Foreign Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Subsidiaries that are Foreign Subsidiaries and then outstanding pursuant to clause (ix) of this paragraph (b) plus (B) in the event of any refinancing of any Indebtedness Incurred under this clause (xi), the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

(xii)
Contribution Indebtedness and any Refinancing Indebtedness with respect thereto;

(xiii)
Indebtedness of the Company or any Restricted Subsidiary in an

aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $330,000,000 and 12.5% of Consolidated Tangible Assets.

(xiv)
(A) Indebtedness of the Borrowers in the form of term loans or notes, which Indebtedness (I) shall either be unsecured or secured on a pari passu or junior basis to the Liens securing the Obligations and (II) shall be contractually pari passu or junior in right of payment to the Obligations, that is incurred or issued or made in lieu of Incremental Term Commitments (the “Incremental Equivalent Debt”); provided that (1) the aggregate principal amount of all Incremental Equivalent Debt issued pursuant to this Section 6.01(b)(xiv) shall not, together with any Incremental Term Commitments, exceed the Available Incremental Amount (and, prior to the incurrence of such Incremental Equivalent Debt, the Borrowers shall notify the Administrative Agent in writing whether such Incremental Equivalent Debt is being incurred under clause (A) or clause (B) of the definition of “Available Incremental Amount”, (2) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such Incurrence, (3) as of the date of determination, such Incremental Equivalent Debt shall not mature earlier than the Latest Maturity Date with respect to the Loans at the time of Incurrence of such Indebtedness, (4) the documentation with respect to any such Incremental Equivalent Debt contains no mandatory prepayment, repurchase or redemption provisions prior to the Latest \le and event of loss or other mandatory offers to purchase or mandatory prepayments and customary acceleration rights after an event of default that are customary for financings of this type, (5) such Incremental Equivalent Debt may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary prepayments or prepayments of principal of the Loans hereunder and on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any mandatory repayments or prepayments of principal of the Loans hereunder (or, if junior in right of payment or security, shall be on a junior basis with respect thereto), (6) such Incremental Equivalent Debt shall not be subject to any guarantee by any Person other than a Loan Party, (7) such Incremental Equivalent Debt shall not be secured by any Lien on any asset of the Borrowers, any Parent or any Restricted Subsidiary other than any asset constituting Collateral, (8) the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Collateral Documents (with such differences that are reasonably satisfactory to the Administrative Agent), (9) if such Incremental Equivalent Debt is secured on a pari passu basis to the Liens securing the Obligations, then such Incremental Equivalent Debt shall be subject to an Additional Pari Passu Intercreditor Agreement (and the Administrative Agent agrees to negotiate such Additional Pari Passu Intercreditor Agreement in good faith), (10) if such Incremental Equivalent Debt is secured on a junior basis to the Liens securing the Obligations, then such Incremental Equivalent Debt shall be subject to an Additional Junior Lien Intercreditor Agreement (and the Administrative Agent agrees to negotiate such Additional Junior Lien Intercreditor Agreement in good faith), (11) if such Incremental Equivalent Debt is junior in right of payment, then such Incremental Equivalent Debt shall be subject to subordination terms reasonably acceptable to the Administrative Agent (and the Administrative Agent agrees to negotiate such subordination arrangement in good faith), (12) as of the date such Incremental Equivalent Debt is incurred, such Incremental Equivalent Debt shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Loans (as originally in effect prior to any scheduled amortization or prepayments thereto) on the date such Incremental Equivalent Debt is incurred and (13) the documentation with respect to any Incremental Equivalent Debt shall contain terms and conditions (other than with respect to pricing, fees, premiums and optional prepayment or redemption terms) not materially more restrictive (taken as a whole) in respect of Holding and its Restricted Subsidiaries than those set forth in this Agreement and (B) any Refinancing Indebtedness of any of the foregoing.
(c)
For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 6.01, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Section 6.01) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded for purposes of this Section 6.01 to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses (including in part under one such clause and in part under another such clause); and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.
(d)
For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date and (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 6.02 Limitation on Restricted Payments.

(a)
The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (3) make any principal payment on, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than (A) a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement or (B) Indebtedness permitted under Section 6.01(b)(ii), except to the extent prohibited by the subordination provisions contained in any Intercompany Note) or (4) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:
(i)
a Default shall have occurred and be continuing (or would result therefrom);
(ii)
the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to Section 6.01(a); or
(iii)
the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date and then outstanding would exceed, without duplication, the sum of:
(A)
50% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on October 1, 2015 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, such number shall be deemed to be zero for the purposes of calculating Consolidated Net Income);
(B)
the aggregate Net Proceeds and the fair value (as determined in good faith by the Board of Directors) of property or assets received (x) by Holding as capital contributions to Holding after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary of Holding) of Capital Stock (other than Disqualified Stock) of Holding after the Closing Date (other than Excluded Contributions and Contribution Amounts), in each case to the extent such Net Proceeds, property or assets are actually received by or contributed to the Company and Not Otherwise Applied, or (y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary after the Closing Date of Indebtedness (other than to Holding and its Restricted Subsidiaries) that shall have been converted into or exchanged for Capital Stock of Holding (other than Disqualified Stock), plus the amount of any cash and the fair value (as determined in good faith by the Board of Directors) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange;
(C)
the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to clause (x) of the following paragraph (b), or (ii) the redesignation of any

Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Closing Date;
(D)
in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments received by the Company or a Restricted Subsidiary and the initial amount of all such Investments constituting Restricted Payments; and
(E)
$350,000,000.
(b)
The provisions of Section 6.02(a) do not prohibit any of the following (each, a “Permitted Payment”):
(i)
any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of Holding (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Holding) or a substantially concurrent capital contribution to Holding, in each case to the extent further contributed to the Company and Not Otherwise Applied, other than Excluded Contributions and Contribution Amounts; provided, that the Net Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under Section 6.02(a)(iii)(B);
(ii)
any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Refinancing Indebtedness Incurred in compliance with Section 6.01;
(iii)
dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 6.02(a);
(iv)
Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;
(v)
loans, advances, dividends or distributions by the Company to any Parent to permit any Parent to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Company to repurchase or otherwise acquire Capital Stock of any Parent or the Company (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (x) (1) $25,000,000, plus (2) $5,000,000 multiplied by the number of calendar years that have commenced since the Closing Date, plus (y) the Net Proceeds received by Holding since the Closing Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof, but excluding Disqualified Stock), to the extent such Net Proceeds are contributed to the Company and not included in any calculation under Section 6.02(a)(iii)(B) and Not Otherwise Applied, plus (z) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary (or by any Parent and contributed to the Company) since the Closing Date to the extent such cash proceeds are not included in any calculation under Section 6.02(a)(iii)(A);
(vi)
the payment by the Company of, or loans, advances, dividends or distributions by the Company to any Parent to pay, dividends on the common stock or equity of the Company or any Parent following a public offering of such common stock or equity of Holding in an amount not to exceed in any fiscal year the greater of (x) 6% of the aggregate gross proceeds received by Holding (whether directly, or indirectly through a contribution to common equity capital) in or from such public offering and (y) 5% of Market Capitalization, in each case to the extent further contributed to the Company and Not Otherwise Applied:
(vii)
Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to the greater of $330,000,000 and 12.5% of Consolidated Tangible Assets;
(viii)
loans, advances, dividends or distributions to any Parent or other payments by the Company or any Restricted Subsidiary (A) pursuant to the Tax Sharing Agreement, or (B) to pay or permit any Parent to pay any Parent Expenses or any Related Taxes;
(ix)
payments by the Company, or loans, advances, dividends or distributions by the Company to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of issuance of fractional shares of such Capital Stock, not to exceed $5.0 million in the aggregate outstanding at any time;
(x)
dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;
(xi)
the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 6.01; and
(xii)
other Restricted Payments if, immediately after giving effect to such Restricted Payment (including the Incurrence of any Indebtedness to finance such payment) as if it had occurred at the beginning of the most recently ended four full fiscal quarters for which consolidated financial statements of the Company are available, the Consolidated Total Leverage Ratio would have been less than or equal to 3.25:1.00;

provided, that (A) in the case of clauses (iii), (vi) and (ix), the net amount of any such

Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause (v), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made under clause (v) that is in excess of 50% of the total amount of Permitted Payments then permitted under clause (v) shall be included in such calculation of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) solely with respect to clauses (vii) and (xii), no Default or Event of Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto;

provided further, that, other than Investments made pursuant to clause (j) of the definition of “Permitted Investments”, in no event shall the aggregate outstanding amount of Investments in Unrestricted Subsidiaries made pursuant to Section 6.02 exceed the greater of $285,000,000 and 11.0% of Consolidated Tangible Assets at any time.

SECTION 6.03 Limitation on Restrictions on Distributions from Restricted

Subsidiaries.

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or its Restricted Subsidiaries, (ii) make any loans or advances to the Company or its Restricted Subsidiaries or (iii) transfer any of its property or assets to the Company or its Restricted Subsidiaries (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction:

(a)
pursuant to the Loan Documents, the ABL Loan Documents and the 2025 Senior Unsecured Notes Indenture or any other agreement or instrument in effect at or entered into on the Closing Date and set forth on Schedule 6.03;
(b)
pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided that for purposes of this clause (b), if a Person other than the Company is the surviving entity with respect to such merger or consolidation, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such surviving entity;
(c)
pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (a) or (b) of this Section 6.03 or this clause (c) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an Initial Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Lenders than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);
(d)
(A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Agreement, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business), (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary, or (I) pursuant to Hedging Agreements;
(e)
with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;
(f)
by reason of any applicable Law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses;
(g)
pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Closing Date pursuant to the provisions of Section 6.01 (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Loans or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity; or
(h)
any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (g) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrowers, no more restrictive in any material respect with respect to such encumbrance and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 6.04 Limitation on Sales of Assets and Subsidiary Stock. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(a)
the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $50,000,000) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),
(b)
in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $50,000,000 or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and
(c)
an amount equal to 100% of the Net Proceeds from such Asset Disposition described in clause (b) is applied by the Company (or any Restricted Subsidiary, as the case may be) in accordance with the requirements of Section 2.09(b)(iii):

For the purposes of clause (ii) of paragraph (b) above, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness, other than Indebtedness that is by its terms subordinated to the Obligations, of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness, other than Indebtedness that is by its terms subordinated to the Obligations, of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (5) Additional Assets and (6) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to the greater of $164,000,000 and 5.75% of Consolidated Tangible Assets (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

SECTION 6.05 Limitation on Transactions with Affiliates.

(a)
The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $35,000,000, the terms of such

Affiliate Transaction have been approved by a majority of the Disinterested Directors.

For purposes of this Section 6.05(a), any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Section 6.05(a) if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

(b)
The provisions of Section 6.05 will not apply to:
(i)
any Restricted Payment Transaction,
(ii)
(1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) the payment of reasonable fees to directors of the Company or any of its Subsidiaries (as determined in good faith by the Company or such Subsidiary), or (4) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case,
(iii)
(A) any transaction between or among any of the Company and one or more Restricted Subsidiaries and (B) sales of accounts receivable, or participations therein, in connection with any Financing Disposition to or by one or more Special Purpose Entities,
(iv)
any transaction arising out of agreements or instruments in existence on the Closing Date and set forth on Schedule 6.05 (including, without limitation, the Tax Sharing Agreement), and any payments made pursuant thereto,
(v)
any transaction in the ordinary course of business on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company,
(vi)
any transaction between the Company or any Restricted Subsidiary, on the one hand, and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity, on the other hand, if either (1) such transaction is in the ordinary course of business or (2) such transaction is approved by a majority of the Disinterested Directors, and

(vii)
any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or capital contribution to the Company.

SECTION 6.06 Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of this Agreement or thereafter acquired, other than Permitted Liens. Any Permitted Lien in any TL Priority Collateral securing any Indebtedness incurred pursuant to Section 6.01(b)(xiii) shall be pari passu with the Liens in the TL Priority Collateral securing the Obligations and, in this connection, if requested by the parties to such Indebtedness, or any agent on their behalf, such parties and the Administrative Agent shall enter into an intercreditor agreement pursuant to which such parties acknowledge that the Liens in the TL Priority Collateral shall be pari passu with the Liens securing such other Indebtedness and which shall otherwise set forth the relative rights of the parties thereto with respect to each such party’s collateral and, in this connection, the Administrative Agent agrees to negotiate such intercreditor agreement in good faith. Any Permitted Liens in any TL Priority Collateral securing any Incremental Equivalent Debt shall be subject to an Additional Junior Lien Intercreditor Agreement or Additional Pari Passu Intercreditor Agreement, as applicable, which the Administrative Agent agrees in each case to negotiate in good faith.

SECTION 6.07 Fundamental Changes.

Neither the Borrowers nor any of their respective Restricted Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that:

(a)
any Restricted Subsidiary (other than Sally Capital) may merge or consolidate with (i) a Borrower (including through a merger, the purpose of which is to reorganize a Borrower into a new jurisdiction); provided that such Borrower shall be the continuing or surviving Person or (ii) one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary under clause (a), a Loan Party shall be the continuing or surviving Person;
(b)
(i) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve if the Company determines in good faith that such action is in the best interest of the Company and its Subsidiaries and if not materially disadvantageous to the Lenders and any Collateral owned by such Restricted Subsidiary that is a Loan Party remains owned by a Restricted Subsidiary that is a Loan Party following such liquidation;
(c)
the Company or any Restricted Subsidiary may convey, transfer, lease or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Borrower or a Guarantor, then the transferee must be a Borrower or a Guarantor;
(d)
so long as no Default or Event of Default exists or would result therefrom,

the Company or any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 6.02; provided that

(i) in a merger or consolidation involving the Company, the continuing or surviving Person shall be the Company and (ii) in a merger or consolidation involving a Restricted Subsidiary, the continuing or surviving Person shall be the Restricted Subsidiary, and in each case the Company, together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 5.11;

(e)
so long as no Default or Event of Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Asset Disposition, shall be permitted if the purpose of such transaction is to effect an Asset Disposition permitted pursuant to Section 6.04 (or a disposition excluded in the definition of “Asset Disposition”);
(f)
any Unrestricted Subsidiary may merge, dissolve, liquidate, consolidate, or effect any Asset Disposition with any other Unrestricted Subsidiary; and
(g)
any CFC that is not a Loan Party may merge with any CFC that is not a Loan Party.

SECTION 6.08 Permitted Activities of Parents. No Parent shall (a) incur, directly or indirectly, any Indebtedness other than Guarantees of Indebtedness of the Borrowers and their Restricted Subsidiaries permitted hereunder (other than Indebtedness permitted pursuant to Section 6.01(b)(ii), (vi) and (ix)); provided that (i) unless such Guarantee relates to Indebtedness of a Foreign Subsidiary that has on-going business operations that would otherwise constitute a Related Business, in the case of any such Indebtedness of a Restricted Subsidiary that is not a Loan Party, such Guarantee thereof must be expressly permitted under Section 6.02 (assuming that Section 6.02 is applicable to such Parent to the same extent as if it were the Company), (ii) if the Indebtedness so Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Obligations to the same extent and on the same terms and (iii) if the Indebtedness so Guaranteed is unsecured, such Guarantee shall be unsecured; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it, other than Permitted Liens; provided that any Lien securing a Guarantee (i) shall be on terms no less favorable, taken as a whole, to the Secured Parties than those contained in the documentation governing the Liens securing the Indebtedness being Guaranteed, taken as a whole (as determined by the Company in good faith) and (ii) if the Liens securing the Indebtedness being Guaranteed is subject to the ABL Intercreditor Agreement, an Additional Junior Lien Intercreditor Agreement, an Additional Pari Passu Intercreditor Agreement or another intercreditor agreement, shall be subject to the ABL Intercreditor Agreement, an Additional Junior Lien Intercreditor Agreement, an Additional Pari Passu Intercreditor Agreement or such other intercreditor agreement, as the case may be; (c) engage in any business activity or own any material assets other than (i) (A) in the case of Holding, holding 100.0% of the Capital Stock of Intermediate Holdings, and (B) in the case of Intermediate Holdings, holding 100.0% of the Capital Stock of the Company, (ii) performing its obligations under the Loan Documents, the ABL Credit Agreement, the 2025 Senior Unsecured Notes Indenture and its Guarantees and grant of Liens permitted hereunder or its obligations under any Guarantee referenced in paragraph (a) above, (iii) issuing its own Capital Stock, (iv) filing tax reports and paying taxes in the ordinary course (and contesting any taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure or to comply with applicable Law; (vii) holding cash and other assets received in connection with Restricted

Payments made by the Company and its Subsidiaries or contributions to, or proceeds from the issuance of, issuances of Capital Stock of Holding, in each case, pending the application thereof in a manner not prohibited by this Agreement; (viii) providing indemnification for its officers, directors and members of management; (ix) participating in tax, accounting and other administrative matters; and (x) activities incidental or related to, or extensions of, the foregoing or otherwise approved by the Required Lenders; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; or (e) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

SECTION 6.09 Change in Nature of Business. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, engage in any material line of business substantially different from those lines of business conducted by the Borrowers and the Restricted Subsidiaries on the date hereof or any Related Business.

SECTION 6.10 Use of Proceeds. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, use the proceeds of any Borrowing, whether directly or indirectly, for any purpose other than (i) to finance the Existing 2020 Loans Prepayment, (ii) to pay fees and expenses incurred in connection with the Transactions, and (iii) prior to the Second Refinancing Amendment Effective Date, to finance a Repricing Transaction with respect to the 2023 Term Loans only, ~~and~~ (iv) on or after the Second Refinancing Amendment Effective Date, to finance a Repricing Transaction with respect to the 2024 Term Loans only and (v) with respect to any cash remaining on the balance sheet of the Borrowers after giving effect to the Transactions, for working capital and other general corporate purposes of the Borrowers and the Restricted Subsidiaries. No Borrower will request any Borrowing, and no Borrower shall use, or shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.11 Accounting Changes. No Parent or Borrower shall, or shall permit any of its Restricted Subsidiaries to, make any change in its fiscal year, fiscal quarter or fiscal month.

SECTION 6.12 Amendments of Indebtedness, Etc. The Borrowers will not amend, modify or alter (i) the subordination provisions of any Junior Financing Documentation (and the component definitions as used therein), or (ii) any other term or condition of any Junior Financing Documentation, in the case of this clause (ii), in a manner materially adverse to the interests of the Administrative Agent or the Lenders.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

SECTION 7.01 Events of Default. Any of the following shall constitute an Event of Default:

(a)
Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(b)
Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 5.03(a)(i), 5.05(a) (solely with respect to the Borrowers), 5.13(b) or Article VI; or
(c)
Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 7.01(a) or Section 7.01(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent or any Lender to the Borrowers; or
(d)
Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)
Cross-Default. Any Loan Party or any Restricted Subsidiary (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of obligations pursuant to Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements having as the then current “unwind” or termination amount exceeding the Threshold Amount), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that, the preceding sub-clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
(f)
Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, monitor, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, monitor, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)
Inability to Pay Debts; Attachment. (i) Any Loan Party or any of the Restricted Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)
Judgments. There is entered against any Loan Party or any of the Restricted Subsidiaries a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(i)
ERISA. An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liabilities in excess of the Threshold Amount;
(j)
Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason (other than as expressly permitted hereunder or thereunder, including as a result of a transaction permitted under Section 6.04 or Section 6.07) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or any Lien created under any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations), or purports in writing to revoke or rescind any Loan Document; or
(k)
Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 3.01 or Section 5.11 of this Agreement shall for any reason (other than pursuant to the terms thereof, including as a result of a transaction permitted under Section 6.04 or Section 6.07) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents, the ABL Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement and any Additional Pari Passu Intercreditor Agreement (if then in effect) (or other security purported to be created on the applicable Collateral), on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 6.06, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent (i) to maintain possession of certificates or notes actually delivered to it representing securities or instruments pledged under the Collateral Documents, or (ii) to file Uniform Commercial Code continuation statements in the applicable filing offices properly notified by the relevant Loan Party; or
(l)
Change of Control. A Change of Control shall occur; or

(m)
Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Designated Bank Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation or (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Subordinated Obligations, if applicable;

provided that, solely for the purpose of determining whether a Default or an Event of Default has occurred under Section 8.01(f), (g) or (h), any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary (other than Sally Capital) affected by any event or circumstances referred to in any such clause that, as of the last day of the most recent completed fiscal quarter of the Company, constitutes an Immaterial Subsidiary.

SECTION 7.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(i)
declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)
declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and
(iii)
exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law, subject to the terms of the ABL Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement and any Additional Pari Passu Intercreditor Agreement (if then in effect);

provided that upon the occurrence of an Event of Default under Section 7.01(f) with respect to the Borrowers, the obligation of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

SECTION 7.03 Application of Funds. Subject in all respects to the provisions of the ABL Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement and any Additional Pari Passu Intercreditor Agreement (if then in effect), after the exercise of remedies provided for in Section 7.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 7.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 9.04 and amounts payable under Article II) payable to each of the Administrative Agent and the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 9.04 and Section 9.05 and amounts payable under Article II), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and the termination value under Secured Hedge Agreements, ratably among the Lenders and the other Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

ARTICLE VIII ADMINISTRATIVE AGENT AND OTHER AGENTS

SECTION 8.01 Appointment and Authorization of Agents.

(a)
Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. The provisions of this Article VIII are solely for the benefit of the Administrative Agent and the Lenders and neither any Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender and a potential

Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing (subject to the ABL Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement and any Additional Pari Passu Intercreditor Agreement (if then in effect)) any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII (including, Section 8.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
(c)
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the bank serving as the Administrative Agent hereunder in its individual capacity.

SECTION 8.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, or such other sub-agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The exculpatory provisions of Section 8.03 shall apply to any such sub-agent of the Administrative Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final and nonappealable judgment of a court of competent jurisdiction).

SECTION 8.03 Liability of Agent. The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable:

(a)
shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)
shall not have any duty or responsibility to disclose and shall not be liable for the failure to disclose to any Lender any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent or Arranger, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d)
shall not be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein);
(e)
shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 7.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Borrower or a Lender;

(f)
shall not be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder (including the performance or observance of any of the covenants or the satisfaction of conditions set forth herein or therein or the occurrence of any Default, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent); and

(g)
shall not be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 8.04 Reliance by Agents.

(a)
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any request, instrument, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person or Persons. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(b)
For purposes of determining compliance with the conditions specified in Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 8.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default and stating that such notice is a “notice of default”. The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 8.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent-Related Person that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also acknowledges that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 8.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent- Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 8.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section 8.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

SECTION 8.08 Agents in their Individual Capacities. Bank of America N.A., and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America N.A., were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America, N.A., or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America N.A., shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Bank of America N.A., in its individual capacity.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any other Lender and their respective Agent-Related Persons and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender further represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender shall, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender and their respective Agent-Related Persons and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

SECTION 8.09 Successor Agents.

(a)
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, with, absent the occurrence and continuance of a Specified Event of Default, the prior consent of the Borrowers (not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. If no successor agent has accepted appointment as the Administrative Agent by the Resignation Effective Date, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(b)
If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with, absent the occurrence and continuance of a Specified Event of Default, the prior consent of the Borrowers (not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)
With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

(d)
Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 2.15(j) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.03 and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(e)
Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

SECTION 8.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.12 and Section 9.03) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 2.12 and Section 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.11 Collateral and Guaranty Matters. The Lenders irrevocably agree, subject to the terms of the ABL Intercreditor Agreement, the Additional Junior Lien Intercreditor Agreement and any Additional Pari Passu Intercreditor Agreement (if then in effect):

(a)
that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (x) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, and (y) contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than the Borrowers or any other Subsidiary Guarantor, (iii) subject to Section 9.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon release of such Subsidiary Guarantor from its obligations under the Guaranty pursuant to clause (c) below or (v) as required pursuant to the terms of the ABL Intercreditor Agreement;
(b)
to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.07 to the extent required by Law or the terms of this Agreement (other than Liens securing any Additional Junior Lien Indebtedness or Additional Pari Passu Indebtedness); and
(c)
that any Restricted Subsidiary that is a Subsidiary Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder (including as a result of a Restricted Subsidiary that is a Subsidiary Guarantor being redesignated as an Unrestricted Subsidiary); provided that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of any of the Senior Notes, any Subordinated Obligations, the ABL Credit Agreement, any Incremental Equivalent Debt or any other Indebtedness (other than Loans) in excess of the Threshold Amount and Refinancing Indebtedness in respect of any of the foregoing.

Upon request by the Administrative Agent at any time, the Required Lenders (or such greater number of Lenders as may be required under Section 9.01) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 8.11. In each case as specified in this Section 8.11, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.11.

SECTION 8.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a, “joint bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 8.13 Appointment of Supplemental Administrative Agents.

(a)
It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually, as a “Supplemental Administrative Agent” and collectively, as “Supplemental Administrative Agents”).
(b)
In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article VIII and of Section 9.04 and Section 9.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.
(c)
Should any instrument in writing from the Borrowers or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

SECTION 8.14 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.01 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.15 Certain ERISA Matters.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and Commitments or this Agreement,

(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and Commitments and this Agreement,

(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of

PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and Commitments and this Agreement, or

(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans and Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.16 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

ARTICLE IX MISCELLANEOUS

SECTION 9.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment or waiver contemplated in clause (g) (to the extent permitted by Section 2.19) below, which shall only require the consent of the Required Facility Lenders under the applicable Facility or Facilities) and the Borrowers or the applicable Loan Party, as the case may be, and each such waiver, amendment, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, modification, supplement, waiver or consent shall:

(a)
extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 3.01 or the waiver of any Default or mandatory prepayment or offer to purchase of the Loans shall not constitute an extension or increase of any Commitment of any Lender);
(b)
postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.07 or Section 2.08 without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment or offer to purchase of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;
(c)
reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (i) of the first “provided further” of this Section 9.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;
(d)
change any provision of this Section 9.01, the definition of “Required Lenders”, “Required Facility Lenders” or “Pro Rata Share” or the last sentence of Section 2.06(c), Section 2.16(b), Section 2.16(c) and any other provision of this Agreement requiring the ratable sharing of payments, or Section 7.03 without the written consent of each Lender directly and adversely affected thereby;
(e)
other than in connection with a transaction permitted under Section 6.04 or Section 6.07, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(f)
other than in connection with a transaction permitted under Section 6.04 or Section 6.07, release all or substantially all of the aggregate value of the Guaranties, without the written consent of each Lender; or
(g)
amend, waive or otherwise modify any term or provision which directly affects Lenders of one or more Facilities and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable affected Facility (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that, to the extent permitted under Section 2.19, the waivers described in this clause (g) shall only require the consent of the Required Facility Lenders under such applicable Facility and shall not require the consent of the Required Lenders;

and provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document (including in its capacity as Collateral Agent) and (ii) Section 9.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Any such waiver and any such amendment, modification or supplement in accordance with the terms of this

Section 9.01 shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and the Commitments. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

No Lender consent is required to effect an amendment, modification, joinder or supplement to the ABL Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement, any Additional Pari Passu Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement (a) that is for the purpose of adding the holders of secured Incremental Equivalent Debt or other secured Indebtedness permitted to be incurred under Section 6.02 (or a Senior Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of the ABL Intercreditor Agreement, Additional Junior Lien Intercreditor Agreement, Additional Pari Passu Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided, that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (b) to the extent not in conflict with, and permitted by, this Agreement, any amendment, modification, joinder or supplement thereto that is expressly contemplated by the ABL Intercreditor Agreement, the Additional Junior Lien Intercreditor Agreement, the Additional Pari Passu Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent. In addition, no Lender consent is required for the Administrative Agent and the Collateral Agent to enter into the Additional Junior Lien Intercreditor Agreement, the Additional Pari Passu Intercreditor Agreement or other intercreditor agreement or arrangement permitted by this Agreement.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Loans of a given Class (“Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”) hereunder; provided that (i) notice is provided to the Administrative Agent specifying in reasonable detail the proposed terms of the Replacement Term Loans, (ii) such offer for Replacement Term Loans is made to each Lender under the applicable Class of Loans and/or Commitments on the same terms and subject to the same procedures as are applicable to all other Lenders under such Class of Loans and/or Commitments (which procedures in any case shall be reasonably satisfactory to the Administrative Agent) and

(iii) no Replacement Term Loans shall affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent, without its prior written consent; provided further, that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, and such Replacement Term Loans shall in no event be secured by assets other than the Collateral or be guaranteed by Subsidiaries other than the Subsidiary Guarantors. Notwithstanding anything to the contrary contained in this Section 9.01, the Borrowers and the Administrative Agent may, without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Borrowers and the Administrative Agent to effect the provisions of this paragraph.

Notwithstanding anything to the contrary contained in this Section 9.01, guarantees, collateral security documents and related documents executed by any Guarantor in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended with the consent of the Administrative Agent at the request of the Borrowers without the need to obtain the consent of any other Lender if such amendment is delivered in order (a) to comply with local Law or advice of local counsel, (b) to cure ambiguities or defects as set forth in the paragraph below or (c) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

If the Administrative Agent and the Borrowers acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

(h)
Notices and Other Communications; Facsimile Copies. (i) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). Subject to Section 9.01(j), all such written notices shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax to the applicable address or facsimile number, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(ii)
if to the Borrowers or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(iii)
if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, and the Administrative Agent.

Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) of this Section, shall be effective as provided in such paragraph. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(i)
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(j)
Electronic Systems. (i) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (an “Electronic System”); and (ii) any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non- infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Agent-Related Persons (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Loan Parties pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.
(k)
Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.02 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 9.03 Attorney Costs and Expenses. Each Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent, the Arrangers and their respective Affiliates for all reasonable and documented out-of-pocket costs and expenses incurred (promptly following written demand therefor, together with reasonable backup documentation supporting such reimbursement request to the extent such backup documentation is requested by the Borrower) in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of one firm of counsel and a single firm of local counsel in any other relevant jurisdiction (but excluding all other Attorney Costs); provided, however, that the Arrangers and the Administrative Agent shall not be entitled to reimbursement for fees and expenses of any other third party advisor that the Administrative Agent or the Arrangers have engaged without the Borrowers’ prior written consent (such consent not to be unreasonably withheld or delayed) and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Arrangers and each Lender for all reasonable and documented out-of- pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of counsel to the Agents, Lenders and Arrangers taken as a whole and, if reasonably necessary, one firm of local counsel to the Agents, Lenders and Arrangers taken as a whole in each relevant jurisdiction, and solely in the case of an actual or perceived conflict of interest, one additional firm of counsel to each group of similarly situated affected Persons and, if applicable, one additional firm of local counsel in each relevant jurisdiction for such affected group of Persons. The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent. The agreements in this Section 9.03 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 9.03 shall be paid reasonably promptly after receipt by the Borrowers of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion after reasonable notice thereof has been given to the Borrowers. This Section 9.03 shall not apply to Indemnified Taxes, or Excluded Taxes, which, in each case, shall be governed by Section 2.17. This Section 9.03 also shall not apply to taxes covered by Section 2.15.

SECTION 9.04 Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, advisors, auditors, representatives and attorneys- in-fact (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses (including Attorney Costs, but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of counsel to all Indemnitees taken as a whole and, if reasonably necessary, one firm of local counsel to the Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of an actual or perceived conflict of interest, one additional firm of counsel to each group of similarly situated affected Indemnitees and, if applicable, one additional firm of local counsel in each relevant jurisdiction for such affected group of Indemnitees) of any kind or nature whatsoever (other than Taxes and Other Taxes, which are governed by Sections 2.15 herein) which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or any related transaction, (b) any Commitment, Loan or the use or proposed use of the proceeds therefrom (including the syndication and establishment of the Facility and the use of proceeds thereof), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding (a “Proceeding”) relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee and whether such Indemnified Liabilities are brought by the Borrowers, the Borrowers’ equity holders, affiliates, creditors or any other person; provided that such indemnity shall not, as to any Indemnitee, apply to such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses (x) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) to the extent not resulting from an act or omission by the Borrowers or any of their affiliates and that have been brought by an Indemnitee against any other Indemnitee (other than any claims against the Administrative Agent or any other Agent in its capacity or in fulfilling its role as an arranger or agent or any similar role under this Agreement) or (z) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from a material breach in bad faith of the agreements of such Indemnitee under this Agreement (other than any claims against the Administrative Agent or any other Agent in its capacity or in fulfilling its role as an arranger or agent or any similar role under this Agreement). No Indemnitee or any Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided, that nothing contained in this sentence shall limit the Loan Parties’ indemnification obligations to the extent such special, indirect, consequential and punitive damages are included in any third party claim in connection with which any Indemnitee is entitled to indemnification hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 9.04 shall be paid promptly after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section

9.04. The agreements in this Section 9.04 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

The Borrowers shall not be liable for any settlement of any Proceeding if the amount of such settlement was effected without the Borrowers’ prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrowers’ written consent or if there is a final, non-appealable judgment in any such Proceedings, the Borrowers agree to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the terms of the preceding paragraph. The entering into of any such settlement or compromise or consent without the Borrowers’ prior written consent (unless the withholding of such consent by the Borrowers requested by such Indemnitee shall have been unreasonable) shall constitute a waiver by such Indemnitee of its rights of indemnification hereunder in respect of such matter. Conversely, the Borrowers shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless (a) such settlement includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such Proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee or any injunctive relief or other non-monetary remedy.

SECTION 9.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 9.06 Successors and Assigns.

(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as set forth in Section 6.07(d)) (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee and, in accordance with Section 9.06(j), to the Borrowers, (ii) by way of participation in accordance with the provisions of Section 9.06(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.06(g) and (h) or (iv) to an SPC in accordance with the provisions of Section 9.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.06(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than Defaulting Lenders) (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:
(A)
the Borrowers, provided that the Borrowers shall be deemed to have consented to an assignment unless they shall have objected thereto by written notice to the Administrative Agent within five

(5) Business Days after having received notice thereof; provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Event of Default has occurred and is continuing, an assignment to any Assignee; and

(B)
the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) of all or a portion of the Loans pursuant to Section 9.06(j) or

(iii) to an Agent or an Affiliate of an Agent.

(ii)
Assignments shall be subject to the following additional conditions:

(A)
except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $250,000 unless each of the Borrowers and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, unless waived or reduced by the Administrative Agent in its sole discretion; and
(C)
the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Loans or Commitments on a non-pro rata basis.

(c)
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.06(d), from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15, 9.04 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.06(e). To the extent permitted by applicable Law, each Participant shall also be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.
(d)
The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption Agreement delivered to it, each notice of cancellation of any Loans delivered by the Borrowers pursuant to subsection (j) below, and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(e)
Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.01 that directly affects such Participant. Subject to Section 9.06(f), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.06(c) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would be entitled to recover. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.
(f)
A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with such Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.15 unless such Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of such Borrower, to comply with Section 2.15 as though it were a Lender.
(g)
Any Lender, without the consent of the Borrowers or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)
Notwithstanding anything to the contrary contained herein, any Lender (a

“Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that

(i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Sections 2.13, 2.14 and 2.15), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee of

$3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i)
Notwithstanding anything to the contrary contained herein, (1) any Lender, without the consent of the Borrowers or the Administrative Agent, may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund, without the consent of the Borrowers or the Administrative Agent, may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.06, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(j)
Any Lender may, so long as no Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Loans under this Agreement to the Borrowers or their Restricted Subsidiaries on a non-pro rata basis through (a) open market purchases and/or (b) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Borrowers and the Administrative Agent (or other applicable agent managing such auction); provided, that:
(i)
(x) if the assignee is a Restricted Subsidiary of the Borrowers, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Loans, plus all accrued and unpaid interest thereon, to the Borrowers; or (y) if the assignee is a

Borrower (including through contribution or transfers set forth in clause (x)), (A) the principal amount of such Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to such Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Loans of the remaining Lenders shall reflect such cancellation and extinguishment of the Loans then held by such Borrower and (C) such Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Loans in the Register; provided that, in the case of each of clause (x) and clause (y) above, such assignee does not use the proceeds of any ABL Loans or Incremental Term Loans to acquire such Loans; and
(ii)
in the case of Dutch auctions open to all applicable Lenders on a pro rata basis, such auctions shall be subject to customary provisions regarding the treatment of material non-public information with respect to the business of Holding and its Subsidiaries; provided that none of the Borrowers, nor any of their Affiliates, shall be required to make any representation that it is not in possession of material non-public information with respect to Holding or its Subsidiaries or their respective securities, so long as the Borrowers or the applicable Subsidiary shall state that no such material non- public information representation is given.
(k)
The aggregate outstanding principal amount of the Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Loans purchased by, or contributed to (in each case, and subsequently cancelled hereunder), the Borrowers or their Subsidiaries pursuant to Section 9.06(j) and each principal repayment installment with respect to the Loans of such Class pursuant to Section 2.08 shall be reduced pro rata by the par value of the aggregate principal amount of Loans so purchased or contributed (and subsequently cancelled).

SECTION 9.07 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided, that, with respect to such disclosures under clauses (b) and (c) (other than Information required by a regulator in the course of such regulator’s examination or inspection), such Agent or Lender, as the case may be, shall, if practical and not prohibited by Law, notify the Borrowers of any request by any Governmental Authority or any requirement of applicable Law, regulation, subpoena or similar legal process prior to the disclosure of any Information so as to permit the Borrowers to obtain an injunction with respect to such disclosure; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 9.07 (or as may otherwise be reasonably acceptable to the Borrowers), to any pledgee referred to in Section 9.06(g), counterparty to a Hedge Agreement, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrowers; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.07; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates, (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender), and (j) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Loans. For the purposes of this Section 9.07, “Information” means all information received from the Borrowers relating to Holding or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.08 Material Non-Public Information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.07 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING EACH BORROWER AND ITS AFFILIATES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR AFFILIATES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each

Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by the Borrowers (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.

SECTION 9.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 9.11 Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and the Lenders agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 9.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 9.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements or contingent indemnification obligations, in any such case, not then due and payable).

SECTION 9.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.15 GOVERNING LAW.

(a)
THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b)
EACH BORROWER AND EACH OTHER LOAN PARTY IRRECOVABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION, OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.THE BORROWERS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION, IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 9.16 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 9.17 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Parent, each Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lenders, except as permitted by Section 6.04.

SECTION 9.18 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 9.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.19 No Fiduciary Duty, Etc. Each Parent and Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that no Agent or Lender will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Agent and Lender is acting solely in the capacity of an arm’s length contractual counterparty to the Loan Parties with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Loan Parties or any other person. Each Loan Party agrees that it will not assert any claim against any Agent or Lender based on an alleged breach of fiduciary duty by such Agent or Lender in connection with this Agreement and the transactions contemplated hereby. Additionally, each Parent and Borrower acknowledges and agrees that no Agent or Lender is advising any Loan Party as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Parent and Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent or Lender shall have any responsibility or liability to any Loan Party with respect thereto.

Each Parent and Borrower further acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Agent and Lender is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Agent or Lender may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Parents or Borrowers and other companies with which the Parents or Borrowers may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Agent or Lender or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, each Parent and Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Agent and Lender and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Parents, Borrowers or their subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Agent or Lender will use confidential information obtained from any Loan Party by virtue of the transactions contemplated by the Loan Documents or its other relationships with you in connection with the performance by such Agent or Lender of services for other companies, and no Agent or Lender will furnish any such information to other companies. Each Parent and Borrower also acknowledges, and acknowledges its subsidiaries’ understanding, that no Agent or Lender has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to you, confidential information obtained from other companies.

SECTION 9.20 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

SECTION 9.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)
the effects of any Bail-In Action on any such liability, including, if applicable:

(A)
a reduction in full or in part or cancellation of any such liability;

(B)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.22 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the

Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”) be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

SECTION 9.23 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.23, or otherwise under the Guaranty or this Agreement in respect of the Obligations, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Obligations and termination of the Aggregate Commitments. Each Qualified ECP Guarantor intends that this Section 9.23 constitute, and this Section 9.23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 9.24 Other Liens on Collateral; Terms of Intercreditor Agreement; Etc. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent pursuant to the Collateral Documents, and the exercise of any right or remedy by the Collateral Agent hereunder or thereunder, are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern and control. Each Lender authorizes and instructs the Collateral Agent and the Administrative Agent to enter into the ABL Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement, and Additional Pari Passu Intercreditor Agreement and any other intercreditor agreement contemplated hereunder on behalf of such Lender, and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of the ABL Intercreditor Agreement, such Additional Junior Lien Intercreditor Agreement, such Additional Pari Passu Intercreditor Agreement and such other intercreditor agreement, as the case may be.

SECTION 9.25 Joint and Several Liability of Borrowers. All Loans, upon funding, shall be deemed to be jointly funded to and received by each of the Borrowers. Each of the Borrowers shall be jointly and severally liable under this Agreement for all Obligations, regardless of the manner or amount in which proceeds of Loans are used, allocated, shared or disbursed by or among the Borrowers, or the manner in which an Agent and/or any Lender accounts for such Loans or other extensions of credit on its books and records. Each of the Borrowers shall be liable for all amounts due to an Agent and/or any Lender from any of the Borrowers under this Agreement, regardless of which of them actually receives Loans or other extensions of credit hereunder or the amount of such Loans and extensions of credit received or the manner in which such Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. The Obligations of each of the Borrowers under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Obligations of either Borrower or of any promissory note or other document evidencing all or any part of the Obligations of either of the Borrowers, (ii) the absence of any attempt to collect the Obligations from either Borrower, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by an Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of either Borrower, or any part thereof, or any other agreement executed as of the Closing Date or thereafter executed by either Borrower and delivered to an Agent and/or any Lender, (iv) the failure by an Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of either Borrower, (v) an Agent’s and/or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by either Borrower, as debtor in possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of an Agent’s and/or any Lender’s claim(s) for the repayment of the Obligations of either Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of either Borrower (in each case, other than the defense of repayment in full of the Obligations (other than any contingent obligations for which no claim has been made). With respect to any Obligations of either Borrower arising as a result of their joint and several liability hereunder with respect to any Loans or other extensions of credit made to one or the other hereunder, each of the Borrowers waives, until the Obligations shall have been paid in full (other than any contingent obligations for which no claim has been made) and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which an Agent and/or any Lender had as of the Closing Date or may have thereafter against one or the other, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to an Agent and/or any Lender to secure payment of the Obligations or any other liability of the other Borrower to an Agent and/or any Lender. Upon any Event of Default, the Agents may proceed directly and at once, without notice, against any of the Borrowers to collect and recover the full amount, or any portion of the Obligations, without first proceeding against one or the other or any other Person, or against any security or collateral for the Obligations. Each of the Borrowers consents and agrees that the Agents shall be under no obligation to marshal any assets in favor of either Borrower or against or in payment of any or all of the Obligations.

SECTION 9.26 Designation as a “Credit Facility”. This Agreement, and the loan facility evidenced hereby, shall constitute a “Credit Facility” under the Senior Notes.

SECTION 9.27 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer

Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)
As used in this Section 10.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FgSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SALLY HOLDINGS LLC SALLY CAPITAL INC.

SALLY BEAUTY HOLDINGS, INC. SALLY INVESTMENT HOLDINGS LLC

By: /s/ Marlo Cormier

Name: Marlo Cormier

Title: Senior Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., Individually and as Administrative Agent

By: /s/ Carolyn LaBatte-Leavitt Name: Carolyn LaBatte-Leavitt

Title: Vice President

By: /s/ Gregory Roetting Name: Gregory Roetting

Title: Managing Director